================================================================================

                          CREDIT AND GUARANTY AGREEMENT

                            DATED AS OF MAY 23, 2003


                                      AMONG

                         THERMADYNE HOLDINGS CORPORATION
                                   AS BORROWER

                                       AND

                        THE GUARANTORS REFERRED TO HEREIN

                                       AND

                     THE NEW TERM LENDERS REFERRED TO HEREIN

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT



================================================================================

                                TABLE OF CONTENTS
                                                                                                                              PAGE
INTRODUCTORY STATEMENT..........................................................................................................1


ARTICLE 1            DEFINITIONS................................................................................................2


ARTICLE 2            THE NEW TERM LOANS........................................................................................32

        Section 2.1.           New Term Loans..................................................................................32
        Section 2.2.           Interest Rate Type of the New Term Loans........................................................33
        Section 2.3.           Repayment of New Term Loans; Evidence of Debt...................................................33
        Section 2.4.           Interest........................................................................................35
        Section 2.5.           Fees............................................................................................36
        Section 2.6.           Prepayments.....................................................................................36
        Section 2.7.           Default Interest; Alternate Rate of Interest....................................................38
        Section 2.8.           Continuation and Conversion of New Term Loans...................................................39
        Section 2.9.           Reimbursement of New Term Lenders...............................................................40
        Section 2.10.          Change in Circumstances.........................................................................40
        Section 2.11.          Change in Legality..............................................................................43
        Section 2.12.          Tax Matters.....................................................................................44
        Section 2.13.          Interest Adjustments............................................................................47
        Section 2.14.          Provisions Regarding Payments...................................................................47
        Section 2.15.          Cash Management System..........................................................................48

ARTICLE 3            REPRESENTATIONS AND WARRANTIES OF LOAN
                     PARTIES...................................................................................................48

        Section 3.1.           Existence and Power.............................................................................48
        Section 3.2.           Authority and No Violation......................................................................49
        Section 3.3.           Governmental Approval...........................................................................49
        Section 3.4.           Validity, Binding Agreements....................................................................50
        Section 3.5.           No Material Adverse Effect......................................................................50
        Section 3.6.           Financial Information...........................................................................50
        Section 3.7.           Subsidiaries....................................................................................51
        Section 3.8.           Patents, Trademarks, Copyrights and Other Rights................................................52
        Section 3.9.           Ownership of Property; Liens; Collateral Locations..............................................52
        Section 3.10.          Litigation; Judgments...........................................................................53
        Section 3.11.          Federal Reserve Regulations.....................................................................54
        Section 3.12.          Investment Company Act..........................................................................54
        Section 3.13.          Taxes...........................................................................................54
        Section 3.14.          ERISA...........................................................................................55
        Section 3.15.          Agreements......................................................................................56
        Section 3.16.          Disclosure......................................................................................56
        Section 3.17.          Environmental Matters...........................................................................56
        Section 3.18.          Compliance with Laws............................................................................58
        Section 3.19.          Delivery of Organizational and other Documents..................................................58
        Section 3.20.          Insurance.......................................................................................58
        Section 3.21.          Representations in Loan Documents True and Correct; No Default..................................58


                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                              PAGE

        Section 3.22.          Deposit Accounts and Securities Accounts........................................................58
        Section 3.23.          Solvency........................................................................................58
        Section 3.24.          Labor Matters...................................................................................58
        Section 3.25.          Government Contracts............................................................................59
        Section 3.26.          Customer and Trade Relations....................................................................59
        Section 3.27.          Bonding;........................................................................................59
        Section 3.28.          Status of Borrower..............................................................................59

ARTICLE 4            CONDITIONS TO NEW TERM LOANS..............................................................................60

        Section 4.1.           Conditions Precedent............................................................................60

ARTICLE 5            AFFIRMATIVE COVENANTS.....................................................................................66

        Section 5.1.           Financial Statements and Other Information......................................................66
        Section 5.2.           Existence; Compliance with Laws; Conduct of Business............................................70
        Section 5.3.           Maintenance of Properties.......................................................................70
        Section 5.4.           Notice of Material Events with Respect to the Collateral........................................71
        Section 5.5.           Insurance; Damage to or Destruction of Collateral...............................................71
        Section 5.6.           Books and Records...............................................................................73
        Section 5.7.           Intentionally Omitted...........................................................................73
        Section 5.8.           Observance of Agreements........................................................................73
        Section 5.9.           Taxes and Charges; Obligations in the Ordinary Course of Business...............................73
        Section 5.10.          Environmental Laws..............................................................................74
        Section 5.11.          Subsidiaries....................................................................................75
        Section 5.12.          Real Property Assets............................................................................75
        Section 5.13.          Further Assurances; Security Interests..........................................................76
        Section 5.14.          Liens...........................................................................................78
        Section 5.15.          Lease Agreements and Joint Venture Agreements...................................................78
        Section 5.16.          New Term Lender Meetings........................................................................78
        Section 5.17.          Intentionally Omitted...........................................................................78
        Section 5.18.          Supplemental Disclosure.........................................................................78
        Section 5.19.          Intellectual Property...........................................................................78
        Section 5.20.          Post-Closing Matters............................................................................79

ARTICLE 6            NEGATIVE COVENANTS........................................................................................79

        Section 6.1.           Limitations on Indebtedness.....................................................................79
        Section 6.2.           Limitations on Liens............................................................................80
        Section 6.3.           Limitation on Guaranties........................................................................82
        Section 6.4.           Limitations on Investments......................................................................82
        Section 6.5.           Restricted Payments; Certain Payments of Indebtedness...........................................84
        Section 6.6.           Intentionally Omitted...........................................................................84
        Section 6.7.           Merger, Sale of Assets, Purchases, etc..........................................................84
        Section 6.8.           Sale Leaseback Transactions.....................................................................86


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                              PAGE

        Section 6.9.           Limitation on Capital Expenditures..............................................................86
        Section 6.10.          Minimum Consolidated EBITDA.....................................................................86
        Section 6.11.          Maximum Leverage Ratio..........................................................................87
        Section 6.12.          Minimum Fixed Charge Coverage Ratio.............................................................87
        Section 6.13.          Transactions with Affiliates....................................................................87
        Section 6.14.          Restrictive Agreements..........................................................................87
        Section 6.15.          Amendments of New Working Capital Facility......................................................88
        Section 6.16.          Line of Business; Changes in Business...........................................................88
        Section 6.17.          Intentionally Omitted...........................................................................88
        Section 6.18.          ERISA Compliance................................................................................88
        Section 6.19.          Hazardous Materials.............................................................................89
        Section 6.20.          Fiscal Year; Fiscal Quarter.....................................................................89
        Section 6.21.          Deposit Accounts; Securities Accounts...........................................................89
        Section 6.22.          Real Estate Purchases...........................................................................89
        Section 6.23.          Change of Corporate Name, State of Incorporation or Location....................................89

ARTICLE 7            EVENTS OF DEFAULT.........................................................................................90


ARTICLE 8            GUARANTY..................................................................................................93

        Section 8.1.           Guaranty........................................................................................93
        Section 8.2.           No Impairment of Guaranty, etc..................................................................95
        Section 8.3.           Continuation and Reinstatement, etc.............................................................95
        Section 8.4.           Limitation on Guaranteed Amount, etc............................................................96
        Section 8.5.           Stay of Acceleration............................................................................96

ARTICLE 9            THE ADMINISTRATIVE AGENT..................................................................................96

        Section 9.1.           Administration by the Administrative Agent......................................................96
        Section 9.2.           Payments; Application of Proceeds...............................................................97
        Section 9.3.           Right of Set-Off; Sharing of Set-offs; Defaulting New Term Lender...............................97
        Section 9.4.           Notice to the New Term Lenders..................................................................98
        Section 9.5.           Liability of the Collateral Agent and the Administrative Agent..................................99
        Section 9.6.           Reimbursement and Indemnification..............................................................100
        Section 9.7.           Independent Investigation by New Term Lenders..................................................101
        Section 9.8.           Delegation to Sub-Agents.......................................................................101
        Section 9.9.           Agreement of the New Term Lenders..............................................................101
        Section 9.10.          Notice of Transfer.............................................................................101
        Section 9.11.          Resignation of Administrative Agent; Successor Administrative Agent............................101
        Section 9.12.          New Term Lender Payments.......................................................................102

ARTICLE 10           MISCELLANEOUS............................................................................................102

        Section 10.1.          Notices........................................................................................102
        Section 10.2.          Survival of Agreement, Representations and Warranties, etc.....................................104



                                      iii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                             PAGE

        Section 10.3.          Successors and Assigns; Syndications; Loan Sales; Participations...............................104
        Section 10.4.          Expenses.......................................................................................108
        Section 10.5.          Indemnity......................................................................................109
        Section 10.6.          CHOICE OF LAW..................................................................................110
        Section 10.7.          WAIVER OF JURY TRIAL...........................................................................110
        Section 10.8.          WAIVER WITH RESPECT TO DAMAGES.................................................................111
        Section 10.9.          No Waiver......................................................................................111
        Section 10.10.         Extension of Payment Date......................................................................112
        Section 10.11.         Amendments, etc................................................................................112
        Section 10.12.         Severability...................................................................................112
        Section 10.13.         SERVICE OF PROCESS.............................................................................113
        Section 10.14.         Headings.......................................................................................114
        Section 10.15.         Execution in Counterparts......................................................................114
        Section 10.16.         Subordination of Intercompany Indebtedness, Receivables and
                               Advances.......................................................................................114
        Section 10.17.         Confidentiality................................................................................114
        Section 10.18.         Entire Agreement...............................................................................115
        Section 10.19.         Enforcement of Rights; No Obligation to Marshall Assets........................................115
        Section 10.20.         Reproduction of Documents......................................................................115
        Section 10.21.         Change in GAAP.................................................................................116
        Section 10.22.         "Most Favored" Secured Creditor................................................................116
        Section 10.23.         Collateral Agent...............................................................................117


Schedules
---------

1             Guarantors
2.1(a)        Schedule of Outstanding New Term Loans/New Term Lender
2.15          Cash Management System
3.1(a)        List of jurisdictions where the Borrower is qualified
3.1(b)        List of jurisdictions where Other Loan Parties are qualified
3.1(c)        Type of Entity and Organization Information
3.3(b)        Necessary Permits
3.3(c)        Governmental Approvals
3.5(a)        Material Adverse Effects
3.6(a)        Financial Statements
3.6(b)        Indebtedness incurred since December 31, 2002
3.6(d)        Pro Forma
3.6(e)        Projections
3.7(a)        Loan Parties and Subsidiaries of Loan Parties
3.7(b)        Beneficial Interests in Persons other than a Loan Party or a
              Subsidiary of a Loan Party
3.7(c)        Joint Ventures and Partnerships in which a Loan Party is a general or limited partner
3.8           Proprietary Rights
3.9(a)        Real Property Assets
3.9(c)        Collateral Locations
3.9(e)        Material Permits
3.10          Litigation
3.13          Tax Matters
3.14          ERISA Plans
3.17          Environmental Matters
3.20          Insurance
3.22          Deposit Accounts and Securities Accounts
3.24          Labor Matters
3.25          Government Contracts
3.27          Bonding;
4(d)          Certificates of Merger and other Corporate Restructuring Documents
5.2           Tradenames
5.20          Post-Closing Matters
6.1           Existing Indebtedness
6.2           Existing Liens
6.3           Existing Guaranties
6.4           Existing Investments
6.13          Existing Affiliate Agreements
6.14          Restrictive Agreements

Exhibits
--------

A             Form of New Term Note
B             Form of Conversion/Continuation Certificate
C             Form of Assignment and Acceptance
D             Form of Contribution Agreement
E-1           Form of Security Agreement
E-2           Form of Pledge Agreement
E-3           Form of Bailee Letter
E-4           Form of Landlord Waiver
F             Form of Instrument of Assumption and Joinder
G             Form of Excess Cash Flow Certificate
H             Form of Confirmation Order
I             Form of Intercreditor Agreement
J             Form of Legal Opinion
K             Form of Compliance Certificate

           CREDIT AND GUARANTY AGREEMENT, dated as of May 23, 2003 (as this agreement may be amended, amended and restated, supplemented or otherwise modified or renewed from time to time, the "Credit Agreement"), among (i) THERMADYNE HOLDINGS CORPORATION, a Delaware corporation, (the "Borrower"); (ii) the Guarantors referred to herein; (iii) the lenders party hereto from time to time (each a "New Term Lender" and collectively the "New Term Lenders"); and
(iv) DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent and collateral agent for the New Term Lenders.

                             INTRODUCTORY STATEMENT

           On November 19, 2001, Thermadyne Holdings Corporation, a Delaware corporation, and the other Debtors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

           On January 17, 2003, the Debtors filed the First Amended and Restated Plan of Reorganization with the Bankruptcy Court (the "Plan of Reorganization"). The Plan of Reorganization contemplates, inter alia, that the Debtors will reorganize on or before the Effective Date and that the Borrower will issue new senior debt notes in the maximum amount of $180,000,000 as more fully described below. The Confirmation Order, signed by the Bankruptcy Court on April 3, 2003, confirmed the Plan of Reorganization.

           All terms not otherwise defined above or in this Introductory Statement, are as defined in Article 1 hereof or as defined elsewhere herein.

           To provide security for the repayment of the New Term Loan hereunder and the other Obligations (as such term is hereinafter defined) of the Borrower hereunder, the Borrower will, among other things, provide or cause to be provided to the Collateral Agent, for the benefit of the Secured Parties, the following (each as more fully described in the Security Agreement or in the Pledge Agreement):

           (i) a guaranty of the Obligations by each of the Guarantors pursuant to Article 8 hereof;

           (ii) a security interest in the Collateral from each of the Loan Parties pursuant to the Security Agreement; and

           (iii) a pledge by the Borrower and by each of the other Loan Parties of 100% of the Equity Interests of all their Domestic Subsidiaries and 100% of the non-voting Equity Interests and 65% of the voting Equity Interests of all Foreign Subsidiaries, in either case to the extent directly owned by each such Loan Party, pursuant to the Pledge Agreement;

           Accordingly, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

           For the purposes hereof unless the context otherwise requires, all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Credit Agreement, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP, and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Whenever the context may require, any pronoun shall include the masculine, feminine and neuter forms. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

           "Accounts" shall mean all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by the Loan Parties, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of the Loan Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of the Borrower's or any Loan Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all rights to payment due to the Borrower or any Loan Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by the Borrower or any such Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of the Borrower or any such Loan Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any account debtor or any other Person with respect to any of the foregoing.

           "Adjusted EBITDA" shall mean, for any period, 100% of EBITDA of the Borrower and its Domestic Subsidiaries and 65% of the EBITDA of each of the Borrower's and each of the other GECC Borrower's Subsidiaries that are organized under the laws of Canada or any province of Canada.

           "Administrative Agent" shall mean Deutsche Bank Trust Company Americas, in its capacity as administrative agent for the New Term Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 9.11 hereof.

           "Affected Eurodollar Loans" shall have the meaning set forth in
Section 2.6(h) hereof.

           "Affiliate" shall mean with respect to any Person (including a Loan Party), any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, either (i) the power to vote 10% or more of any class of voting securities or other Equity Interests of such Controlled Person or (ii) the power to direct or cause the direction of the management and policies of such Controlled Person whether by contract or otherwise.

           "Applicable Interest Margin" shall mean the following:

           (a) from the Effective Date through the second anniversary of the Effective Date, if the aggregate principal amount outstanding of New Senior Indebtedness on the applicable Interest Payment Date is such amount as is set forth below, then the Applicable Interest Margin is the percentage set forth below opposite each such amount, as follows:

           in the case of a Eurodollar Loan:

               (i)  less than $185 million, 3.0%;

               (ii) $185 million or above but below $200 million, 4.0%;

               (iii) $200 million or above but below $230 million, 4.5%;

               (iv) $230 million or above but below $240 million, 5.0%;

               (v)  $240 million or above but below $260 million, 6.0%; and

               (vi) $260 million or above, 6.5%; and

           in the case of a Base Rate Loan:

               (vii) less than $185 million, 2.0%;

               (viii) $185 million or above but below $200 million, 3.0%;

               (ix) $200 million or above but below $230 million, 3.5%;

               (x)  $230 million or above but below $240 million, 4.0%;

               (xi) $240 million or above but below $260 million, 5.0%; and

               (xii) $260 million or above, 5.5%;

           (b) from the second anniversary of the Effective Date through the third anniversary of the Effective Date if the aggregate principal amount outstanding of the New Senior Indebtedness on the applicable Interest Payment Date is such amount as is set forth below, then the Applicable Interest Margin is the percentage set forth below opposite each such amount, as follows:

           in the case of a Eurodollar Loan:

               (i)  below $185 million, 3.5%;

               (ii) $185 million or above but below $200 million, 4.5%;

               (iii) $200 million or above but below $230 million, 5.0 %;

               (iv) $230 million or above but below $240 million, 5.5%;

               (v)  $240 million or above but below $260 million, 6.5%; and

               (vi) $260 million or above, 7.0%; and

           in the case of a Base Rate Loan:

               (vii) below $185 million, 2.5%;

               (viii) $185 million or above but below $200 million, 3.5%;

               (ix) $200 million or above but below $230 million, 4.0 %;

               (x)  $230 million or above but below $240 million, 4.5%;

               (xi) $240 million or above but below $260 million, 5.5%; and

               (xii) $260 million or above, 6.0%;


           (c) from the third anniversary of the Effective Date until all Obligations have been paid in full, if the aggregate principal amount outstanding of the New Senior Indebtedness on the applicable Interest Payment Date is such amount as is set forth below, then the Applicable Interest Margin is the percentage set forth below opposite each such amount, as follows:

           in the case of the a Eurodollar Loan:

               (i)  below $185 million, 4.0%;

               (ii) $185 million or above but below $200 million, 5.0%;

               (iii) $200 million or above but below $230 million, 5.5%;

               (iv) $230 million or above but below $240 million, 6.0%;

               (v)  $240 million or above but below $260 million, 7.0%; and

               (vi) $260 million or above, 7.5%; and

           in the case of a Base Rate Loan:

               (vii) below $185 million, 3.0%;

               (viii) $185 million or above but below $200 million, 4.0%;

               (ix) $200 million or above but below $230 million, 4.5%;

               (x)  $230 million or above but below $240 million, 5.0%;

               (xi) $240 million or above but below $260 million, 6.0%; and

               (xii) $260 million or above, 6.5%;

           "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein, or of any foreign governmental body, or of any regulatory agency, in each case, applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

           "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit C hereto, executed by the assignor, the assignee and the other parties as contemplated hereby or thereby.

           "Authorized Officer" shall mean, with respect to the Borrower or any Guarantor, the president, vice president, chief financial officer, chief accounting officer, secretary, treasurer of the managing member or general partner of such entity or of such entity itself, as the case may be.

           "Bailee Letter" shall mean that certain bailee letter agreement, substantially in the form of Exhibit E-3 attached hereto, among the Collateral Agent, the New Working Capital Facility Agent, bailee and the applicable Loan Party.

           "Bank Credit Termination Date" shall mean the date on which all of the Obligations have been indefeasibly paid in full in cash.

           "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. ss. 101 et seq.

           "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division having jurisdiction over the Cases or any other court having jurisdiction over the Cases from time to time.

           "Base Rate" shall mean for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate and (b) the rate of interest in effect for such day as most recently publicly announced or established by JPMorgan Chase & Co. in New York, New York, as its Prime Rate for U.S. Dollar obligations. Any change in the Prime Rate established or announced by JPMorgan Chase & Co. shall take effect at the opening of business on the day of such establishment or announcement.

           "Base Rate Loan" shall mean a New Term Loan based on the Base Rate in accordance with the provisions of Article 2 hereof.

           "Blocked Account Agreements" shall mean, individually or collectively, that certain (i) Multi-Party Blocked Account Agreement (Full Cash Dominion Depository Accounts) and (ii) Multi-Party Blocked Account Agreement (Springing- Disbursement Accounts) among the Loan Parties thereto, the

Collateral Agent, the New Working Capital Facility Agent and Bank One, N.A., and such other blocked account agreements entered into among the applicable Loan Parties, the Collateral Agent, the New Working Capital Facility Agent and the applicable Relationship Bank from time to time with respect to the accounts and lockboxes of the Loan Parties subject thereto, as each such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

           "Borrower" shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

           "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or permitted to be closed in the State of Illinois or New York; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any such day that is not also a LIBOR Business Day.

           "Canadian Subsidiary" shall mean each Subsidiary of the Borrower organized under the laws of Canada or any province of Canada.

           "Capital Expenditures" shall mean, with respect to any Person for any period, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, plus, without duplication, cash investments in Foreign Subsidiaries; provided that for the 2003 and 2004 Fiscal Years the amount of Capital Expenditures actually paid during the Fiscal Period will not include up to $5.5 million in the aggregate of Capital Expenditures, to the extent that they are financed by a Capital Lease, in respect of any new lease of real property in Denton, Texas in connection with the relocation of Tweco's operations from Wichita, Kansas to Denton, Texas.

           "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or which would be required to be classified as a capital lease on the balance sheet of that Person.

           "Cases" shall mean the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors on November 19, 2001 in the Bankruptcy Court.

           "Cash Equivalents" shall mean (i) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case, having a maturity of not more than twelve (12) months from the date of acquisition;
(ii) deposit accounts with any New Term Lender or a bank which has a long-term debt rating of AA or better by S&P, or Aa or better by Moody's (an "Approved Bank"); (iii) time deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (i) entered into with, an Approved Bank at the time acquired, issued or entered into (as applicable), in each case, having a maturity of not more than twelve (12) months from the date of acquisition; (iv) commercial paper with a rating of A-1 by S&P or P-1 by Moody's and, in each case, having a maturity of not more than twelve (12) months from the date of acquisition; or (v) investments in money market funds which invest primarily in the foregoing obligations.

           "Cash Management System" shall mean the cash management system of the Loan Parties as set forth on Schedule 2.15 hereto.

           "Change in Control" shall mean the happening of any of the following:

                (i) any event or series of events shall occur after the Closing Date pursuant to, or by, which any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any New Term Lender on the Effective Date of the Credit Agreement shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "Option Right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30%, but with respect to any New Term Lender of 50%, or more of the Equity Interests of the Borrower entitled to vote for members of the Board of Directors of the Borrower, on a fully-diluted basis (and taking into account all such Equity Interests that such "person" or "group" has the right to acquire pursuant to any Option Right); or

                (ii) at any time, a majority of the members of the Board of Directors of the Borrower shall cease to be composed of individuals (A) who were members of the Board of Directors of the Borrower on the Effective Date, (B) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower or (C) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower.

           "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Loan Party, (d) any Loan Party's ownership or use of any properties or other assets, or (e) any other aspect of any Loan Party's business.

           "Chattel Paper" shall mean any "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Loan Party.

           "Code" shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. ss. 1 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

           "Collateral" shall mean the property covered by the Security Agreement and the other Security Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Agent, on behalf of itself and the New Term Lenders, to secure the Obligations.

           "Collateral Agent" shall mean Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent for the New Term Lenders under the Security Documents and the Intercreditor Agreement or such successor Collateral Agent as may be appointed pursuant to the Security Documents.

           "Compliance Certificate" shall have the meaning set forth in Section 5.1(a) hereof.

           "Condemnation Event" shall mean any condemnation or other taking, or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case as the result of the exercise of any right of condemnation or eminent domain. A sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, condemnation shall be deemed to be a Condemnation Event.

           "Condemnation Proceeds" shall mean, with respect to any Condemnation Event, all awards or payments received by a Loan Party or any Subsidiary thereof by reason of such Condemnation Event, including, without limitation, all amounts received with respect to any transfer in lieu of, or in anticipation of, such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event; but excluding any such award and other payment so received as and to the extent that, pursuant to any lease or other contractual obligation applicable to such Loan Party or such Subsidiary (as applicable) and not prohibited by the terms and provisions of this Credit Agreement, such Loan Party or such Subsidiary (as applicable) is contractually obligated (i) to pay such award or other payment to a Person (other than a Loan Party or any of its Subsidiaries) or (ii) to expend or apply such award or other payment (or allow another Person to expend or apply any such awards or other payments) towards the cost of repair, restoration or replacement of the affected property or asset.

           "Confirmation Order" shall have the meaning given to such term in
Section 4.1(e) hereof.

           "Consolidated Capital Expenditures" shall mean Capital Expenditures, for any fiscal period, for the Borrower and its Consolidated Subsidiaries.

           "Consolidated EBITDA" shall mean EBITDA for any fiscal period for the Borrower and its Consolidated Subsidiaries.

           "Consolidated Fixed Charges" shall mean Fixed Charges for any fiscal period for the Borrower and its Consolidated Subsidiaries.

           "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

           "Contribution Agreement" shall mean the contribution agreement, in the form of Exhibit D hereto executed by each of the Loan Parties, which agreement shall provide for a right of contribution among the Guarantors and the Borrower if any of the Guarantors is called upon to perform under its Guaranty hereunder, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have correlative meanings.

           "Control Letter" means a letter agreement between the Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of the Borrower or any of the other Loan Parties, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a Securities Account in the name of the Borrower or any such other Loan Parties, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by the Borrower or such other Loan Parties, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to the Required Lenders, acknowledges the Lien of the Collateral Agent, on behalf of itself and the New Term Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of the Collateral Agent without further consent by the affected Loan Party.

           "Conversion/Continuation Certificate" shall mean a certificate substantially in the form of Exhibit B hereto, to be delivered by the Borrower to the Administrative Agent in connection with a continuation or a conversion of a Loan pursuant to Sections 2.8 and 2.11 hereof.

           "Copyright License" shall mean rights under any written agreement now owned or herein after acquired by the Borrower or any other Loan Party granting any right to use any Copyright.

           "Copyright Security Agreement" shall mean those certain Copyright Security Agreements substantially in the form of Exhibit B to the Security Agreement made by each applicable Loan Party in favor of the Collateral Agent for the benefit of itself and the New Term Lenders, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Copyrights" shall mean all of the following now owned or hereafter adopted or acquired by the Borrower or any other Loan Party: (a) all copyrights and works of authorship (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

           "Credit Agreement" shall have the meaning given to such term in the initial paragraph of this agreement.

           "Creditors' Committee" shall mean the statutory committee of unsecured creditors appointed in the Cases pursuant to Section 1102 of the Bankruptcy Code.

           "Debtors" shall mean Thermadyne Holdings, Thermadyne Mfg., Thermadyne Capital Corp., Thermadyne Industries, Inc., Victor Equipment Company, Thermadyne International Corporation, Thermadyne Cylinder Co., Thermal Dynamics Corporation, C&G Systems Holding, Inc., MECO Holding Company, Tweco Products, Inc., TAG Realty, Inc., Victor-Coyne International, Inc., Victor Gas Systems, Inc., Stoody Company, Thermal Arc, Inc., C&G Systems, Inc., Marison Cylinder Company, Wichita Warehouse Corporation, Coyne Natural Gas Systems, Inc. and Modern Engineering Company, Inc.

           "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Deposit Account" shall mean all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of the Borrower or any Loan Party.

           "DIP Agent" shall mean ABN AMRO Bank N.V., as administrative and collateral agent under the DIP Facility.

           "DIP Facility" shall mean that certain revolving credit facility in the aggregate principal amount of up to $50 million with a sublimit of $15 million for standby letters of credit, and evidenced by that certain Revolving Credit and Guaranty Agreement among Thermadyne Mfg. LLC, as borrower, the other Debtors, as guarantors, the DIP Agent, and the lenders from time to time party thereto, dated as of November 26, 2001, as amended, and all other documents and instruments evidencing and/or setting forth the terms of the debtor in possession financing arrangements in the Cases, as approved by the DIP Financing Order.

           "DIP Financing Order" shall mean the Order of the Bankruptcy Court dated November 21, 2001, as amended, approving and authorizing the terms of the DIP Facility in the Cases.

           "DIP Letters of Credit" shall mean all letters of credit issued pursuant to the DIP Facility and outstanding as of the Effective Date.

           "Disclosure Statement" shall mean the First Amended and Restated Disclosure Statement filed by the Debtors in the Cases on January 17, 2003.

           "Dollars" and "$" shall mean lawful money of the United States of America.

           "Domestic Subsidiary" shall mean a Subsidiary that is organized under the laws of the United States of America, a State thereof or the District of Columbia.

           "EBITDA" shall mean, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus
(c) the sum of (i) any provision for income taxes, (ii) Interest Expense (including commitment, agency and letter of credit fees) and deferred financing costs, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) the amount of any deduction to consolidated net income as the result of any grant to the management or employees of such Person or its Subsidiaries of any Stock or stock options, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (vi) of net periodic post retirement benefits, (vii) losses from extraordinary items for such period,
(viii) the non-cash portion of any non-recurring expenses, (ix) restructuring expenses related to, arising out of or in connection with the Cases and (x) any non-recurring employee severance expenses and non-recurring cash expenses related to plant reorganizations, not to exceed $5,000,000 in the aggregate, plus or minus as applicable (d) the amount of cash received or expended in such period in respect of any amount which, under clauses (b)(v) and (c)(viii) above, was taken into account in determining EBITDA for such period or any prior period. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries;
(2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

           "Effective Date" shall mean the first Business Day after which the Confirmation Order shall have become a Final Order and on which each of the conditions set forth in Section 4.1 shall have been satisfied or waived in accordance with the terms hereof.

           "Eligible Assignee" shall mean (i) a New Term Lender, (ii) an Affiliate of a New Term Lender, (iii) a Related Fund, (iv) a commercial bank having total assets in excess of $1,500,000,000, or (v) a finance company, insurance company, savings and loan association, savings bank, other financial institution, investing company or fund, which in the ordinary course of its business extends or invests in commercial loans and/or letter of credit facilities and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; for the avoidance of doubt, neither the Borrower nor any Subsidiary of the Borrower may be an Eligible Assignee.

           "Environment" shall mean any environmental media, including, without limitation, all surface or subsurface water, groundwater, water vapor, surface or subsurface soil, geologic strata and formations, air, fish, wildlife, microorganisms and all other natural resources.

           "Environmental Claim" shall mean any and all administrative, statutory, judicial or other actions, suits, orders, claims, demands, Liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, alleging non-compliance with, or liability under, any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group), including, without limitation (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability under or pursuant to any Environmental Law or Environmental Permit for investigatory costs (including, without limitation, all studies, samplings and testing), cleanup costs, monitoring costs, removal and abatement costs, remedial costs, response costs, natural resource damages, damages, property damage, personal injuries, fines, judgments, losses, expenses (including, without limitation, any attorney or consultant fees and expenses, investigation expenses and laboratory and litigation costs), or penalties, of whatever kind, known or unknown, contingent or otherwise, which are threatened or asserted, arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal by a Loan Party or a Subsidiary of a Loan Party.

           "Environmental Clean-up Site" shall mean any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any Environmental Claim or other pending or threatened action, suit, proceeding, monitoring or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, or a threatened or suspected Release of a Hazardous Material.

           "Environmental Laws" shall mean any and all federal, state, local or municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, directives, common law doctrines, decrees or Requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, environmental protection, or health and safety as it relates to the Environment, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the

Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss. 651 et seq., but only to the extent OSHA regulates health and safety as it relates to the Environment, together, in each case, with any amendment thereto, and the rules and regulations adopted and promulgated thereunder and all substitutions thereof, and shall include, without limitation, any and all orders, consent orders, directives or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

           "Environmental Permit" shall mean any federal, state, local, provincial, or foreign permits, identification numbers, registrations, licenses, approvals, consents or authorizations (including, without limitation, any filings or reports, notifications or assessments) required by any Governmental Authority under or in connection with any Environmental Law.

           "Equipment" shall mean all "equipment," as such term is defined in the UCC, now owned or hereafter acquired by the Borrower or the other Loan Parties, wherever located and, in any event, including all the Borrower's or any such other Loan Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

           "Equity Interests" shall mean with respect to any Person, (i) any and all shares of capital stock (including, without limitation, preferred stock), partnership interests, membership interests, beneficial interests in a trust or any other equity ownership interest (as applicable) in such Person, and any security convertible into any of the foregoing, and (ii) any and all warrants, options, participations, rights to purchase or other equivalents, interests or similar rights (however designated) in or with respect to any of the foregoing described in clause (i) applicable to such Person.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. ss. 1001 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

           "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Loan Party under
Section 414(b), (c), (m) or (o) of the Code.

           "Eurodollar Loan" shall mean a New Term Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

           "Event of Default" shall have the meaning given to such term in
Article 7 hereof.

           "Excess Cash Flow" shall mean, for any applicable period, for the Borrower and its Consolidated Subsidiaries the excess (if any), of:

           (a) EBITDA for such applicable period;

           less
           ----

           (b) the sum, without duplication (for such applicable period) of:

               (i) the cash portion of Interest Expense (net of interest income) for such applicable period;

           plus
           ----

               (ii) scheduled payments, to the extent actually made, of the principal amount of the New Term Loans and scheduled payments and optional and mandatory prepayments of the principal of any other Funded Debt, including Capital Lease Obligations but excluding payments on or under the New Working Capital Facility, to the extent actually made and for such applicable period;

           plus
           ----

               (iii) all federal, state and foreign income taxes actually paid or payable in cash by the Borrower and its Consolidated Subsidiaries in such applicable period;

           plus
           ----

               (iv) Capital Expenditures paid or incurred, less any new Capital
                    Leases entered into during such applicable period;

           plus
           ----

               (v) Investments permitted and actually made pursuant to Sections 6.4(b), 6.4(o) and 6.4(p), less any amounts financed by Indebtedness permitted under Section 6.1, during such applicable period;

           plus
           ----

               (vi) proceeds from asset sales during such applicable period, excluding proceeds applied to reduce the Commitments (as defined in the New Working Capital Facility Agreement) under the New Working Capital Facility or to repay the New Working Capital Facility Loans or subject to the reinvestment provisions in Section 6.7(g);

           plus
           ----

               (vii) restructuring expenses related to, arising out of or in connection with the Cases; and

           plus
           ----

               (viii) any non-recurring employee severance expenses and
                    non-recurring cash expenses related to plant reorganizations, not to exceed $5,000,000 in the aggregate.

           "Excess Cash Flow Certificate" shall mean that certain Excess Cash Flow Certificate, substantially in the form of Exhibit G hereto, required to be delivered by the Borrower on behalf of itself and its Consolidated Subsidiaries to the New Term Lenders.

           "Excluded Taxes" shall mean (a) franchise Taxes and Taxes imposed on or measured by the net income of the Administrative Agent or New Term Lender or similar Taxes imposed on the Administrative Agent or New Term Lender by the jurisdictions under the laws of which such Administrative Agent or such New Term Lender, as applicable, is organized, conducts business or has a present or former connection (other than solely as result of, connected with, or required by, this Transaction) and (b) any United States withholding Taxes payable with respect to payments hereunder or the New Term Notes or under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Effective Date (or, in the case of (i) an assignee, the date of the Assignment and Acceptance, (ii) a successor Administrative Agent, the date of the appointment of such Administrative Agent) applicable to such New Term Lender, or Administrative Agent, as the case may be, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such laws occurring after the Effective Date (or the date of the Assignment and Acceptance or the date of such appointment of such Administrative Agent).

           "FASB" shall mean the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or successor thereto or any agency with similar functions.

           "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) as specified in the Wall Street Journal, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "Fees" shall mean the fees referred to in Section 2.5 hereof.

           "Fee Letter" shall mean the fee letter, dated May 7, 2003, between the Administrative Agent, the Collateral Agent and the Borrower.

           "Filing Date" shall mean November 19, 2001.

           "Final Order" shall mean an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have expired or been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have expired or been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order not to be a Final Order.

           "Financial Officer" shall mean the Chief Financial Officer, Treasurer or Controller of the Borrower.

           "Financial Statements" shall mean the consolidated and consolidating income statements and balance sheets and consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries delivered in accordance with Sections 3.6 and 5.1 hereof.

           "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

           "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

           "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

           "Fixed Charges" shall mean, for any fiscal period, for the Borrower and its Consolidated Subsidiaries, the aggregate of (a) all Interest Expense paid or accrued (without duplication) during such period (less any interest income received in cash during such period), plus (b) regularly scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period less new Capital Leases or purchase money financing entered into during such period, plus (d) income taxes paid or currently payable in cash with respect to such fiscal period. For purposes of calculating Fixed Charges for periods ending on or prior to March 31, 2004, the Interest Expense component of Fixed Charges shall be annualized by multiplying Interest Expense for the period of July 1, 2003 through September 30, 2003 by 3, multiplying Interest Expense for the period of July 1, 2003 through December 31, 2003 by 2 and multiplying Interest Expense for the period of July 1, 2003 through March 31, 2004 by 1.333.

           "Fixed Charge Coverage Ratio" shall mean for any fiscal period for the Borrower and its Consolidated Subsidiaries the ratio of Consolidated EBITDA to Consolidated Fixed Charges.

           "Fixtures" shall mean all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by the Borrower of any of its Consolidated Subsidiaries.

           "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

           "Funded Debt" shall mean, as of any date of determination and, without duplication, for the Borrower and its Consolidated Subsidiaries, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capital Lease Obligations, revolving credit and short-term debt, and also including, the Obligations and obligations of the Borrower and the other Loan Parties, as applicable, under the New Working Capital Facility and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

           "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements); provided, however, that for purposes of determining compliance with any covenant set forth in Article 6 hereof, GAAP shall mean generally accepted accounting principles in the United States of America as in effect on the Effective Date, applied on a basis consistent with the application used in the Financial Statements referred to in Section 3.6(a) hereof (as applicable).

           "GECC Borrower" shall mean each of Thermadyne Industries, Inc., Thermal Dynamics Corporation, Tweco Products, Inc., Victor Equipment Company, C&G Systems, Inc., Stoody Company, Thermal Arc, Inc., ProTip Corporation and Thermadyne International Corp.

           "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

           "Guarantors" shall mean those entities listed on Schedule 1 hereto and any other direct or indirect Domestic Subsidiary of a Loan Party acquired or created after the date hereof, which Domestic Subsidiary becomes a signatory to this Credit Agreement as a Guarantor as required by Section 5.11 hereof.

           "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing, intending to guarantee, or having the economic effect of guaranteeing, or otherwise providing credit support for, any Indebtedness, Capital Lease or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase or pay any such primary obligation or to purchase any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or for the purchase of any property constituting direct or indirect security or (ii) to maintain working capital or equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or Solvency of the primary obligor, or (c) to purchase or lease property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

           "Hazardous Materials" shall mean any material, substance, chemical or waste classified, characterized or regulated as "hazardous", "toxic", "pollutant" or "contaminant" or words of similar meaning or effect by any Governmental Authority having jurisdiction over or regulating the Environment, including, without limitation, petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other materials, substances, chemicals or wastes in any amount or concentration which are now or hereafter become characterized or regulated as "hazardous", "toxic", "pollutant" or "contaminant" or words of similar meaning or effect by any Governmental Authority having jurisdiction over or regulating the Environment.

           "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate provided by GAAP as in effect on the Effective Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(i) any Guaranty by such Person of any obligation of another Person which obligation is of a type described in other clauses of this definition of

"Indebtedness" but excluding any Guaranty in favor of the New Term Lenders or the New Working Capital Facility Lenders, and (j) the Obligations.

           "Indemnified Party" shall have the meaning given to such term in
Section 10.5 hereof.

           "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

           "Instruments" shall mean all "instruments," as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

           "Instrument of Assumption and Joinder" shall mean an Assumption and Joinder Agreement substantially in the form of Exhibit F hereto.

           "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the date hereof between the Borrower, the Administrative Agent, the Collateral Agent, and the New Working Capital Facility Agent in substantially the form of Exhibit I hereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Interest Deficit" shall have the meaning given to such term in
Section 2.13 hereof.

           "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, without duplication, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

           "Interest Payment Date" shall mean (a) as to any Eurodollar Loan, (i) the last Business Day of each Fiscal Quarter (commencing on the last Business Day of June, 2003) and (ii) the last Business Day of any Interest Period, (b) as to any Base Rate Loan, (i) the last Business Day of each month and (ii) the date on which such Base Rate Loan is converted to a Eurodollar Loan pursuant to and in accordance with Section 2.11 hereof and (c) as to any New Term Loan, the Business Day on which the principal amount of such New Term Loan is due and payable, whether upon the scheduled amortization or a prepayment thereof, by acceleration or otherwise.

           "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, then the last day) in the calendar month that is one, two, three or six months thereafter as the Borrower may elect;

provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Maturity Date, (iii) interest shall accrue from and including the first day of such Interest Period to, but excluding, the last date of such Interest Period, and (iv) no Interest Period may be selected which would result in the aggregate amount of Eurodollar Loans having Interest Periods ending after any date on which an installment of principal of the New Term Loans is scheduled to mature, being in excess of the aggregate principal installments scheduled to mature after such date.

           "Interest Rate Type" shall mean the type of New Term Loan whether a Eurodollar Loan or a Base Rate Loan.

           "Inventory" means all "inventory," as such term is defined in the UCC (as defined below), now owned or hereafter acquired by the Loan Parties, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of the Borrower or any such Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Borrower or any such Loan Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

           "Investment" shall mean any capital stock, evidence of Indebtedness, or other Equity Interest or security of any Person (including, without limitation, any option, warrant or other right to acquire any of the foregoing), any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others and Guaranties of other obligations but excluding any current trade or customer account receivable for goods sold or services provided and arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business, not to exceed one hundred twenty (120) days after the date the applicable receivable is accrued in accordance with
GAAP), any investment or other interest in any Person, any purchase or other acquisition of (i) any Equity Interest or security of another Person or (ii) a line of business, or all or substantially all of the assets, of any Person or any commitment to make any such purchase.

           "IRS" shall mean the Internal Revenue Service.

           "Joint Venture" shall mean any Person (other than a direct wholly-owned Subsidiary of a Loan Party) in which an Equity Interest is, at the time any determination is being made, owned or Controlled by a Loan Party as permitted by this Credit Agreement.

           "Landlord Waiver" shall mean that certain landlord waiver and consent, substantially in the form of Exhibit E-4 attached hereto, among the Collateral Agent, the New Working Capital Facility Agent, landlord and the applicable Loan Party.

           "Lending Office" shall mean, with respect to any of the New Term Lenders, the branch or branches (or Affiliate or Affiliates) from which such New Term Lender's Eurodollar Loans or Base Rate Loans, as the case may be, are made or maintained, and for the account of which all payments of principal of, and interest on, such New Term Lender's Eurodollar Loans or Base Rate Loans are made, as notified to the Administrative Agent from time to time.

           "Leverage Ratio" shall mean, for any fiscal period, for the Borrower and its Consolidated Subsidiaries, the ratio of (a) Funded Debt (less all cash and Cash Equivalents) as of any date of determination (including the average daily closing balance of the New Working Capital Loan for the thirty (30) days preceding and including any date of determination), to (b) EBITDA for the twelve months ending on that date of determination.

           "LIBOR Business Day" shall mean a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

           "LIBO Rate" shall mean, for each Interest Period, a rate of interest determined by the Administrative Agent equal to:

           (a) the offered rate for deposits in United States Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

           (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two
                     (2) Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) that are required to be maintained by a member bank of the Federal Reserve System.

           If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to the Administrative Agent), the LIBO Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and the Borrower.

           "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by the Borrower or any of its Consolidated Subsidiaries.

           "Lien" shall mean any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, the filing of, or agreement to give, any financing statement under the UCC or other similar law of any jurisdiction, and with respect to any equity interest or other security, any purchase option, call or similar right of a third party with respect to such equity interest or other security).

           "Loans" shall mean the New Term Loans.

           "Loan Documents" shall mean this Credit Agreement, any New Term Note, the Security Agreement, the Pledge Agreement, the Blocked Account Agreements, any Patent Trademark or Copyright Security Agreement, UCC financing statements, the Contribution Agreement, the Fee Letter, the Intercreditor Agreement, any Instrument of Assumption and Joinder, and any other document, agreement, certificate or instrument which is required to be or is otherwise executed in connection with, or pursuant to, this Credit Agreement or any of the documents listed above, and any agreement or instrument which is required to be or is otherwise executed after the Effective Date in connection with, or pursuant to, this Credit Agreement or any of the documents listed above.

           "Loan Party" shall mean the Borrower, or any Guarantor, as applicable, and "Loan Parties" shall mean collectively, the Borrower and the Guarantors hereunder.

           "Margin Stock" shall be as defined in Regulation U of the Board.

           "Material Adverse Effect" shall mean any event, development, condition or circumstance that (a) has a material adverse effect on the business, assets, properties, performance, operations, condition (financial or otherwise) or prospects of Borrower and its Consolidated Subsidiaries taken as a whole, of the Loan Parties taken as a whole, or of the Borrower, (b) materially impairs the ability of the Borrower or any other Loan Party to pay any of its respective Obligations, or to perform any of its material Obligations, under any Loan Document to which it is or will be a party, (c) materially and adversely affects any of the rights or remedies of, or benefits available to, the Administrative Agent, the Collateral Agent, the New Term Lenders or any other Secured Party, under any Loan Document, or (d) materially and adversely affects the Liens granted to the Collateral Agent (for the benefit of itself and the New Term Lenders) or materially impairs the validity or enforceability thereof; provided, however, that any event, development, condition or circumstance will be deemed to have a "Material Adverse Effect" if such event, development, condition or circumstance when taken together with all other events, developments, conditions and circumstances occurring or in existence at such time (including all other events, developments, conditions and circumstances which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event, development, condition or circumstances would not do so.

           "Material Agreement" shall mean (a) any agreement entered into by the Borrower and its Subsidiaries on a consolidated basis that evidences, governs or secures Material Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, and (b) any other agreement entered into by the Borrower and its Subsidiaries on a consolidated basis that (i) evidences a firm revenue commitment to make payments to the Borrower and its Subsidiaries on a consolidated basis in excess of $1,000,000 during any Fiscal Year of the Borrower and its Consolidated Subsidiaries prior to the Maturity Date, (ii) the breach or termination of which by the Borrower and its Subsidiaries on a consolidated basis could reasonably be expected to result in liabilities or obligations of, or damages payable by, the Borrower and its Subsidiaries on a consolidated basis in excess of $3,000,000 during any Fiscal Year of the Borrower and its Subsidiaries on a consolidated basis prior to the Maturity Date, or (iii) the breach or termination of which could reasonably be expected to result in a Material Adverse Effect.

           "Material Agreements Schedule" shall have the meaning set forth in
Section 5.13(a)(i) hereof.

           "Material Indebtedness" shall mean any Indebtedness (other than the New Term Loans or the Revolving Loan) of any one or more of the Loan Parties and/or Subsidiaries of a Loan Party in a principal amount exceeding $1,000,000.

           "Maturity Date" shall mean the date which is the fifth anniversary of the Effective Date or such earlier date on which the New Term Loans shall become due and payable in accordance with the terms hereof.

           "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

           "Mortgage" shall mean any mortgage, deed of trust, deed to secure debt or such equivalent document now existing or hereafter entered into that is executed and delivered by any one or more of the Loan Parties to the Collateral Agent (for the benefit of itself and the New Term Lenders) and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "MSB Account" shall have the meaning set forth in Schedule 2.15 hereto.

           "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which any Loan Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five preceding plan years, made or accrued an obligation to make contributions.

           "Net Cash Proceeds" shall mean (a) the aggregate cash proceeds received by the Borrower and its Consolidated Subsidiaries (including, without limitation, as applicable, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, (ii) any cash received in respect of any non-cash proceeds, but only as and when received, (iii) receivables retained by the Borrower and its Consolidated Subsidiaries as part of any sales consideration and (iv) any tax refunds received by the Borrower and its Consolidated Subsidiaries), minus (b) reasonable and customary brokerage commissions, underwriting discounts and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel, accountants, financial advisors and investment bankers actually paid by the applicable Borrower and its Consolidated Subsidiaries) paid by the Borrower and its Consolidated Subsidiaries to third parties (other than Affiliates who are not New Term Lenders as of the Effective Date) related to such transaction, minus (c) to the extent applicable, with respect to any sale or other disposition of assets permitted hereunder, payments made to retire Indebtedness

(other than the New Term Loans) secured by a Lien on any assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition, minus (d) any income, franchise, transfer or other tax liability of the Borrower and its Consolidated Subsidiaries arising from the applicable transaction; provided, that such taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction, and minus (e) to the extent applicable, with respect to any sale or other disposition of assets permitted hereunder, reasonable reserves for customary indemnity obligations and purchase price adjustments.

           "New Common Stock" shall have the meaning set forth in Section 4.1(g) hereof.

           "New Senior Indebtedness" shall mean at any time the sum of the aggregate outstanding Indebtedness of the Borrower, the Guarantors and their respective Subsidiaries (i) under this Credit Agreement, (ii) under the New Working Capital Facility, and (iii) under Capital Leases.

           "New Series A Warrant Agreement" shall mean the warrant agreement governing the issuance and exercise of the New Series A Warrants.

           "New Series A Warrants" shall mean the warrants to purchase 1,157,000 shares of New Common Stock to be issued pursuant to, and exercisable in accordance with, the New Series A Warrant Agreement, which warrants shall expire on the first anniversary of the Effective Date, and which shall be exercisable for a payment to the Borrower of $13.85 in cash per share of New Common Stock.

           "New Series B Warrant Agreement" shall mean the warrant agreement governing the issuance and exercise of the New Series B Warrants.

           "New Series B Warrants" shall mean the warrants to purchase 700,000 shares of New Common Stock to be issued pursuant to, and exercisable in accordance with, the New Series B Warrant Agreement, which warrants shall expire on the third anniversary of the Effective Date, and which shall be exercisable for a payment to the Borrower of $20.78 in cash per share of New Common Stock.

           "New Series C Warrant Agreement" shall mean the warrant agreement governing the issuance and exercise of the New Series C Warrants.

           "New Series C Warrants" shall mean the warrants to purchase 271,429 shares of New Common Stock to be issued pursuant to, and exercisable in accordance with, the New Series C Warrant Agreement, which warrants shall expire on the third anniversary of the Effective Date, and which shall be exercisable for a payment to the Borrower of $27.70 in cash per share of New Common Stock.

           "New Term Lender" and "New Term Lenders" shall have the meaning given to such term in the introductory paragraph hereof.

           "New Term Loan" shall have the meaning given to such term in Section 2.1(a) hereof.

           "New Term Note" shall mean, with respect to each New Term Lender, that certain New Term Note, substantially in the form of Exhibit A hereto, made by the Borrower to each such New Term Lender.

           "New Warrant Agreements" shall mean the New Series A Warrant Agreement, the New Series B Warrant Agreement and the New Series C Warrant Agreement.

           "New Warrants" shall mean the New Series A Warrants, the New Series B Warrants and the New Series C Warrants.

           "New Working Capital Facility" shall mean the working capital loan facility provided to the New Working Capital Facility Borrower by General Electric Capital Corporation pursuant to that certain credit agreement dated as of the date hereof and all other agreements, documents, instruments or certificates which are executed and delivered in connection therewith or pursuant thereto from time to time including any agreement, document or instrument evidencing a refinancing or refunding thereof.

           "New Working Capital Facility Agent" shall mean General Electric Capital Corporation ("GECC") in its capacity as agent for the Lenders under the New Working Capital Facility or its successor appointed pursuant to the New Working Capital Facility Agreement.

           "New Working Capital Facility Agreement" shall mean that certain credit agreement, dated as of the date hereof, by and among Thermadyne Industries, Inc., Thermal Dynamics Corporation, TWECO Products, Inc., Victor Equipment Company, C&G Systems, Inc., Stoody Company, Thermal Arc, Inc., Thermadyne International Corporation, ProTip Corporation (collectively, the "New Working Capital Facility Borrower"), the New Working Capital Facility Agent, the other credit parties thereto from time to time and the lenders party thereto from time to time.

           "New Working Capital Facility Borrower" shall have the meaning given to such term in the definition of New Working Capital Facility Agreement in this
Article 1.

           "New Working Capital Facility Lenders" shall mean the lenders party to the New Working Capital Facility Agreement from time to time.

           "New Working Capital Facility Loan" shall mean the loans made from time to time by the New Working Capital Facility Lenders under the New Working Capital Facility Agreement.

           "Obligations" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Loan Party to the Administrative Agent, the Collateral Agent or any New Term Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Credit Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided by any Lender, expenses, attorneys' fees and any other sum chargeable to any Loan Party of its Subsidiaries under the Agreement or any of the other Loan Documents.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

           "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by the Borrower or any of its Consolidated Subsidiaries granting any right with respect to any invention that is claimed in an existing Patent.

           "Patent Security Agreement" shall mean those certain Patent Security Agreements, substantially in the form of Exhibit C to the Security Agreement made by each applicable Loan Party in favor of the Collateral Agent, for the benefit of itself and the New Term Lenders, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Patents" shall mean all of the following in which the Borrower or any of its Consolidated Subsidiaries now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country, and
(b) all reissues, continuations, continuations-in-part or extensions thereof.

           "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

           "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

           "Plan" shall mean an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Loan Party or any ERISA Affiliate, or otherwise pursuant to which any Loan Party could have liability.

           "Plan of Reorganization" shall have the meaning given to such term in the Introductory Statement hereof.

           "Pledge Agreement" shall mean that certain Pledge Agreement, substantially in the form of Exhibit E-2 hereto, among the Borrower, the Guarantors and the Collateral Agent (for the benefit of itself and the New Term Lenders) as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Pledged Shares" shall have the meaning given to such term in the Pledge Agreement.

           "Pledgors" shall mean any Loan Party that has any right, title or interest in and to any Pledged Shares.

           "Post-Petition Interest" shall mean interest accruing after the filing of any petition in bankruptcy, or the commencement of any case, proceeding or action relating to the bankruptcy, reorganization or insolvency of the Borrower or any other Loan Party (or interest that would accrue but for the operation of applicable bankruptcy, reorganization or insolvency laws), whether or not a claim for post-filing or post-petition interest is allowed or allowable as a claim in any such case, proceeding or action.

           "Premises" shall mean any real property currently or formerly owned, leased or operated by any Loan Party or any Subsidiary of any Loan Party, including, but not limited to, all soil, surface water, or groundwater thereat.

           "Pre-Petition Borrowers" shall mean Thermadyne Mfg. LLC, Comwell Pty. Ltd., Genset 5 P.A. and Thermadyne Welding Products Canada Limited.

           "Pre-Petition Credit Agreement" shall mean that certain Credit Agreement dated as of May 22, 1998, as amended, among the Pre-Petition Borrowers, the Pre-Petition Senior Lenders, ABN AMRO Bank N.V., as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, Societe Generale, as Documentation Agent.

           "Pre-Petition Letters of Credit" shall mean the letters of credit issued by certain of the Pre-Petition Lenders for the account of the Pre-Petition Borrowers pursuant to the Pre-Petition Credit Agreement and outstanding as of the Filing Date in the face amount of $8,380,973.11.

           "Pre-Petition Lenders" shall mean the Lenders party from time to time to the Pre-Petition Credit Agreement.

           "Pre-Petition Senior Lenders" shall mean the senior secured lenders party from time to time to the Pre-Petition Credit Agreement.

           "Pre-Petition Senior Loans" shall mean the revolving credit loans and term loans made from time to time by the Pre-Petition Senior Lenders pursuant to the Pre-Petition Credit Agreement.

           "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase & Co. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

           "Projections" shall mean the projections of the Borrower and its Consolidated Subsidiaries as described in Section 3.6(e) hereof.

           "Proprietary Rights" shall have the meaning given to such term in
Section 3.8 hereof.

           "Purchasing Lender" shall have the meaning given to such term in
Section 2.10(e).

           "Qualified Plan" shall mean a Plan that is intended to tax-qualified under Section 401(a) of the Code.

           "Real Property Assets" shall mean as of any time, (i) all parcels of real property, owned or leased at such time directly or indirectly by any Loan Party or any Subsidiary of a Loan Party, together with in each case, all buildings, improvements, appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing and (ii) all Rights of Way.

           "Recovery Event" shall mean (a) the receipt of any Condemnation Proceeds in excess, for any single event, of $1,000,000, or (b) the receipt of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Credit Agreement or any other Loan Document on account of each separate loss, damage or injury in excess of $1,000,000 to any tangible property of any Loan Party and any Subsidiary of a Loan Party.

           "Register" shall have the meaning given to such term in Section 10.3(e).

           "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Rejection Period" shall have the meaning set forth in Section 5.4(b) hereof.

           "Related Fund" shall mean, with respect to any New Term Lender that is a fund that invests in the type of credit extended hereunder, any other fund that (i) invests in such type of credit, (ii) is advised or managed by the same investment advisor (or an Affiliate of such investment advisor) as such New Term Lender, and (iii) has been advised or managed by such same investment advisor for a period of not less than 120 days immediately prior to the proposed assignment to such fund hereunder.

           "Related Parties" shall mean, with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, representatives, trustees, agents, advisors (including, without limitation, investment advisors) of, and any professionals retained by, such Person or such Person's Affiliates (excluding Clifford Chance US LLP and CCV Restructuring,
LLC).

           "Related Transactions" shall mean the issuance of the New Term Notes, the repayment in full of the DIP Facility on the Effective Date, the initial borrowing under the New Working Capital Facility, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the documents in connection with or related to all of the foregoing.

           "Relationship Bank" shall have the meaning set forth in Schedule 2.15 hereof.

           "Release" shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material, through, or, above, under or into the Environment.

           "Reorganized Debtors" shall mean, on and after the Effective Date, each of the Loan Parties other than Thermadyne Receivables, Inc.

           "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA.

           "Required Lenders" shall mean at any time, those New Term Lenders whose pro rata share of the aggregate principal amount of the New Term Loan outstanding constitutes more than fifty percent (50%) of the aggregate principal amount of the New Term Loans at such time.

           "Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, directives, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Real Property Asset and all restrictive covenants applicable to any Real Property Asset.

           "Restricted Payment" shall mean with respect to any Loan Party or any Subsidiary of a Loan Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Equity Interests; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Loan Party's or any such Subsidiary's Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim or rescission with respect to, any Indebtedness subordinated to any of the Obligations; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such Loan Party or any such Subsidiary of such Loan Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for any material damages arising from the purchase or sale of, any shares of such Loan Party's or any such Subsidiary's Equity Interests or of a claim for reimbursement, indemnification or contribution arising out of or related to such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any holder of Equity Interests of such Loan Party or any such Subsidiary of such Loan Party other than payment of compensation in the ordinary course of business to holders who are employees of such Person; and (g) any payment of management fees by such Loan Party or any such Subsidiary of such Loan Party to any holder of Equity Interests of such Loan Party or any such Subsidiary.

           "Retiree Welfare Plan" shall mean, at any time, a Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA) and that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after the last day of the calendar month following such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

           "Revolving Loan" shall mean at any time the sum of (i) the aggregate amount of loans outstanding to the New Working Capital Facility Borrower under the New Working Capital Facility Agreement plus (ii) the aggregate letter of credit obligations incurred by the New Working Capital Facility Agent and the New Working Capital Facility Lenders on behalf of the New Working Capital Facility Borrower pursuant to the New Working Capital Facility Agreement.

           "Rights of Way" shall mean all rights of way, easements and all other similar rights granted to any of the Credit Parties (excluding leases) for the right to use and/or have access to and through real property that are or should be evidenced by instruments recorded in the appropriate real property records office of each of the counties where such real property is located.

           "S&P" shall mean Standard & Poor's Ratings Group (a division of The McGraw-Hill Companies, Inc.), together with its successors, or, if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

           "Sale Leaseback Transaction" shall mean any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party or a Subsidiary of a Loan Party sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use all or a portion of such asset.

           "Secured Parties" shall mean the Collateral Agent, the New Term Lenders and each of their respective successors and assigns.

           "Security Agreements" shall mean those certain Security Agreements substantially in the form of Exhibit E-1 hereto, among the Borrower and the Collateral Agent for the benefit of itself and the New Term Lenders, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Securities Account" shall mean all "securities accounts" as such term is defined in Section 8-501(a) of the UCC, now or hereafter held in the name of the Borrower, any Loan Party or any beneficiary thereof.

           "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

           "Solvent" and "Solvency" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

           "Stock" shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

           "Stockholder" shall mean, with respect to any Person, each holder of Stock of such Person.

           "Subsidiary" shall mean with respect to any Person, any corporation, limited liability company, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) (a) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or Controlled, directly or indirectly, by such Person or one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, or (b) which is otherwise Controlled, directly or indirectly, at the time as of which any determination is being made, by such Person or one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, or
(c) which would be consolidated with such Person in such Person's financial statements if such financial statements were prepared in accordance with GAAP as of the date any determination is being made.

           "Subordinated Debt" shall mean any Indebtedness of any Borrower or any other Loan Party subordinated to the Obligations in a manner and form satisfactory to the Required Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

           "Taxes" shall mean taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities, interest, penalties, or additions to tax with respect thereto, whether disputed or not.

           "Trademark Security Agreement" shall mean that certain Trademark Security Agreement, substantially in the form of Exhibit D to the Security Agreement made by each applicable Loan Party in favor of the Collateral Agent for the benefit of itself and the New Term Lenders, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

           "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by the Borrower or any of its Consolidated Subsidiaries granting any right to use any Trademark.

           "Trademarks" shall mean all of the following now owned or hereafter existing or adopted or acquired by the Borrower or any of its Consolidated
Subsidiaries: (a) all trademarks, trade names, corporate names, business names, trade styles, trade dress, service marks, logos, and other source or business identifiers (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

           "Transaction" shall have the meaning set forth in Section 10.17 hereof.

           "Tweco Mexico" shall have the meaning set forth in Section 5.12(b) hereof.

           "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York at the relevant time; provided that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

           "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party or any ERISA Affiliate as a result of such transaction.

           "Victor Mexico" shall have the meaning set forth in Section 5.12 (b) hereof.

                                   ARTICLE 2

                               THE NEW TERM LOANS

Section 2.1.         New Term Loans.

           (a) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each of the parties agrees that, as of the Effective Date, pursuant to the Confirmation Order, the Pre-Petition Senior Lenders signatories hereto (each such Pre-Petition Senior Lenders, after the Effective Date being hereinafter referred to as a "New Term Lender" and, collectively, as the "New Term Lenders") are entitled to receive an account of their claims in the Cases, inter alia, their pro-rata share of loans in the aggregate amount of One Hundred Eighty Million Dollars ($180,000,000) on the terms and conditions contained herein (the "New Term Loans"). Each New Term Loan shall be in such amount as is set forth opposite such New Term Lender's name on Schedule 2.1(a) annexed hereto.

           (b) On the Effective Date, the Borrower shall issue to each of the New Term Lenders a New Term Note in such amount as is set forth opposite the name of such New Term Lender on Schedule 2.1(a) hereto.

           Section 2.2. Interest Rate Type of the New Term Loans. Each New Term Loan shall either be a Eurodollar Loan or a Base Rate Loan (as such Loan may be continued or shall be converted pursuant to the provisions of Section 2.8 and
2.11 hereof, respectively). Subject to Sections 2.10(d) and 2.12(g) hereof, each New Term Lender may at its option fulfill its obligations hereunder to fund any Eurodollar Loan by causing its foreign branch or Affiliate to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of any note evidencing such Loan. In addition, each New Term Lender that opts to fulfill its obligations hereunder to fund any Eurodollar Loan by causing its Affiliate to make such a Loan (i) shall keep a register, meeting the requirements of Treasury Regulation section 5f.103-1(c), of each Affiliate which has funded all or any part of any Eurodollar Loan that such New Term Lender would have otherwise been obligated to make to the Borrower pursuant to this Agreement, specifying such Affiliate's entitlement to payments of principal and interest with respect to such Eurodollar Loan and (ii) shall collect, prior to the time such Affiliate receives payments with respect to such funded Eurodollar Loan, from each Affiliate the appropriate forms and statements described in
Section 2.12(a) (and updated as required by Section 2.12(a) as if such Affiliate were a New Term Lender under Section 2.12(a).

           Section 2.3. Repayment of New Term Loans; Evidence of Debt. (a) The principal amount of the New Term Loans shall be payable in Dollars, in immediately available funds in the aggregate principal amounts and on the dates set forth below (subject to acceleration as provided in Article 7 hereof; and subject to adjustment for the application of prepayments (if any) of the New Term Loans made pursuant to Section 2.6 hereof, as provided in such Section 2.6):

DATE INSTALLMENT OF PRINCIPAL IS DUE           AMOUNT OF PRINCIPAL PAYMENT
------------------------------------           ---------------------------

June 30, 2004                                           $2,500,000
September 30, 2004                                       2,500,000
December 31, 2004                                        2,500,000
March 31, 2005                                           2,500,000
June 30, 2005                                            5,000,000
September 30, 2005                                       5,000,000
December 31, 2005                                        5,000,000
March 31, 2006                                           5,000,000
June 30, 2006                                            7,500,000
September 30, 2006                                       7,500,000
December 31, 2006                                        7,500,000
March 31, 2007                                           7,500,000
June 30, 2007                                           10,000,000
September 30, 2007                                      10,000,000
December 31, 2007                                       10,000,000
March 31, 2008                                     Entire unpaid balance

           The New Term Loans shall be subject to mandatory prepayment as provided in Section 2.6 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the New Term Lenders holding the New Term Loans (i) the amortization payments provided for above on the dates when due, plus accrued interest and all other unpaid amounts then owing in respect of the New Term Loans and (ii) on the Maturity Date, the then aggregate unpaid principal amount of all New Term Loans plus accrued interest and all other unpaid amounts then owing in respect of the New Term Loans. The New Term Loans shall be permanently reduced by the amount of each principal payment on the date such principal payment is made hereunder. No payment on any New Term Loan shall be reborrowed once repaid.

           (b) All repayments of New Term Loans under this Section 2.3 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e., those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later.)

           (c) All repayments of New Term Loans shall be accompanied by accrued interest (to the date of repayment) on the amount being repaid.

           (d) All amounts received by the Administrative Agent from or on behalf of the Borrower as a payment of principal of, or interest on, the New Term Loans shall be applied among the New Term Lenders holding the New Term Loans on a pro rata basis in accordance with the outstanding New Term Loans then owed to each such New Term Lender at the time of such payment.

           (e) Each New Term Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such New Term Lender resulting from the New Term Loans made by such New Term Lender, including, without limitation, the amounts of principal and interest payable and paid to such New Term Lender from time to time hereunder.


           (f) The Administrative Agent shall maintain the Register pursuant to
Section 10.3(e) and accounts therein in which it shall record (i) the amount of each outstanding Loan hereunder, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each New Term Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the New Term Lenders and each New Term Lender's pro rata share thereof.

           (g) The entries made in the accounts maintained pursuant to paragraph
(e) or (f) of this Section 2.3 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any New Term Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the New Term Loans and other Obligations hereunder in accordance with the terms of this Credit Agreement.

           Section 2.4. Interest. (a) Subject to Section 2.7 hereof, in the case of any Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Base Rate is based upon the "prime rate", and over a year of 360 days at all other times) equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans. Interest shall be payable in arrears on each Base Rate Loan on each Interest Payment Date, and on the Maturity Date; provided, that (i) interest accrued pursuant to Section 2.7(a) shall be payable on demand, and (ii) in the event of any repayment or prepayment of any principal amount outstanding under the New Term Loan, accrued interest on the principal amount being repaid or prepaid shall be payable on the date of such repayment or prepayment. The Administrative Agent shall determine the Base Rate applicable to the Base Rate Loans hereunder and such determination shall be conclusive absent manifest error.

           (b) Subject to Section 2.7 hereof, in the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Interest Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each Payment Date (regardless of the applicable Interest Period), and on the Maturity Date; provided, that (i) interest accrued pursuant to Section 2.7(a) shall be payable on demand, (ii) subject to the provisions hereof, including without limitation, Section 2.9, in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount being repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the Interest Period therefor pursuant to the terms hereof, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period; and such determination shall be conclusive absent manifest error.

           (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan, to but excluding, the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type pursuant to the terms hereof.

           (d) Anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding, the interest rate on the New Term Loans shall in no event be in excess of the maximum rate permitted by Applicable Law.

           Section 2.5. Fees. (a) The Borrower agrees to pay any and all fees to the Administrative Agent as and when such fees become due and payable under and pursuant to the Fee Letter.

           (b) All fees payable hereunder or under the Fee Letter shall be paid on the dates due, in Dollars, in immediately available funds. Fees paid shall not be refundable under any circumstances.

           Section 2.6. Prepayments. (a) Subject to the terms of Section 2.9 hereof, the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Base Rate Loan, in whole or in part, upon at least one (1) Business Day's prior written, facsimile, or telephonic (provided that any such telephonic notice is immediately confirmed in writing) notice to the Administrative Agent received not later than 11 a.m., New York time) on such day, in the principal amount of $3,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part and (ii) any Eurodollar Loan, in whole or in part, upon at least three (3) Business Days' prior written, facsimile, or telephonic (provided that any such telephonic notice is immediately confirmed in writing) notice received not later than 11 a.m., New York time) on such day, in the principal amount of $3,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part. Each notice of prepayment shall specify the prepayment date, the New Term Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein. Any prepayment of the New Term Loans by the Borrower pursuant to this
Section 2.6 shall be applied to prepayment of the principal of the New Term Loans in the inverse order of maturity.

           (b) Following the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending December 31, 2004), the Borrower shall prepay the New Term Loans in an amount equal to 50% of the Excess Cash Flow in excess of $3,000,000 for such Fiscal Year. Each prepayment pursuant to this Section 2.6(b) shall be made on or before the date on which Financial Statements are required to be delivered pursuant to Section 5.1(a) with respect to the Fiscal Year for which Excess Cash Flow is being calculated (and in any event no later than one hundred five (105) days after the end of such Fiscal Year). Prior to the making of each prepayment pursuant to this Section 2.6(b), the Borrower shall deliver to the Administrative Agent and each New Term Lender, an Excess Cash Flow Certificate, in accordance with Section 5.1(g) hereof, signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of Excess Cash Flow for the applicable Fiscal Year.

           (c) Subject to the terms of the Intercreditor Agreement, no later than one (1) Business Day after the receipt of any Net Cash Proceeds by, on behalf of, or at the direction of any Loan Party or any Subsidiary of any Loan Party from any of the following: (i) any exercise by any of the holders of any of the New Warrants, (ii) any refinancing of all or any portion of the outstanding New Term Loans hereunder, (iii) any issuance by any Loan Party of any Indebtedness (other than Indebtedness permitted under Section 6.1 hereof),
(iv) any Sale Leaseback Transaction, other than a Sale Leaseback Transaction permitted by Section 6.8 hereof, or (v) any sale or other disposition of any asset of a Loan Party permitted by Section 6.7(g) and in accordance with and subject to Section 6.7(g), the Borrower shall prepay the New Term Loans in an amount equal to 100% of such Net Cash Proceeds; provided, that the acceptance by the Administrative Agent or any New Term Lender of any prepayment by the Borrower on account of the occurrence of any of the transactions or events set forth in this Section 2.6(c) that shall also constitute an Event of Default hereunder shall not constitute a waiver by the Administrative Agent or any such New Term Lender of the rights and remedies that it would otherwise have under this Credit Agreement or at law as a result of the occurrence and during the continuance of such Event of Default.

           (d) Subject to the terms of the Intercreditor Agreement, not later than two (2) Business Days following the receipt by, on behalf of or at the direction of, the Borrower or any other Loan Party (or by the Collateral Agent as loss payee), of any payment of Net Cash Proceeds of any Recovery Event (other than Net Cash Proceeds which constitute Condemnation Proceeds or proceeds of any insurance with respect to any of the Collateral) (provided, that so long as no Default or Event of Default shall have occurred and then be continuing such Net Cash Proceeds received in connection with any Recovery Event (or any portion thereof) may be expended or irrevocably committed by the Borrower or any other Loan Party to repair or replace the property which was the subject of such Recovery Event as promptly as practicable but in any event within 180 days of such loss, damage or injury, except that in the event that any such property shall constitute a Real Property Asset, the Borrower or any other such Loan Party may repair or replace such Real Property Asset within 12 months of such loss, damage or injury, and, in any case of the proposed repair or replacement of any such property, the Borrower shall furnish to the Administrative Agent evidence satisfactory to the Administrative Agent and shall have certified to the Administrative Agent that such proceeds (or such proceeds together with other funds which are available to the Borrower and permitted to be used for such purpose pursuant to the terms hereof) are sufficient to repair or replace such property (pending which the Administrative Agent shall hold such proceeds), the Borrower shall prepay or, to the extent the Administrative Agent is loss payee under any insurance policy (if applicable), irrevocably direct the Administrative Agent to apply as a prepayment, an amount equal to 100% (or such lesser percentage which represents the remaining portion of such Net Cash Proceeds not expended or committed pursuant to the first parenthetical phrase hereof) of such Net Cash Proceeds; provided, however, that with respect to tangible property subject to any Permitted Encumbrance, no such prepayment shall be required to the extent that this Section 2.6(d) would require an application of proceeds of any Recovery Event that would violate or breach any of the provisions of the instruments or documents under which such Permitted Encumbrance arises or which governs the application of proceeds.

           (e) Concurrently with the making of any prepayment pursuant to
Section 2.6(b), 2.6(c) or 2.6(d), the Borrower shall deliver to the

Administrative Agent, a certificate signed by a Financial Officer of the Borrower setting forth a reasonably detailed calculation of the amount of such prepayment.

           (f) All prepayments of New Term Loans under this Section 2.6 shall, as regards Interest Rate Type, be applied first to Base Rate Loans then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e. those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

           (g) All prepayments under this Section 2.6 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

           (h) Notwithstanding the terms of this Section 2.6, if at any time the mandatory prepayment of any New Term Loan would result, after giving effect to the prepayment and other procedures set forth in this Section 2.6 and Section
2.9 of this Credit Agreement, in the Borrower incurring costs as a result of Eurodollar Loans ("Affected Eurodollar Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid hereunder, then the Borrower may, in its sole discretion, deposit amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which amount must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as a security for the obligations of the Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, with such cash collateral to be directly applied upon the first occurrence or occurrences thereafter of the last day of an Interest Period applicable to each relevant New Term Loan that is a Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower) to repay an aggregate principal amount of such Eurodollar Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

           Section 2.7. Default Interest; Alternate Rate of Interest. (a) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on the New Term Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment) (i) for a Eurodollar Loan, at 2% in excess of the higher of (x) the rate then in effect for Eurodollar Loans and (y) the rate then in effect for Base Rate Loans (it being understood by the parties hereto that a Eurodollar Loan may not be continued into a subsequent Interest Period and no Base Rate Loan may be converted to a Eurodollar Loan, at any time when an Event of Default shall have occurred and then be continuing unless the Administrative Agent and the Required Lenders otherwise consent),
(ii) for a Base Rate Loan, at 2% in excess of the rate then in effect for Base Rate Loans and (iii) for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Base Rate Loans; provided, however, that if an Event of Default is waived by the applicable New Term Lenders in accordance with the terms of this Credit Agreement, then the provisions of this Section 2.7(a) shall also be deemed waived from and after the effective date of the applicable waiver.

           (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for the Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received written notice from New Term Lenders constituting Required Lenders of such determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such New Term Lender's Eurodollar Loans are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such New Term Lender of making or maintaining the principal amount of such New Term Lender's Eurodollar Loan during the applicable Interest Period or (ii) the Administrative Agent shall have been notified by any of the New Term Lenders that adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by any of such New Term Lenders to the Borrower and the New Term Lenders; and any request by the Borrower for a continuation as a Eurodollar Loan or a conversion to a Eurodollar Loan pursuant to Section 2.8 hereof, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be ineffective, in the case of a request for a conversion to a Eurodollar Loan and shall be deemed to be a request for a Base Rate Loan, in the case of a request for a continuation of a Eurodollar Loan.

           Section 2.8. Continuation and Conversion of New Term Loans. The Borrower shall have the right at any time to continue a Eurodollar Loan for a successive Interest Period, to convert a Base Rate Loan into a Eurodollar Loan and to convert a Eurodollar Loan into a Base Rate Loan, subject to the following:

                (i) at least three (3) Business Days prior to any continuation or conversion hereunder, the Borrower shall deliver to the Administrative Agent a notice with respect thereto in the form of a Conversion/Continuation Certificate executed on behalf of the Borrower by a Financial Officer of the Borrower, such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11 a.m., New York time;

                (ii) unless the Administrative Agent acting at the written direction of the Required Lenders and the Required Lenders otherwise consent, no Event of Default shall have occurred and be continuing at the time of any continuation of a Eurodollar Loan into a subsequent Interest Period or a conversion of a New Term Loan;

                (iii) the aggregate principal amount of New Term Loans continued as Eurodollar Loans as part of the same continuation shall be in a minimum amount of $1,000,000;

                (iv) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion; provided that the Borrower shall reimburse the New Term Lenders in accordance with Section 2.9(a) hereof for any conversion of a Eurodollar Loan to a Base Rate Loan effective on a day other than the last day of an Interest Period; and

                (v) each request for a continuation of a Eurodollar Loan, or a conversion of a Base Rate Loan into a Eurodollar Loan, which fails to state an applicable Interest Period shall be deemed to be a request for an Interest

Period of one month; and the Administrative Agent shall, after it receives a notice from the Borrower, promptly give the New Term Lenders notice of any continuation or conversion and of such New Term Lender's portion of each resulting Loan.

           Section 2.9. Reimbursement of New Term Lenders. (a) The Borrower shall reimburse each New Term Lender on demand for any loss incurred or to be incurred by such New Term Lender in the re-employment of the funds released (i) by any prepayment (for any reason whatsoever) of a Eurodollar Loan if such Eurodollar Loan is prepaid prior to the last day of the Interest Period for such Eurodollar Loan or (ii) in the event that after the Borrower delivers a notice of continuation or conversion under Section 2.8 in respect of a Eurodollar Loan, such Eurodollar Loan is not continued or converted on the first day of the Interest Period specified in the applicable notice for any reason other than a suspension or limitation under Section 2.7(b) of the right of the Borrower to select a Eurodollar Loan. Such loss shall be the amount as reasonably determined by such New Term Lender as the excess, if any, of (A) the amount of interest which would have accrued to such New Term Lender on the amount so paid or not continued at a rate of interest equal to the interest rate applicable to such Eurodollar Loan pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Eurodollar Loan, of the then current Interest Period for such Eurodollar Loan, or (y) in the case of a failure to continue or convert, of the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to continue, over (B) the amount realized by such New Term Lender in re-employing the funds received in prepayment or realized from the Eurodollar Loan not so continued during the period referred to above. Each New Term Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such New Term Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such New Term Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

           (b) In the event the Borrower fails to prepay the New Term Loan on the date specified in any prepayment notice delivered pursuant to Section 2.6(a), the Borrower on demand by any New Term Lender, shall pay to the Administrative Agent for the account of such New Term Lender any amounts required to compensate such New Term Lender for any actual loss incurred by such New Term Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such New Term Lender to fulfill obligations incurred in anticipation of such prepayment. Each New Term Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such New Term Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such New Term Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

           Section 2.10. Change in Circumstances. (a) In the event that after the Effective Date, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or any changes in conditions, shall occur which shall:

                (i) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or Loans or commitments by, an office of such New Term Lender with respect to a Eurodollar Loan; or

                (ii) impose upon such New Term Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans made by such New Term Lender or this Credit Agreement;

           and the result of any of the foregoing shall be to increase the cost to such New Term Lender of maintaining any Eurodollar Loan hereunder (or of maintaining its obligation to do any of the foregoing) or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such New Term Lender in connection with any Eurodollar Loan hereunder, or to require such New Term Lender to make any payment in connection with any Eurodollar Loan hereunder, then and in each case, the Borrower agrees to pay to the Administrative Agent for the account of such New Term Lender, in accordance with, and as provided in, paragraph (c) below, such amounts as shall be necessary to compensate such New Term Lender for such cost, reduction or payment (but excluding any cost, reduction or payment with respect to Taxes (and amounts relating thereto), the indemnity for which shall be governed solely and exclusively by Section 2.12).

           (b) If at any time and from time to time after the Effective Date, any New Term Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Effective Date, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any New Term Lender (or any Lending Office of such New Term Lender) or any New Term Lender's holding company with any request or directive issued after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such New Term Lender's capital or on the capital of such New Term Lender's holding company, if any, as a consequence of this Credit Agreement or the New Term Loan made pursuant hereto to a level below that which such New Term Lender or such New Term Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such New Term Lender's policies and the policies of such New Term Lender's holding company with respect to capital adequacy), then from time to time the Borrower agrees to pay to the Administrative Agent for the account of such New Term Lender, in accordance with, and as provided in, paragraph (c) below, such additional amount or amounts as will compensate such New Term Lender or such New Term Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the New Term Loan made pursuant hereto.

           (c) Each New Term Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amounts due to such New Term Lender under paragraph (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such New Term Lender the amounts shown as due on any such certificate within ten (10) days after the Borrower's receipt of the same. No failure on the part of any New Term Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion.

           (d) Each New Term Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in this Section 2.10, Section 2.11 or Section 2.12 or (ii) would require the Borrower to pay an increased amount under this Section 2.10, Section 2.11 or Section 2.12, it will notify the Borrower in writing of such event or condition and, to the extent not inconsistent with such New Term Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected New Term Loan of such New Term Lender, through another Lending Office of such New Term Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such New Term Lender hereunder in respect of such New Term Loan or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such New Term Loan or participations pursuant to this Section 2.10, Section 2.11 or Section
2.12 would be materially reduced or the taxes or other amounts otherwise payable under this Section 2.10, Section 2.11 or Section 2.12 would be materially reduced, and if, as determined by such New Term Lender, in its sole discretion, the making, funding or maintaining of such New Term Loan or participations therein through such other Lending Office would not otherwise be disadvantageous to such New Term Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any New Term Lender in connection with any action taken by such New Term Lender to comply with this Section 2.10(d). The Borrower shall pay to the Administrative Agent for the account of such New Term Lender the amounts shown as due on any such statement within ten (10) Business Days after the Borrower's receipt of same.

           (e) If the Borrower shall receive notice from any New Term Lender that Eurodollar Loans are no longer available from such New Term Lender pursuant to Section 2.11, that amounts are due to such New Term Lender pursuant to paragraph (c) hereof, that any of the events designated in paragraph (d) hereof have occurred, or that an event has occurred that would cause the Borrower to pay any amount pursuant to clause (e) of Section 2.12, the Borrower may (at its sole cost, expense and effort, and subject in any such case to the payments required by this Credit Agreement, including, without limitation Section 2.9 hereof), upon at least five (5) Business Days' prior written or facsimile notice to such New Term Lender and the Administrative Agent, but not more than thirty
(30) days after receipt of notice from such New Term Lender, identify to the Administrative Agent a lending institution ("Purchasing Lender") reasonably acceptable to the Borrower and consented to, in writing, by the Required Lenders which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding New Term Loans payable to such New Term Lender, plus all accrued but unpaid interest and fees payable to such New Term Lender), the amount of outstanding New Term Loans from the New Term Lender providing such notice, and such New Term Lender shall thereupon assign any New Term Loans owing to such New Term Lender, and any notes held by such New Term Lender, to such

Purchasing Lender pursuant to Section 10.3 hereof. A New Term Lender shall not be required to make any assignment pursuant to this Section 2.10(e) if (A) prior to such assignment, as a result of a waiver by such New Term Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply, or (B) prior to such assignment, such New Term Lender elects to withdraw its applicable request or notice, or (C) after such assignment, Eurodollar Loans would not be available from the Purchasing Lender or amounts payable to the Purchasing Lender pursuant to the various provisions set forth at the beginning of this Section 2.10(e), would not be materially less than the amounts payable to the New Term Lender which is otherwise required to enter into the applicable assignment pursuant to this Section 2.10(e).

           Section 2.11. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any New Term Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such New Term Lender may require that, subject to Section 2.9, the Eurodollar Loan made by it be converted to Base Rate Loan, whereupon such Eurodollar Loan shall automatically be converted to a Base Rate Loan, as of the effective date of such notice as provided in paragraph (b) below.

           (b) A notice to the Borrower by any New Term Lender pursuant to paragraph (a) above shall be effective for purposes thereof on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

           (c) The Borrower shall have the right to convert the New Term Loan that was converted to a Base Rate Loan pursuant to paragraph (a) above to a Eurodollar Loan at any time after it becomes lawful for any New Term Lender to make or maintain a Eurodollar Loan, subject to the following:

                (i) at least three (3) Business Days prior to any conversion or continuation hereunder, the Borrower shall deliver to the Administrative Agent a notice with respect thereto in the form of a Conversion/Continuation Certificate executed on behalf of the Borrower by a Financial Officer of the Borrower and the New Term Lenders shall not by written notice to the Borrower, object to the conversion during such three (3) Business Days; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11 a.m., New York time;

                (ii) unless the Administrative Agent acting at the written direction of the Required Lenders otherwise consents, no Event of Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan;

                (iii) the aggregate principal amount of New Term Loans converted to, Eurodollar Loans as part of the same conversion, shall be in a minimum amount of $1,000,000;

                (iv) if fewer than all of the New Term Loans at the time outstanding shall be converted, such conversion shall be made pro rata among the New Term Lenders in accordance with the respective principal amount of such New Term Loan held by the New Term Lenders immediately prior to such conversion;

                (v) the Interest Period with respect to a new Eurodollar Loan effected by a conversion shall commence on the date of such conversion; and

                (vi) each request for a conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

           Section 2.12. Tax Matters. (a) On or prior to the Effective Date, prior to the effective date set forth in the Assignment and Acceptance with respect to any New Term Lender becoming a New Term Lender after the Effective Date (or in the case of a successor Administrative Agent, prior to the date such Administrative Agent becomes the Administrative Agent), and from time to time after the Effective Date (if (a) requested by the Borrower or the Administrative Agent because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect or becomes obsolete or expires or (b) a change in circumstances of the New Term Lender has occurred (including for example a change in its applicable lending office)) (i) each New Term Lender and Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code shall provide the Administrative Agent and the Borrower with complete, accurate and duly executed forms, as applicable, (A) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty or the portfolio interest exception) or any successor form,
(B) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form,
(C) in the case of such New Term Lender or Administrative Agent that is claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form or (D) any other applicable form, certificate or document prescribed by the IRS of the United States certifying as to such New Term Lender's or Administrative Agent's, as the case may be, entitlement to such exemption from United States withholding tax or a reduced rate with respect to all payments to be made to such New Term Lender or Administrative Agent, as the case may be, under the Loan Documents; and (ii) with respect to each New Term Lender and each Administrative Agent that is a United States person as defined in Section 7701(a)(30) of the Code, shall provide the Administrative Agent and Borrower with a complete, accurate and duly executed Form W-9 (certifying that such New Term Lender or such Administrative Agent, as the case may be, is entitled to an exemption from United States backup withholding tax) or any successor form.

           (b) The Borrower or the Administrative Agent shall be entitled to deduct and withhold any and all present or future Taxes from payments to a New Term Lender or Administrative Agent, as the case may be, hereunder or under any other Loan Document, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the

Administrative Agent shall so determine that deduction or withholding of Taxes is required, it shall advise the affected New Term Lender or Administrative Agent, as the case may be, as to the basis of such determination prior to actually deducting and withholding such Taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold Taxes from amounts payable hereunder, it (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of Taxes it has deducted or withheld; (ii) shall provide to each New Term Lender or Administrative Agent, as the case may be, from whom Taxes were deducted or withheld, evidence of payment of such Taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of Taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such New Term Lender or Administrative Agent, as the case may be; and (iii) shall forward to each such New Term Lender or Administrative Agent, as the case may be, any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld Taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them or to its counsel indicating that payments hereunder or under any New Term Note hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold Taxes from such payments at the applicable statutory rate in the case of payments to or for any New Term Lender or Administrative Agent, as the case may be.

           (c) Each New Term Lender agrees (i) that as between it and the Borrower or the Administrative Agent, such New Term Lender shall be the Person to deduct and withhold Taxes, and to the extent required by Applicable Law, it shall deduct and withhold Taxes on amounts that such New Term Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 10.3; and (ii) to indemnify the Borrower, the Administrative Agent and Related Parties of the Borrower or the Administrative Agent against, and to hold them harmless from, any Tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold Taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such New Term Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, Taxes with respect to payments hereunder or under any other Loan Document.

           (d) Each assignee of a New Term Lender's interest in this Credit Agreement in conformity with Section 10.3 shall be bound by this Section 2.12, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.12.

           (e) Notwithstanding the foregoing, in the event that any Taxes other than Excluded Taxes shall become payable in respect of any sum payable hereunder or under any other Loan Document to any New Term Lender or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such New Term Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such New Term Lender or the Administrative Agent (as the case may be) the official tax receipts or other documentation pursuant to and as set forth in Section 2.12(b). In addition, the Borrower shall indemnify each New Term Lender and the Administrative Agent for any Taxes other than Excluded Taxes paid by such New Term Lender or the Administrative Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto.

           (f) The Borrower agrees that it shall indemnify the Administrative Agent, the Collateral Agent and the New Term Lenders from, and hold them harmless against, any documentary, excise, property or other Taxes, assessments or charges made by any Governmental Authority by reason of the execution, filing, recording, amendment, discharge, enforcement and delivery of this Credit Agreement, any notes evidencing the New Term Loan and any other document arising hereunder or related hereto.

           (g) In the event that a New Term Lender or the Administrative Agent receives a refund of or credit for Taxes (other than Excluded Taxes) withheld or paid pursuant to Section 2.12(e), which credit or refund is identifiable by such New Term Lender or such Administrative Agent (as applicable) as being a result of Taxes withheld or paid in connection with sums payable hereunder or under any other Loan Document, such New Term Lender or the Administrative Agent (as applicable) shall promptly notify the Administrative Agent and the Borrower and, if the Borrower has paid such Taxes, shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under any other Loan Document, net of all out-of-pocket expenses of the applicable Administrative Agent or New Term Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon request of such New Term Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable New Term Lender or the Administrative Agent in the event such New Term Lender or Administrative Agent is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Administrative Agent or any New Term Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

           (h) Each New Term Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.12, it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such New Term Lender's internal policies, will use its reasonable efforts to maintain the New Term Loan of such New Term Lender through another Lending Office of such New Term Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.12(e) in respect of such New Term Loan would be materially reduced, and if, as determined by such New Term Lender, in its sole discretion, the maintaining of such New Term Loan through such other Lending Office would not otherwise be disadvantageous to such New Term Lender.

           (i) Should a New Term Lender become subject to Excluded Taxes, Borrower at such New Term Lender's expense shall take such steps as such Lender shall reasonably request to reasonably assist (consistent with its preexisting internal policies applied on a nondiscriminatory basis and legal and regulatory restrictions) such Lender to recover such Taxes.

           (j) Without prejudice to the survival of any other section of this Credit Agreement, the agreements and obligations of Borrower, the Administrative Agent and New Term Lender contained in this Section 2.12 shall survive the payment in full by Borrower of all principal and Interest hereunder, until six
(6) months after the expiration of the applicable statue of limitation with respect to any Taxes or Excluded Taxes.

           Section 2.13. Interest Adjustments. If the provisions of this Credit Agreement or any New Term Note would at any time require payment by the Borrower to a New Term Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law, the applicable interest payments to that New Term Lender in connection with the New Term Loan shall be reduced to the extent and in such a manner as is necessary in order that such New Term Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a New Term Lender shall receive interest payments hereunder with respect to the New Term Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Bank Credit Termination Date (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to a New Term Lender hereunder with respect to the New Term Loan and under any New Term Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such New Term Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

           Section 2.14. Provisions Regarding Payments. (a) Subject to Section 2.14(b) below, all payments of principal and interest by the Borrower or any other Loan Party in respect of the New Term Loans shall be allocated pro rata among the New Term Lenders holding the New Term Loans in accordance with the then outstanding principal amounts of the New Term Loan held by them. All payments by the Borrower or any other Loan Party hereunder and under any New Term Notes hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction in Dollars, in immediately available funds, to the Administrative Agent at the office of: Deutsche Bank Trust Company Americas, ABA # 021001033, A/C # 01419647, A/C Name: Corporate Trust, Ref:
Borrower Account, Account # 37089, Attn: Hugo Gindraux, no later than 12:00 p.m., on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

           (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due and payable hereunder, such funds shall be applied as follows: (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

           Section 2.15. Cash Management System. On or prior to the Effective Date, the Borrower will establish the cash management systems described in
Schedule 2.15 hereto (the "Cash Management System"). The Borrower will maintain such Cash Management System in accordance with such Schedule 2.15 until the New Term Loans shall have been indefeasibly paid in full by the Borrower, together with all accrued interest thereon, and all other Obligations of the Borrower or any other Loan Party hereunder or under any of the other Loan Documents shall have been completely paid or discharged.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES

           The Borrower and each of the other Loan Parties makes the following representations and warranties to the Administrative Agent and the New Term Lenders as of the Effective Date, all of which shall survive the execution and delivery of this Credit Agreement:

Section 3.1. Existence and Power. (a) The Borrower is a Delaware company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all other jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to have a Material Adverse Effect (a list of such jurisdictions as of the Effective Date is attached hereto as Schedule 3.1(a)).

           (b) Each Loan Party (other than the Borrower) is a corporation, limited liability company, general partnership, limited partnership, or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business and is in good standing in all other jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to have a Material Adverse Effect (a list of such jurisdictions as of the Effective Date is attached hereto as Schedule 3.1(b)).

           (c) Each Loan Party's name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and the federal employer identification number are set forth in Schedule 3.1(c).

           (d) Each of the Loan Parties has the corporate, company or partnership, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Credit Agreement and the other Loan Documents to which it is a party and any other documents contemplated hereby or thereby to which it is or will be a party, and (iii) to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral as contemplated by this Credit Agreement and the other Loan Documents to which it is or will be a party; and in the case of Pledgors, to pledge to the

Administrative Agent for the benefit of the Secured Parties, the Pledged Shares as contemplated by the Pledge Agreement; and in the case of the Guarantors, to Guaranty the Obligations as contemplated by Article 8 hereof.

           (e) Neither the Borrower nor any of the other Loan Parties is aware of any failure by any Subsidiary of the Borrower that is a Foreign Subsidiary to duly organize or qualify, as applicable, in its foreign jurisdiction of organization and any required foreign jurisdiction of qualification, or the like, as the nature of its properties or businesses so requires or where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

           Section 3.2. Authority and No Violation. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party, by each Loan Party, the grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in the Collateral as contemplated by this Credit Agreement, the Security Agreement and the other Loan Documents to which it is or will be a party, by each Loan Party, and the pledge to the Administrative Agent for the benefit of the Secured Parties of the Pledged Shares as contemplated by the Pledge Agreement by each Pledgor and, in the case of the Borrower, the borrowing of the New Term Loan hereunder and the execution, delivery and performance of the New Term Notes and, in the case of each Guarantor, the Guaranty of the Obligations as contemplated in Article 8 hereof, (i) have been duly authorized by the Confirmation Order and all necessary corporate, partnership or limited liability company (as applicable) action on the part of each such Loan Party and by all necessary Stockholder, partner or member (as applicable) action, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Loan Party or any of its respective properties or assets,
(iii) will not violate any provision of the certificate of incorporation, by-laws, partnership agreement, limited liability company agreement, articles of organization or any other organizational document of any Loan Party, or any provision of any indenture, agreement, bond, note, mortgage, deed of trust, or any similar instrument or agreement evidencing Indebtedness or any Material Agreement to which such Loan Party is a party or subject or by which such Loan Party or any of its respective properties or assets are bound, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note, mortgage, deed of trust, or any similar instrument or agreement evidencing Indebtedness or any Material Agreement, to which such Loan Party is a party, or give rise to any right under any of the foregoing to require any payment to be made by any Loan Party, and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Loan Parties other than pursuant to this Credit Agreement or the other Loan Documents.

           Section 3.3. Governmental Approval. (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority required for the execution, delivery and performance by any Loan Party of this Credit Agreement or any of the other Loan Documents to which it is a party, and the execution and delivery by the Borrower of any New Term Notes, have been duly obtained or made, and are in full force and effect.

           (b) As of the Effective Date, except as set forth on Schedule 3.3(b) hereof, each Loan Party and its Subsidiaries has obtained and holds in full force and effect all governmental authorizations, orders, consents, licenses, franchises, permits, certificates, accreditations, easements, Rights of Way and other approvals necessary to own its respective property and assets and to carry on its respective business as now being, or as now intended to be, conducted, other than those the absence of which is not reasonably likely to have a Material Adverse Effect.

           (c) As of the Effective Date, except as set forth on Schedule 3.3(c) hereto, no Loan Party has been notified by any Governmental Authority with respect to a material authorization, order, consent, license, franchise, permit, certificate, accreditation, easement, right of way or other approval to operate its business as currently being conducted, or intended to be conducted, of such authority's intention to rescind, or not renew, any such authorization, order, consent, license, franchise, permit, certificate, accreditation, easement, right of way or other approval.

           Section 3.4. Validity, Binding Agreements. Each Loan Party has duly executed and delivered this Credit Agreement and each other Loan Document to which it is a party. Each of this Credit Agreement and the other Loan Documents constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

           Section 3.5. No Material Adverse Effect. Except as set forth on
Schedule 3.5(a) hereto, since December 31, 2002, no facts, events, or conditions have occurred, that alone or together with other facts, events or conditions, constitute a Material Adverse Effect.

           Section 3.6. Financial Information. (a) The following Financial Statements attached hereto as Schedule 3.6(a) have been delivered on the date hereof: (i) the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Consolidated Subsidiaries at December 31, 2002; and (ii) the related audited consolidated and unaudited consolidating statements of income and audited consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended; (iii) the unaudited, consolidated and consolidating balance sheets at April 30, 2003 and related unaudited consolidated and consolidating statements of income and unaudited, consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for the four months then ended, in the forms which have previously been delivered to the New Term Lenders, have been prepared in accordance with GAAP consistently applied, subject in the case of unaudited statements, to changes resulting from year-end and audit adjustments. All of such Financial Statements fairly present in all material respects, in accordance with GAAP, the consolidated financial position, the results of operations and cash flows, as the case may be, of the Borrower and its Consolidated Subsidiaries, at the dates or for the periods indicated.

           (b) During the period from December 31, 2002 to and including April 30, 2003, none of the Borrower, any other Loan Party or any Subsidiary of a Loan Party has incurred any Indebtedness (including, without limitation, any Guaranty in a principal amount in excess of $100,000), other than as described on
Schedule 3.6(b) hereto.

           (c) Except as disclosed in the Financial Statements referred to in
Section 3.6(a) above or the notes thereto, none of the Borrower or any Subsidiary of the Borrower has, as of the Effective Date, any material contingent liabilities, material long-term commitments or unrealized material losses.

           (d) The pro forma unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of April 30, 2003 delivered on the date hereof and attached hereto as Schedule 3.6(d) was prepared by the Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated balance sheets of Borrower and its Subsidiaries dated as of April 30, 2003 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

           (e) The Projections delivered on the date hereof and attached hereto as Schedule 3.6(e) have been prepared by the Borrower in light of the past operations of the businesses of the Borrower and its Consolidated Subsidiaries, and reflect Projections for the three year period beginning on January 1, 2003 on a month-by-month basis through December 31, 2003 (on a consolidated and consolidating basis), quarterly for 2004 (on a consolidated basis only), and on a year-by-year basis thereafter (on a consolidated basis only). The Projections are based upon the same accounting principles as those used in the preparation of the Financial Statements described above and the estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Effective Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Consolidated Subsidiaries for the period set forth therein. The Projections are not a guaranty of future performance, and actual results may differ from the Projections.

           Section 3.7. Subsidiaries. (a) Annexed hereto as Schedule 3.7(a) is a true and complete list as of the Effective Date, of each Loan Party and of each Subsidiary of a Loan Party showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of a Subsidiary which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of such capital stock, (iv) in the case of a Loan Party which is a limited partnership, the general partners and limited partners of such Loan Party and the ownership of its partnership interests, and (v) in the case of a Loan Party which is a limited liability company, the members of such Loan Party and the ownership of its limited liability company interests.

           (b) As of the Effective Date, no Loan Party or Subsidiary of a Loan Party owns any voting stock, Equity Interest or other beneficial interest, either directly or indirectly, in any Person other than (i) another Loan Party or a Subsidiary of a Loan Party (as set forth on Schedule 3.7(a) hereto) and
(ii) such Persons as set forth on Schedule 3.7(b) hereto.

           (c) As of the Effective Date, no Loan Party or Subsidiary of a Loan Party is a general or limited partner in any Joint Venture or partnership, except as described in Schedule 3.7(c) hereto.

           Section 3.8. Patents, Trademarks, Copyrights and Other Rights. (a) Each of the applicable Loan Parties possesses all patents, patent rights and Licenses, trademarks, service marks, tradenames, trademark rights and Licenses,

Copyrights, copyright rights and Licenses and any other similar rights and any goodwill associated with any of the foregoing (collectively the "Proprietary Rights"), free from burdensome restrictions, which are material to the conduct of its respective business and has duly recorded its interest in such Proprietary Rights in the United States Patent and Trademark Office or the United States Copyright Office, as applicable. Schedule 3.8 is a true and complete list as of the Effective Date of all registered Proprietary Rights, and all Proprietary Rights as to which an application for registration has been made, owned and used or held for use by any such Loan Party, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the Loan Party which owns such Proprietary Right; (iii) the jurisdictions by or in which such Proprietary Right has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and (iv) all Licenses, sublicenses and other agreements to which a Loan Party is a party and pursuant to which any Person is authorized to use any Proprietary Right including, as to licenses to a Loan Party, the identity of the licensor, and as to licenses granted by a Loan Party, the identity of the licensee. To the best of each such Loan Parties' knowledge, a Loan Party is either (1) the sole and exclusive owner (excluding licenses granted by a Loan Party) of all right, title and interest in and to (free and clear of any Lien other than Permitted Encumbrances) the Proprietary Rights described in Schedule 3.8 hereto and has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used, or (2) the licensee of (free and clear of any Lien) the Proprietary Rights described in Schedule 3.8 hereto and has the rights to the use thereof or material covered thereby in connection with the services or products in respect of which they are being used.

           (b) Except as set forth on Schedule 3.8 hereto, (i) there is no claim, suit, action or proceeding pending, or to the Loan Parties' knowledge, threatened, against a Loan Party that involves a claim of infringement or misappropriation of any Proprietary Right owned or used or held for use by a Loan Party which claim, suit, action or proceeding could reasonably be expected to be a Material Adverse Effect; and (ii) no Loan Party has any knowledge of any existing infringement or misappropriation by any other Person of any Proprietary Right owned and used or held for use by a Loan Party, that could reasonably be expected to be a Material Adverse Effect.

           Section 3.9. Ownership of Property; Liens; Collateral Locations. (a) As of the Effective Date, the Real Property Assets listed in Schedule 3.9(a) hereto constitute all of the real property owned, leased, subleased, or used by the Loan Parties. The Borrower and its Consolidated Subsidiaries own good and marketable fee simple title to all of their owned Real Property Assets, and valid and marketable leasehold interests in all of their leased Real Property Assets, and with respect to the Loan Parties, all as described on Schedule 3.9(a), and, if requested by the Administrative Agent acting at the written direction of the Required Lenders, copies of all such leases or a summary of terms thereof reasonably satisfactory to the Required Lenders have been delivered to the Administrative Agent. Schedule 3.9(a) further describes any Real Property Assets with respect to which the Loan Parties are a lessor, sublessor or assignor as of the Effective Date.

           (b) The Borrower and its Consolidated Subsidiaries also have good and marketable title to, or valid leasehold interests in, all of their personal property and assets. As of the Effective Date, none of the properties and assets of the Borrower and its Consolidated Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to the Borrower or its Consolidated Subsidiaries that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each of the Borrower and its Consolidated Subsidiaries have received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Consolidated Subsidiaries' right, title and interest in and to all such Real Property Assets and other properties and assets.

           (c) As of the Effective Date, the current location of the Loan Parties' chief executive offices and the warehouses and Premises at which any Collateral with a fair market value in excess of $5,000 is located and held by the Borrower or any of its Subsidiaries or any bailee on behalf of any of them are set forth in Schedule 3.9(c), none of such locations other than those with respect to bailees has changed within the one (1) month preceding the Effective Date and each of the Borrower and its Consolidated Subsidiaries has only one state (or country in the case of a Foreign Subsidiary) of incorporation or organization.

           (d) As of the Effective Date, no portion of either the Borrower's or any of its Consolidated Subsidiaries' Real Property Assets have suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.

           (e) Except as set forth on Schedule 3.9(e), as of the Effective Date, all material permits required to have been issued or appropriate to enable the Real Property Assets to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

           (f) Each of the Borrower and its Consolidated Subsidiaries has complied in all material respects with all leases to which it is a party, and is aware of no defaults under any such lease or any conditions which with the passage of time or delivery of notice would constitute a default thereunder and all such leases are in full force and effect. Each of the Borrower or its Consolidated Subsidiaries which is a lessee under any lease, enjoys peaceful and undisturbed possession of the assets leased pursuant to such leases, and such assets are free and clear of all Liens, subject only to Permitted Encumbrances.

           Section 3.10. Litigation; Judgments. (a) Except as set forth on
Schedule 3.10 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of, or to the best of each Loan Party's knowledge, and each Subsidiary of such Loan Party's knowledge threatened action, suit or other proceeding against or affecting, the Borrower or any other Loan Party or Subsidiary of a Loan Party or of any of their respective properties or rights which either (A) has a reasonable risk of being determined adversely to any of them and that, if so determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (B) relate to this Credit Agreement, any other Loan Document, any of the transactions contemplated hereby or thereby or a material portion of the Collateral. Neither the Borrower nor any other Loan

Party or Subsidiary of a Loan Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

           (b) As of the Effective Date there are no final, nonappealable judgments or decrees in an aggregate amount of two hundred fifty thousand Dollars ($250,000) or more entered by a court or courts of competent jurisdiction against one or more of the Loan Parties or their Subsidiaries.

           Section 3.11. Federal Reserve Regulations. No Loan Party or Subsidiary of a Loan Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the New Term Loans have been or will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

           Section 3.12. Investment Company Act. No Loan Party or Subsidiary of a Loan Party is, or will during the term of this Credit Agreement be, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Loan Document.

           Section 3.13. Taxes. All federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any of the Borrower and its Consolidated Subsidiaries have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (excluding
(i) Charges or other amounts being contested in accordance with Section 5.9 and
(ii) any Charges discharged in the Chapter 11 Cases or payable over time in accordance with the Plan of Reorganization), unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate. Proper and accurate amounts have been withheld by the Borrower and its Consolidated Subsidiaries from their respective employees for all periods in compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities (except to the extent discharged in the Chapter 11 Cases or payable over time in accordance with the Plan of Reorganization). Schedule 3.13 sets forth as of the Effective Date those taxable years for which any of the Borrower or its Consolidated Subsidiaries' tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments in connection with such audit, or otherwise currently outstanding. Except as described in Schedule 3.13, as of the Effective Date, the Borrower and its Consolidated Subsidiaries have not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges for any open periods, except to the extent discharged in the Cases or payable over time in accordance with the Plan of Reorganization. Except as set forth on Schedule 3.13, the Borrower and its Consolidated Subsidiaries and their respective predecessors are not liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to the Borrower and its Consolidated Subsidiaries' knowledge, as a transferee. As of the Effective Date, the Borrower and its Consolidated Subsidiaries have not agreed or been requested to make any adjustment under Code
Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

           Section 3.14. ERISA. (a) Schedule 3.14 lists, as of the Effective Date, (i) all ERISA Affiliates and (ii) all Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, if requested by the Administrative Agent acting at the written direction of the Required Lenders, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, shall be delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and its terms, including the timely filing of all reports required under the Code or ERISA, except for non-compliance which would not have a Material Adverse Effect. The Borrower, its Consolidated Subsidiaries and ERISA Affiliate have not failed to make any material contribution or pay any material amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan, except for non-compliance which would not have a Material Adverse Effect. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Plan, that would subject the Borrower or its Consolidated Subsidiaries to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code, which would have a Material Adverse Effect.

           (b) Except as set forth in Schedule 3.14 or in the Borrower's Financial Statements provided to the New Term Lenders from time to time or as would not have a Material Adverse Effect: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of the Borrower and its Consolidated Subsidiaries, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or the Borrower or its Consolidated Subsidiaries or ERISA Affiliate as fiduciary or sponsor of any Plan; (iv) the Borrower or its Consolidated Subsidiaries or ERISA Affiliate has not incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of the Borrower or its Consolidated Subsidiaries or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Loan Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Loan Party or ERISA Affiliate (determined at such time); and (iv) the Borrower or its Consolidated Subsidiaries or ERISA Affiliate have no material liability with respect to post-retirement benefit obligations within the meaning of the FASB 106.

           Section 3.15. Agreements. Neither the Borrower nor any Subsidiary of the Borrower is in breach of, or default with respect to, the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement to which it is a party or subject or by which it or any of its property or assets is bound in any respect and neither the Borrower nor any Subsidiary of the Borrower has any knowledge of any breach, default or anticipated by any other parties thereto, which breach or default, in either case, either individually or when aggregated with all other breaches or defaults, could have a Material Adverse Effect.

           Section 3.16. Disclosure. Neither this Credit Agreement nor any other Loan Document nor any other agreement, document, certificate, report, statement or information furnished to the Administrative Agent or any New Term Lender by or on behalf of any Loan Party in connection with any of the Loan Documents or any of the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Loan Parties or their Subsidiaries or, when taken together with all such other agreements, documents, certificates, reports, statements and information, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading; provided, that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made after consultation with the Loan Parties' financial advisor (if any at such time) and reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein. Such projected financial information is not a guaranty of future performance and actual results may differ from those set forth therein. The Liens granted to the Collateral Agent, on behalf of itself and the New Term Lenders, pursuant to the Security Documents will at all times be fully perfected second priority Liens, subject only to the first priority Liens of the New Working Capital Facility Agent so long as any obligations or commitments are outstanding under the New Working Capital Facility Agreement, in and to the Collateral described therein, and subject further, as to priority, only to Permitted Encumbrances. There is no fact known to any Loan Party or any agreement, contract, instrument or corporate or other restriction to which any such Loan Party or any of their respective assets is subject, or any charge, judgment, decree, order or provision of Applicable Law (other than general industry conditions or facts, agreements, contracts, instruments, restrictions, charges, judgments, decrees, orders and provisions which have been disclosed to the New Term Lenders in writing) that, individually or in the aggregate, has a Material Adverse Effect, or could reasonably be expected in the future to have a Material Adverse Effect.

           Section 3.17. Environmental Matters. Except as set forth on Schedule
3.17 hereto, (a) there are no past or pending Environmental Claims against, affecting or with respect to any Loan Party or any Subsidiary of any Loan Party or any Premises, and no Loan Party is aware of, or could reasonably be expected to be aware of any threatened Environmental Claims against, affecting or with respect to any Loan Party or any Subsidiary of any Loan Party or any Premises, and no Loan Party nor any Subsidiary of any Loan Party is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, would not have a Material Adverse Effect;

           (b) No Premises, or portion thereof, is currently or was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials in violation of any Environmental Laws or Environmental Permits, except to the extent that any such violation, individually or in the aggregate, would not have a Material Adverse Effect;

           (c) Each Loan Party and each Subsidiary of any Loan Party and, to the knowledge of each Loan Party and each Subsidiary of a Loan Party, any tenants, operators or occupants of any Premises have obtained and hold all necessary Environmental Permits, except to the extent that any failure to hold any such Environmental Permit, individually or in the aggregate, would not have a Material Adverse Effect;

           (d) Each Loan Party and each Subsidiary of any Loan Party is in compliance with all terms, conditions and provisions of all applicable (1) Environmental Permits, and (2) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect;

           (e) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises, and no Hazardous Materials are present in, on, under or migrating to or from any Premises, except to the extent that any such Releases or presence of Hazardous Materials, individually or in the aggregate, would not have a Material Adverse Effect;

           (f) Neither any Loan Party nor any Subsidiary of any Loan Party, nor any predecessor of the Borrower or Subsidiary of the Borrower, nor any entity previously owned by any Loan Party or Subsidiary of any Loan Party, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against any Loan Party or any Subsidiary of any Loan Party, except to the extent that any such activity, individually or in the aggregate, would not have a Material Adverse Effect;

           (g) No Premises is a current, or to the knowledge of any Loan Party or any Subsidiary of any Loan Party, a proposed Environmental Clean-up Site, or has been tested, proposed or nominated for listing on the National Priorities List pursuant to CERCLA or any other Environmental Law, except to the extent as would not have a Material Adverse Effect;

           (h) There are no (1) underground storage tanks (active or abandoned),
(2) urea formaldehyde insulation, (3) polychlorinated biphenyl containing equipment, (4) asbestos-containing material, or (5) lead-based paint located at any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect; and

           (i) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or on behalf of, and which are in the possession of any Loan Party or any Subsidiary of any Loan Party with respect to any Premises that disclose a violation of any Environmental Law have been disclosed and made available to the Administrative Agent.

           Section 3.18. Compliance with Laws. (a) No Loan Party nor any Subsidiary of a Loan Party is in violation of any Applicable Law (including, without limitation, any Environmental Law), any Environmental Permit or any lease covering any Real Property Asset, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

           (b) No Loan Party is in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting a Real Property Asset or any building permit, including, without limitation, any certificate of occupancy, where such violation could reasonably be expected to result in a Material Adverse Effect.

           (c) The use of the proceeds of the New Term Loans and the performance of the Loan Documents will not violate any Applicable Law.

           Section 3.19. Delivery of Organizational and other Documents. The documents delivered pursuant to Article 4 hereof constitute, as of the Effective Date, all of the organizational documents (together with all amendments and modifications thereof) of the Loan Parties as of the Effective Date. Each of the Loan Parties represents that they have delivered to the New Term Lenders true, correct and complete copies of each of the documents set forth in Article 4 hereof, as applicable.

           Section 3.20. Insurance. Schedule 3.20 lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by the Borrower and its Consolidated Subsidiaries, as well as a summary of the terms of each such policy.

           Section 3.21. Representations in Loan Documents True and Correct; No Default. As of the dates when made and as of the Effective Date, each representation and warranty of the Borrower and any other Loan Party contained in any Loan Document is true and correct. No Default or Event of Default exists under or with respect to any Loan Document.

           Section 3.22. Deposit Accounts and Securities Accounts. Schedule 3.22 hereto sets forth a correct and complete list, as of the Effective Date, of all Deposit Accounts and Securities Accounts or other similar accounts or instruments owned or held by the Loan Parties including the following information: the correct legal name of the institution where such account is maintained, the party in whose name the account is maintained, and the account number. All of such Deposit Accounts, Securities Accounts, other accounts and instruments have been pledged to the Collateral Agent (for the benefit of itself and the New Term Lenders) pursuant to the Security Agreement.

           Section 3.23. Solvency. On and as of the Effective Date, after giving effect to the Plan of Reorganization and the transactions contemplated thereby (including, without limitation, the restructuring of the Pre-Petition Senior Loans, the Indebtedness incurred or to be incurred by the Borrower and certain of its Subsidiaries, and the Liens created, or to be created, in connection therewith) and the other Related Transactions, the Borrower and each of its Subsidiaries is and will be Solvent.

           Section 3.24. Labor Matters. Except as set forth on Schedule 3.24, as of the Effective Date (a) no strikes or other material labor disputes against the Borrower and its Consolidated Subsidiaries are pending or, to the Borrower's knowledge, threatened; (b) hours worked by and payment made to employees of each of the Borrower and its Consolidated Subsidiaries materially comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from the Borrower and its Consolidated Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower and its Consolidated Subsidiaries; (d) the Borrower and its Consolidated Subsidiaries are not a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and, if requested by the Administrative Agent acting at the written direction of the Required Lenders, true and complete copies of any agreements described on Schedule 3.24 have been delivered to the Administrative Agent); (e) there is no organizing activity involving the Borrower and its Consolidated Subsidiaries pending or, to the Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to the Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any of the Borrower and its Consolidated Subsidiaries has made a pending demand for recognition; and (g) there are no material complaints or charges against any of the Borrower and its Consolidated Subsidiaries pending or, to the knowledge of the Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any of the Borrower and its Consolidated Subsidiaries of any individual.

           Section 3.25. Government Contracts. Except as set forth on Schedule 3.25, as of the Effective Date, neither the Borrower nor its Consolidated Subsidiaries are a party to any contract or agreement with any Governmental Authority and neither the Borrower nor its Consolidated Subsidiaries' Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, or local or foreign law.

           Section 3.26. Customer and Trade Relations. As of the Effective Date, there exists no actual or, to the knowledge of the Borrower, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of the Borrower or its Consolidated Subsidiaries with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of the Borrower or its Consolidated Subsidiaries; or the business relationship of the Borrower or its Consolidated Subsidiaries with any supplier essential to its operations.

           Section 3.27. Bonding;. Except as set forth on Schedule 3.27, as of the Effective Date, neither the Borrower nor its Consolidated Subsidiaries are a party to or bound by any surety bond agreement or binding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

           Section 3.28. Status of Borrower. Prior to the Effective Date, the Borrower has not engaged in any trade or business.

                                    ARTICLE 4

                          CONDITIONS TO NEW TERM LOANS

           Section 4.1. Conditions Precedent. The effectiveness of the Credit Agreement and the obligations of the New Term Lenders to make the New Term Loans are subject to the satisfaction in full, or waiver by all of the New Term Lenders in writing, of each of the following conditions precedent:

           (a) Credit Agreement; New Term Notes. The New Term Lenders shall have received (i) executed counterparts of this Credit Agreement from each of the parties hereto, and (ii) the New Term Notes executed on behalf of the Borrower, dated the Effective Date, payable to the order of each of the New Term Lenders and their registered assigns.

           (b) Supporting Documents of the Borrower. Each of the New Term Lenders shall have received:

                (i) a copy of the amended and restated certificate of incorporation of the Borrower, with evidence of its filing with the Secretary of State of Delaware;

                (ii) a certificate of the Secretary of State of Delaware, dated as of April 25, 2003, certifying that the Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, certifying that the annual reports of the Borrower have been filed and that the franchise taxes due from the Borrower have been paid and a certificate of the Secretary of State of Delaware dated as of April 25, 2003, certifying that the documents attached thereto are true and correct copies of such documents as are on file in the office of the Secretary of State of Delaware with respect to the Borrower;

                (iii) a certificate dated as of a recent date as to the good standing of, up to date payment of Taxes by, and authority to do business of the Borrower issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed on Schedule 3.1(a) hereto;

                (iv) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, and certifying (A) that attached thereto is a true and complete copy of the amended and restated by-laws of the Borrower as in effect on the date of such certification; (B) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto indicated on the applicable certificate of the Secretary of State of Delaware furnished pursuant to clause (i) above, except to the extent specified in such Secretary's certificate; (C) that this Credit Agreement and each other Loan Document and all applicable ancillary documents and agreements have been duly authorized pursuant to the Plan of Reorganization as confirmed by the Confirmation Order; and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Credit Agreement, the New Term Notes, any other Loan Documents or any other document delivered in connection herewith or therewith on behalf of the Borrower (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause
(iv));

                (v) such additional supporting documents relating to the Borrower as the Administrative Agent or their counsel, at the written direction of the Required Lenders, or any New Term Lender may reasonably request.

           (c) Supporting Documents of the Other Loan Parties. The New Term Lenders shall have received:

                (i) a copy of the amended and restated articles or certificate of incorporation of each Loan Party (other than the Borrower), with evidence of its filing with the Secretary of State (or other appropriate governmental official) of such Loan Party's jurisdiction of incorporation;

                (ii) a certificate of the Secretary of State or other appropriate governmental official of such jurisdiction of incorporation, dated as of a recent date certifying that each Loan Party (other than the Borrower) is a corporation duly formed, validly existing and in good standing under the laws of such jurisdiction of incorporation and that all Taxes due have been paid and a certificate of the Secretary of State or other appropriate governmental official of such jurisdiction of incorporation, dated as of a recent date certifying that the documents attached thereto are true and correct copies of such documents as are on file in the office of such official with respect to each Loan Party (other than the Borrower);

                (iii) a certificate dated as of a recent date as to the good standing of, up to date payment of Taxes by and authority to do business of each Loan Party (other than the Borrower) issued by the Secretary of State or other appropriate governmental official of each jurisdiction in which such Loan Party is qualified to do business as listed on Schedule 3.1(b) hereto;

                (iv) a certificate of the Secretary or Assistant Secretary of each Loan Party (other than the Borrower), dated the Effective Date, and certifying (A) that attached thereto is a true and complete copy of the amended and restated by-laws of such Loan Party as in effect on the date of such certification; (B) that the articles or certificate of incorporation of such Loan Party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State (or other appropriate governmental official) furnished pursuant to clause (i) above, except to the extent specified in such Secretary's certificate; (C) that this Credit Agreement and each other Loan Document and all applicable ancillary documents and agreements have been duly authorized pursuant to the Plan of Reorganization as confirmed by the Confirmation Order; and (D) as to the incumbency and specimen signature of each officer of such Loan Party executing this Credit Agreement, any New Term Notes, any other Loan Documents or any other document delivered in connection herewith or therewith on behalf of such Loan Party (such certificate to contain certification by another officer of such Loan Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

                (v) such additional supporting documents relating to any Loan Party (other than the Borrower) as the Administrative Agent or their counsel, or any New Term Lender may reasonably request.

           (d) Merger Documents. The New Term Lenders shall have received the certificates of merger and other corporate restructuring documents listed on
Schedule 4(d) hereto with such additional documents, as the New Term Lenders or their counsel, or any New Term Lender may reasonably request.

           (e) Confirmation Order. The New Term Lenders shall have received a certified copy of an order (the "Confirmation Order") of the Bankruptcy Court filed in the Cases on April 3, 2003, in substantially the form of Exhibit H, which shall contain provisions providing for, inter alia, confirmation of the Plan of Reorganization, which Confirmation Order shall have become a Final Order, shall not have been amended or modified in any respect and shall not have been stayed, reversed, vacated or rescinded in any respect.

           (f) Plan of Reorganization and Disclosure Statement. The Plan of Reorganization and Disclosure Statement shall be in the form filed with the Bankruptcy Court, and any amendments, modifications and each of the exhibits to the Plan of Reorganization and/or Disclosure Statement shall be in a form satisfactory to the Debtors, the Reorganized Debtors, the DIP Agent, the Pre-Petition Senior Lenders and the Creditors' Committee.

           (g) New Common Stock. The Borrower shall have 25,000,000 shares of common stock duly authorized, issued and outstanding or authorized and reserved for issuance pursuant to the Plan of Reorganization ("New Common Stock").

           (h) Distributions Under the Plan. Each of the New Term Lenders shall have received the following: (i) cash in the amount of any accrued and unpaid interest, fees and expenses (including, without limitation, letter of credit fees, cash management fees, overdraft payments and all reasonable out-of-pocket expenses and counsel and other advisory fees and expenses; (ii) its pro rata share of 250,000 Shares of New Common Stock; (iii) its pro rata share of 271,429 New Series C Warrants; and (iv) the consideration due to each such New Term Lender pursuant to Section 4.2(b)(iv) of the Plan of Reorganization that is conditioned on whether the Newco Offering Minimum (as defined therein) has been satisfied (to be provided).

           (i)Opinions of Counsel. The Administrative Agent shall have received the favorable written opinion of Weil Gotshal & Manges LLP, counsel to the Borrower and the Guarantors, dated the Effective Date and addressed to the Administrative Agent, and the New Term Lenders, which opinion shall be substantially in the form of Exhibit J hereto.

           (j) Security Agreement and Pledge Agreement. The Borrower shall have duly executed and delivered to the Collateral Agent, for the benefit of itself and the New Term Lenders, (i) the Security Agreement in substantially the form of Exhibit E-1 and shall have granted to the Collateral Agent, for the benefit of itself and the New Term Lenders, a Lien on the Collateral pursuant thereto which shall be a second priority Lien, subject only to the first priority Lien of the New Working Capital Facility Agent so long as any obligations or commitments are outstanding under the New Working Capital Facility Agreement, in and to the Collateral described therein, and subject further, as to priority, only to Permitted Encumbrances and (ii) the Pledge Agreement in substantially the form of Exhibit E-2 and shall have pledged to the Collateral Agent the Pledged Shares and shall have granted to the Collateral Agent, for the benefit of itself and the New Term Lenders, a second priority perfected Lien on the

Pledged Shares pursuant thereto, subject only to the first priority Lien of the New Working Capital Facility Agent so long as any obligations or commitments are outstanding under the New Working Capital Facility Agreement.

           (k) Intellectual Property Security Agreements. The Borrower and the other Loan Parties shall have duly executed and delivered to the Collateral Agent for the benefit of itself and the Loan Parties, the Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Effective Date and signed by each Loan Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to the Collateral Agent, together with all instruments, documents and agreements executed pursuant thereto.

           (l) New Working Capital Facility. The New Working Capital Facility shall have been entered into by all parties thereto and all conditions to the initial Loan thereunder shall have been satisfied in accordance with the terms thereof.

           (m) Financing Statements. The Borrower shall have delivered to the Collateral Agent for pre-filing prior to the Effective Date (i) UCC-1 and/or UCC-3 Financing Statements executed on behalf of the Borrower for such pre-filing in all relevant jurisdictions in which it would be necessary or desirable to make a filing in order to provide the [Collateral Agent] (for the benefit of itself and the New Term Lenders) with a perfected security interest in the Collateral and evidence of the filing of such UCC-1 and/or UCC-3 Financing Statements in all such relevant jurisdictions in which it would be necessary or desirable to provide the Collateral Agent (for the benefit of itself and the New Term Lenders) with a perfected security interest in the Collateral; and (ii) such UCC-1 tax and judgment searches as the Administrative Agent, the Collateral Agent or any of the New Term Lenders may require reflecting that no filings relating to Liens, Taxes or judgments on, or related to, the Collateral are of record in such jurisdictions except those related to the Pre-Petition Credit Agreement, the DIP Facility or in favor of Bankers Trust Company in connection with the TRI Facility (all of which shall be terminated on the Effective Date) and Permitted Encumbrances. For purposes hereof, the "TRI Facility" shall have the meaning set forth in the New Working Capital Facility.

           (n) Cash Management System; Blocked Account Agreements. The New Term Lenders shall have received from the Borrower evidence satisfactory to the New Term Lenders that, as of the Effective Date, Cash Management System complying with Schedule 2.15 to the Credit Agreement have been established and are currently being maintained in the manner set forth in such Schedule 2.15, together with copies of the duly executed Blocked Account Agreements and lock box agreements, reasonably satisfactory to the Required Lenders, with the banks as required by the Security Agreement and such Schedule 2.15.

           (o) Payment of Fees. The Borrower shall have paid to (i) the Administrative Agent and the Collateral Agent Fees owed under and pursuant to this Credit Agreement and the Fee Letter, (ii) the Pre-Petition Senior Lenders and any agent with respect to the Pre-Petition Credit Agreement accrued interest, fees, expenses and other amounts owing under, pursuant to or in connection with the Pre-Petition Credit Agreement and any other documents, agreements or instruments executed and delivered in connection therewith or pursuant thereto and any amounts outstanding under the Pre-Petition Letters of Credit together with accrued interest therein and any fees, expenses and other amounts owing pursuant to the Pre-Petition Letters of Credit, (iii) the DIP

Agent, the principal amount outstanding under the DIP Facility together with accrued interest thereon, and any fees, expenses or other amounts owing under, pursuant to or in connection with the DIP Facility, and any amounts outstanding under the DIP Letters of Credit together with accrued interest thereon and any fees, expenses and other amounts owing pursuant to the DIP Letters of Credit; and (iv) to all legal counsel and other professional advisors, fees, disbursements and all costs and internally allocated charges in connection with the preparation and negotiation of this Credit Agreement and the other Loan Documents and the verification of financial data, conducting audits or field examinations and analysis of the transactions contemplated hereby and by the other Loan Documents.

           (p) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Administrative Agent, the Collateral Agent and the New Term Lenders contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent, the Collateral Agent, and the New Term Lenders, as the case may be, and the New Term Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have reasonably requested pursuant to the written direction of the Required Lenders in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

           (q) No Material Adverse Change. There shall not have occurred since December 31, 2002, a material adverse change, or development or event involving a prospective change, which, in the reasonable judgment of the Required Lenders, could have a Material Adverse Effect or could materially adversely affect the rights and remedies of the Administrative Agent or any of the New Term Lenders under the Loan Documents, and none of the Administrative Agent or any of the New Term Lenders shall have become aware of any theretofore previously undisclosed materially adverse information with respect to the matters described in this clause (q);

           (r) Opening EBITDA. The Borrower and its Consolidated Subsidiaries shall have EBITDA for the trailing twelve months ending on April 30, 2003 of not less than $50,000,000.

           (s) Absence of Litigation. There shall be no action, suit or proceeding by any Governmental Authority or other Person or investigation by any Governmental Authority or other Person pending or known by the Borrower to be threatened with respect to the Borrower or any of its Consolidated Subsidiaries relating to the transactions contemplated hereunder which if adversely determined could reasonably be expected to have a Material Adverse Effect, and there shall be no judgment, order, injunction or other restraint prohibiting any of the transactions contemplated by any of the Loan Documents;

           (t) Information. The New Term Lenders shall have received such information (financial or otherwise) as may be reasonably requested by the Required Lenders.

           (u) Closing Documents. The New Term Lenders shall have received all documents required by this Agreement reasonably satisfactory in form and substance to the Required Lenders.

           (v) Payoff Letter; Termination Statements. The New Term Lenders shall have received copies of a duly executed payoff letter, in form and substance reasonably satisfactory to the New Term Lenders, by and between all parties to the DIP Facility loan documents evidencing repayment in full of all indebtedness outstanding and other obligations under the DIP Facility, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to the New Term Lenders, manually signed by the agent for the DIP Facility lenders releasing all liens of the DIP Facility Agent and the lenders thereunder upon any of the personal property of each Loan Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements in favor of the DIP Facility Agent or the lenders thereunder or otherwise relating to the DIP Facility.

           (w) Pre-Petition Letters of Credit; DIP Letters of Credit. On the Effective Date, with respect to outstanding Pre-Petition Letters of Credit and the DIP Letters of Credit, (i) such Pre-Petition Letters of Credit and DIP Letters of Credit shall have been returned to the issuer and marked cancelled, or (ii) the issuer of such Pre-Petition Letters of Credit and such DIP Letters of Credit shall have been provided with (x) cash collateral (in Dollars, in immediately available funds) in an amount equal to 105% of the face amount of such Letters of Credit outstanding on the Effective Date, or (y) back-to-back Letters of Credit in an amount equal to 105% of the face amount of such Pre-Petition and DIP Letters of Credit outstanding on the Effective Date, in form and substance, and from an institution acceptable, to the respective issuer.

           (x) Warrant Agreements. The New Warrant Agreements shall be entered into by all parties thereto and the New Warrants shall have been issued thereunder, respectively.

           (y) Intercreditor Agreement. The Intercreditor Agreement dated as of the Effective Date shall have been duly executed and delivered by the parties thereto.

           (z) Waivers. The New Term Lenders shall have received any Landlord Waivers and consents, Bailee Letters and mortgage agreements, as applicable, required by Section 5.12 hereof and in form and substance reasonably satisfactory to the Required Lenders.

           (aa) Insurance. The New Term Lenders shall have received satisfactory evidence that the insurance policies required by Section 5.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of the Administrative Agent on behalf of the New Term Lenders.

           (bb) Conditions to Plan of Reorganization. All conditions to the effectiveness of the Plan of Reorganization that are not set forth in this
Article 4 but are otherwise set forth in Section 11.2 of such Plan of Reorganization shall have been satisfied or waived.

                                   ARTICLE 5

                              AFFIRMATIVE COVENANTS

           From the date hereof and for so long as any Obligation remains unpaid or unsatisfied, each Loan Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will, and will cause each of its Consolidated Subsidiaries to:

           Section 5.1. Financial Statements and Other Information. Furnish or cause to be furnished to each of the New Term Lenders (except as otherwise explicitly provided in this Section 5.1): (a) Annual Audited Financial Statements. As soon as available, but in any event, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated basis, consisting of a balance sheet as of the last day of the Fiscal Year and statements of income and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to the Required Lenders. Such Financial Statements shall be accompanied by (i) a reconciliation of the Compliance Certificate (as defined below) previously delivered in connection with the Financial Statements for December of each year, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or an Event of Default has occurred with respect to the financial covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default and whether in their opinion the calculations set forth in the Compliance Certificate to the extent derived from data contained in the accounting records of the Borrower and its Consolidated Subsidiaries, have been determined in accordance with relevant provisions of this Credit Agreement,
(iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the Compliance Certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower in substantially the form of Exhibit K hereto (a "Compliance Certificate"), stating, among other things, that all such Financial Statements present fairly in all material respects, in accordance with GAAP, the financial position, results of operations and statements of cash flows of the Borrower and its Subsidiaries on a consolidated and consolidating basis, as the case may be, as at the end of such Fiscal Year and for the period then ended, that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default and demonstrating, in reasonable detail, and with appropriate calculations and computations in all respects satisfactory to the Required Lenders compliance with the provisions of Sections 6.9 through 6.12 hereof and including the amount of Consolidated Capital Expenditures made pursuant to Section 6.9 hereof.

           (b) Monthly Financials. As soon as available, but in any event, within thirty (30) days after the end of each Fiscal Month, financial information regarding the Borrower and its Subsidiaries, certified by a Financial Officer of the Borrower, consisting of (i) consolidated and consolidating unaudited balance sheets as of the close of such Fiscal Month and the related consolidated and consolidating statement of income and consolidated statement of cash flows for the Fiscal Month and for that portion of the Fiscal Year ending as of the close of such Fiscal Month, income and consolidated statement of cash flows for such Fiscal Month, and, in each case, setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the corresponding periods in the budget for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (ii) a summary of the outstanding balance of all intercompany Indebtedness as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of a Financial Officer of the Borrower Representative that (i) such financial information presents fairly in all material respects, in accordance with GAAP, (subject to normal year-end adjustments) the financial position and results of operations of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default. In addition, the financial information for the last month of each Fiscal Quarter shall be accompanied by (A) a Compliance Certificate and (B) a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

           (c) Operating Plan. As soon as available, but not later than thirty
(30) days before the end of each Fiscal Year, an annual operating plan for the Borrower on a consolidated and consolidating basis, approved by the Board of Directors of the Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit and cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported, and, in each case, representing management's good faith estimates of future financial performance based on historical performance, and future operating plans.

           (d) Intentionally Omitted.

           (e) Default Notices. Promptly after obtaining knowledge of the occurrence of any Default or Event of Default, a statement of an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto.

           (f) Litigation Matters. Promptly and in any event within five (5) Business Days after becoming aware of (x) the occurrence of any development with respect to any litigation, action or proceeding described in Section 3.10 which could reasonably be expected to have a Material Adverse Effect or (y) the commencement of any litigation, action or proceeding of the type described in
Section 3.10, notice thereof and of the action which the Borrower has taken or proposes to take with respect thereto.

           (g) Excess Cash Flow Certificate. On the earlier of the date of delivery by the Borrower to the Administrative Agent and the New Term Lenders of the Financial Statements required to be delivered pursuant to Section 5.1(a) covering such Fiscal Year and 90 days after the end of such Fiscal Year, an Excess Cash Flow Certificate setting forth the calculation of Excess Cash Flow based upon such Fiscal Year's audited Financial Statements then delivered.

           (h) Audits. Promptly upon their becoming available, copies of all financial audits, studies, reports or evaluations prepared for, or submitted to, any of the Borrower or its Consolidated Subsidiaries by any outside professional firm or service, including, without limitation, any comment letter submitted by the Borrower's accountants to management in connection with their annual audit and management's and/or the Borrower's or any Subsidiary of the Borrower's response thereto, if any.

           (i) ERISA Events. As soon as possible and, in any event, within ten
(10) days after a Loan Party or an ERISA Affiliate knows or has reason to know of the occurrence of any of the following, a certificate of an Authorized
Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Loan Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Loan Party, the Plan Administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant, and any notices received by such Loan Party or ERISA Affiliate from the PBGC or any other Governmental Authority: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that a Loan Party or an ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that a Loan Party or Subsidiary of a Loan Party may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan.

           (j) Material Adverse Effect. Promptly and in any event within five
(5) Business Days after an Authorized Officer that is the president, chief financial officer, chief executive officer or treasurer of the Borrower becomes aware of or obtains knowledge of the occurrence of a Material Adverse Effect or of any event, action, development, condition or circumstance which could reasonably be expected to have Material Adverse Effect, notice thereof and of the action which the Borrower has taken or proposes to take with respect thereto.

           (k) Management Letters. To the New Term Lenders, within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary of such Loan Party, copies of all management letters, exception reports or similar letters or reports received by such Loan Party from its independent certified public accountants.

           (l) SEC Filings and Press Releases. Promptly upon there becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by each Loan Party to its security holders;
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any such Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by the Borrower or any of its Consolidated Subsidiaries to the public concerning material changes or developments in the business of any such Person.

           (m) Subordinated Debt and Equity Notices. As soon as practicable, copies of all material written notices given or received by the Borrower or other Loan Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after the Borrower or any other Loan Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

           (n) Intentionally omitted.

           (o) Insurance Notices. Promptly, and in any event within five (5) Business Days, disclosure of losses or casualties required by Section 5.5.

           (p) Lease Default Notices. (i) Within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located,
(ii) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a Landlord Waiver or Bailee Letter has not been obtained and (iii) such other notices or documents as the Administrative Agent may reasonably request.

           (q) Lease Amendments. Within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

           (r) Hedging Agreements. Within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

           (s) New Working Capital Facility. Promptly, and in any event, within three (3) Business Days of the occurrence of any of the following under the New Working Capital Facility, the Borrower shall deliver, or cause the New Working Capital Facility Agent to deliver, to the Administrative Agent and each of the New Term Lenders copies of any amendment, modification, waiver, consent or supplement to the New Working Capital Facility Agreement or any other agreement, document or instrument executed in connection therewith or pursuant thereto.

           (t) Other Documents. From time to time such additional information regarding (i) the operations, business affairs and/or financial condition of any of the Borrower and any of its Consolidated Subsidiaries, (ii) the compliance with the terms of any Loan Document, (iii) any of the Collateral, in each case, at the written direction of the Required Lenders including, without limitation, copies of all management projections prepared at the reasonable request of the Administrative Agent at the written direction of the Required Lenders or the New Working Capital Facility Agent.

           All other notices and information required to be provided to the New Term Lenders pursuant to this Section 5.1 shall be deemed delivered pursuant to this Section 5.1 when delivered to the Administrative Agent; provided that the Borrower shall deliver paper copies of any notice or information to any New Term Lender directly that requests such delivery.

           Section 5.2. Existence; Compliance with Laws; Conduct of Business.
(a) Except as otherwise expressly permitted by Section 6.7 hereof, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, Proprietary Rights, licenses, permits, privileges, franchises, certificates, authorization, accreditations, easements, Rights of Way and other rights, consents and approvals in each case, which are material to the conduct of the business of the Borrower and any other Loan Party, (ii) continue to conduct its business substantially as now conducted or otherwise permitted hereunder; (iii) transact business only in such corporate and trade names as are set forth in Schedule 5.2 hereof; and (iv) to comply in all material respects with all Applicable Laws and all applicable restrictions or Requirements imposed by, any Governmental Authority (including, without limitation, Environmental Laws, all zoning and building codes and ERISA) or any other Requirements except where the necessity of compliance therewith is being currently contested in good faith by the appropriate proceedings, except to the extent that the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, in each case, that the Borrower and applicable Subsidiary of the Borrower shall have set aside on its books reasonable and appropriate reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP.

           (b) Obtain or make all further authorizations, approvals, orders, consents, licenses, registration or filings from or with any Governmental Authority and take any other action required for the performance by any Loan Party of this Credit Agreement and the other Loan Documents to which it is a party.

           Section 5.3. Maintenance of Properties. Keep its tangible properties (including, without limitation, any Real Property Assets) in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) subject to the terms hereof, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all leases to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and reasonable and appropriate reserves have been established in accordance with GAAP.

           Section 5.4. Notice of Material Events with Respect to the
Collateral.

           (a) Promptly upon, but in any event within two (2) Business Days after, an Authorized Officer or any other executive officer of any Loan Party obtaining knowledge of (i) any event which could reasonably be expected to materially decrease the value of the Collateral, (ii) any Person giving any notice to any Loan Party or taking any other action to enforce remedies with respect to a claimed Default or event or condition of the type referred to in paragraphs (g), (h) or (i) of Article 7 hereof, (iii) any material portion of the Collateral is damaged or destroyed, give written notice thereof to the Collateral Agent and the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Default or event or condition and what action any Loan Party has taken, is taking and proposes to take with respect thereto.

           (b) Promptly upon any change proposed by the Borrower or any of its Consolidated Subsidiaries with respect to all or any portion of the Cash Management System, the Borrower or any other Loan Party shall deliver written notice thereof to the Administrative Agent and the Collateral Agent whereupon the Administrative Agent shall have the right for fifteen (15) Business Days from the date of its receipt of such notice (hereinafter referred to as the "Rejection Period") at the written direction of the Required Lenders, to deliver written notice to the Borrower or any such other Loan Party of its objection to the proposed change; provided that neither the Borrower nor any of its Consolidated Subsidiaries shall have any right to make the proposed change with respect to the Cash Management System until the Rejection Period expires without the Required Lenders rejecting the proposed charge; provided further that the Required Lenders shall not unreasonably delay their response to the Borrower or any of its Consolidated Subsidiaries nor shall they unreasonably reject the Borrower's proposed change.

           (c) Provide such notices as are required by the terms and provisions of all other Loan Documents, including, without limitation, Section 6 of the Security Agreement.

           Section 5.5. Insurance; Damage to or Destruction of Collateral.

           (a) The Borrower and its Consolidated Subsidiaries shall, at their sole cost and expense, maintain policies of insurance which policies, with respect to the Foreign Subsidiaries of the Borrower, shall be in such amounts and provide such coverage as is reasonable and customary in each applicable foreign jurisdiction, and, with respect to the Borrower and the other Loan Parties, shall at all times be substantially similar to the policies described on Schedule 3.20, as in effect on the date hereof, or otherwise, in form and amounts and with insurers reasonably acceptable to the Required Lenders. Such policies of insurance listed on Schedule 3.20 with respect to those policies for the benefit of the Loan Parties (or the loss payable and additional insured endorsements delivered to the Administrative Agent with respect thereto) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to the Administrative Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If the Borrower or any of its Consolidated Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or fail to pay all premiums relating thereto, the Administrative Agent, at the written direction and expense of the Required Lenders, shall, subject to the terms of the Intercreditor Agreement, at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the Required Lenders deem advisable. The Administrative Agent shall have no obligation without the instruction of the Required Lenders to obtain insurance for the Borrower or any of its Consolidated Subsidiaries or pay any premiums therefor. By doing so, the Required Lenders shall not be deemed to have waived any Default or Event of Default arising from the failure by the Borrower or any of its Consolidated Subsidiaries to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Borrower to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

           (b) The Loan Parties shall deliver to the Collateral Agent, endorsements to (i) all "All Risk" and business interruption insurance naming the Administrative Agent, on behalf of the New Term Lenders, as loss payee, and
(ii) all general liability and other liability policies naming the Administrative Agent, on behalf of the New Term Lenders, as additional insured. Subject to the terms of the Intercreditor Agreement, each of the Borrower and each of the other Loan Parties irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,000,000, as the true and lawful agent and attorney-in-fact for the Borrower and each of the other Loan Parties for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of the Borrower or any of the other Loan Parties on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. The Administrative Agent shall have no implied duties and shall exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney pursuant to the written instructions of the Required Lenders. An Authorized Officer shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by the Administrative Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than the New Term Lenders) having Permitted Encumbrances, the Administrative Agent shall at the written direction of the Required Lenders, either remit such proceeds to the New Working Capital Facility Agent to be applied in accordance with the terms of the Intercreditor Agreement or permit or require the Borrower or any of the other Loan Parties, as applicable, to use such money, or any part thereof, to replace, restore, repair or rebuild the Collateral in a diligent and expeditious manner with material and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, the applicable Loan Party may replace, restore, repair or rebuild the property; provided that if the applicable Loan Party shall not have completed or entered into binding agreements, within 180 days of such casualty, to complete such replacement, restoration, repair or rebuilding, the Administrative Agent shall remit such insurance proceeds to the New Working Capital Facility Agent to be applied in accordance with the terms of the Intercreditor Agreement. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with the terms of the Intercreditor Agreement.

           Section 5.6. Books and Records. (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

           (b) Provide the Administrative Agent and its representatives (at the Borrower's expense) or any New Term Lender and its representatives (at such New Term Lender's expense provided no Event of Default has occurred and is continuing, otherwise at the Borrower's expense) access to such books and records and to any of its properties or assets upon reasonable prior notice and during regular business hours in order that such Administrative Agent and/or such New Term Lender (as applicable) may make such audits and examinations and make abstracts from such books, accounts, records and other papers of a Loan Party pertaining to the Collateral, and upon reasonable prior notification to the Borrower, permit such Administrative Agent, or such New Term Lender (as applicable) or its respective representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as such Administrative Agent or such New Term Lender (as applicable) may deem appropriate for the purpose of verifying any report delivered by any Loan Party to the Administrative Agent and/or the New Term Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Loan Document.

           Section 5.7. Intentionally Omitted.

           Section 5.8. Observance of Agreements. Duly observe and perform all material terms and conditions of any Material Agreement of the applicable Loan Party, and diligently protect and enforce the rights of the Loan Parties under all such agreements in a manner consistent with prudent business judgment.

           Section 5.9. Taxes and Charges; Obligations in the Ordinary Course of Business.

           (a) The Borrower and each of its Consolidated Subsidiaries shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and
(iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $200,000.

           (b) The Borrower and each of its Consolidated Subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any

Charges, Taxes or claims described in Section 5.9(a); provided that (i) adequate reserves with respect to such contest are maintained on the books of the Borrower and any of its Subsidiaries, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges in excess of $1,000,000 (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) the Borrower or any such Consolidated Subsidiary shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to the Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the Borrower and any such Consolidated Subsidiaries or the conditions set forth in this Section 5.9(b) are no longer met.

           Section 5.10. Environmental Laws. (a) Promptly notify the Administrative Agent upon any Loan Party or any Subsidiary of a Loan Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other pending violations of, or liability under, Environmental Law, could reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Loan Party or any Subsidiary of a Loan Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

           (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws and Environmental Permits, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits (including all Environmental Permits) required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

           (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Loan Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto.

           (d) Indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, the New Term Lenders, and their respective Related Parties and shareholders, successors and assigns from and against any liability, fine, penalty, loss, damage, obligation, claim, suit, settlement, action, expense and cost including, but not limited to, reasonable attorneys' fees and disbursements

(including cost of in house counsel) and, environmental consultant fees and expenses, investigation experts, laboratory and litigation costs, all sums paid in settlement of claims and any fees and expenses incurred in enforcing this indemnity or collecting any sums hereunder), arising out of or relating to: (A) the presence, use, generation, disposal, storage, handling, treatment, processing, transporting or Release of any Hazardous Materials at, to, on, under or from any Premises; (B) any violation of any Environmental Law or Environmental Permit by any Loan Party; (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of any Loan Party; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises; (E) any costs and expenses associated with any Premises being an Environmental Clean-up Site; and (F) any breach of any environmental representation or covenant in this Credit Agreement or any other Loan Document (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party (x) to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party as determined by a final judgment of a court of competent jurisdiction or (y) relating to a violation of any Environmental Law or Environmental Permit attributable solely to the presence or Release of Hazardous Materials that first occurs after a transfer of the affected Premises to an indemnified party by foreclosure, deed-in-lieu of foreclosure or other similar transfer)). The obligations of the Borrower under this Section 5.10(d) shall survive the Bank Credit Termination Date, the termination of this Credit Agreement and the payment of the Obligations.

           Section 5.11. Subsidiaries. Subject to the terms of the Intercreditor Agreement and the Pledge Agreement, deliver to the Administrative Agent, reasonably promptly after formation or acquisition of any new Domestic Subsidiary (but in any event no later than ten (10) Business Days after such formation or acquisition and in all cases, prior to commencement of operations by such Subsidiary), an Instrument of Assumption and Joinder executed by such Subsidiary, appropriate UCC-1 financing statements, Mortgages and/or other Security Documents, (together with all applicable Lien searches), organizational documents and written opinions of counsel, and certificates or other instruments (if any) representing 100% of the Equity Interests of any Domestic Subsidiary that is or will be directly owned by any Loan Party together with an undated stock power (or other appropriate document) executed in blank for each such certificate or other instrument; provided, however, that with respect to any Subsidiary that is a Foreign Subsidiary and does not conduct any operations within the United States, that is or will be directly owned by any Loan Party, the Borrower or any such Loan Party must arrange for the pledge of the Equity Interests of such Foreign Subsidiary; provided that 100% of the total outstanding non-voting Equity Interest of such Foreign Subsidiary shall be pledged, but no more than 65% of the total outstanding voting Equity Interests of such Foreign Subsidiary shall be required to be pledged by the Loan Parties pursuant to this Section 5.11.

           Section 5.12. Real Property Assets. (a) The Borrower and each of its Consolidated Subsidiaries that proposes to purchase or otherwise acquire a fee ownership interest in a Real Property Asset subsequent to the Effective Date shall (i) promptly, but in any event within ten (10) Business Days, of any such proposed purchase or other acquisition, provide written notice thereof to the Administrative Agent, setting forth with specificity a description of such Real Property Asset to be purchased or otherwise acquired and an appraisal or the Borrower's or any such Consolidated Subsidiary's good faith estimate of the current fair market value of such Real Property Asset and (ii) the Borrower and each of its applicable Domestic Subsidiaries shall promptly execute and deliver to the Administrative Agent, a Mortgage granting to the Collateral Agent a second priority Lien on such Real Property Asset (excluding any Real Property Assets of any Foreign Subsidiary), subject only to the first priority Lien of the New Working Capital Facility Agent so long as any obligations or commitments are outstanding under the New Working Capital Facility and such other documents or instruments as the Administrative Agent shall reasonably request at the written direction of the Required Lenders with respect to such Real Property Asset, including, without limitation, a Phase I environmental report, mortgage title insurance, a survey and a local counsel opinion as to the enforceability of (A) any mortgage with respect thereto, (B) the Lien created by the mortgage,
(C) any UCC financing statements filed, (D) the perfection resulting from the filing of such UCC financing statements and, if required by the Administrative Agent at the written direction of the Required Lenders, supplemental casualty insurance and flood insurance. Each of the Borrower and each of its applicable Domestic Subsidiaries shall use commercially reasonable efforts to obtain a Landlord's Waiver, mortgagee agreement or Bailee Letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located that has an aggregate fair market value or book value (whichever is higher as determined under GAAP) in excess of $75,000, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Required Lenders. After the Effective Date, no new real property or new warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date if the Collateral to be stored or located at such location (i) has an aggregate fair market value or purchase price (whichever is higher, as determined by the Administrative Agent or its counsel or the Required Lenders ) in excess of $75,000 or (ii) has an aggregate fair market value or purchase price (whichever is higher, as determined by the Administrative Agent or its counsel or the Required Lenders) when aggregated with Collateral which has been stored at new real property or new warehouse spaces leased after the Effective Date or shipped to a processor or converter under arrangements established after the Effective Date in excess of $500,000, without the prior written consent of the Required Lenders or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.

           (b) Each Loan Party and each Subsidiary of a Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. In addition to the foregoing, Tweco Products, Inc., a Delaware corporation and Victor Equipment Company, a Delaware corporation, may store, keep or otherwise maintain (i) Inventory in an amount not to exceed $8,000,000 in the aggregate, and (ii) other Collateral in an amount not to exceed $6,000,000 in the aggregate, at any warehouse or facility operated in Mexico by either Victor Equipment de Mexico S.A. de C.V. ("Victor Mexico") or Tweco de Mexico, S.A. de C.V ("Tweco Mexico") so long as each of Victor Mexico and Tweco Mexico, as applicable, is a direct wholly-owned Subsidiary of the Borrower.

Section 5.13. Further Assurances; Security Interests. (a) Upon the request of the Administrative Agent, at the written direction of the Required Lenders, use commercially reasonable efforts to deliver to each of the New Term Lenders (i) within ten (10) Business Days of its receipt of such request a schedule, in writing, (the "Material Agreements Schedule") of all Material Agreements of the Borrower and each of its Consolidated Subsidiaries as of the date of such request or intended to be entered into within ten (10) Business Days of such request and copies of all such Material Agreements referenced in the Material Agreements Schedule; and (ii) subject to the terms of the Intercreditor Agreement, within thirty (30) Business Days of its receipt of such request, collateral assignments of each of the Material Agreements (other than those to which a Foreign Subsidiary is a party) set forth in the Material Agreements
Schedule in favor of the Collateral Agent for the benefit of each of the New Term Lenders.

           (b) Subject to the terms of the Intercreditor Agreement and upon the request of the Administrative Agent or the Collateral Agent each at the written direction of the Required Lenders, the New Term Lenders and/or the other Secured Parties (as applicable), at the cost and expense of the Borrower, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, consents, authorizations or approvals (in each case, in form and substance reasonably satisfactory to the Required Lenders), and take or cause to be taken such action, as may be necessary, or requested by the Administrative Agent or its respective counsel at the written direction of the Required Lenders, to carry out the provisions and purposes of this Credit Agreement and the other Loan Documents including, without limitation, to perfect and/or maintain the Liens of the Collateral Agent (for the benefit of itself and the New Term Lenders).

           (c) Upon the request of the Collateral Agent acting at the written direction of the Required Lenders or its counsel, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Borrower, such further agreements, documents or instruments as may be appropriate, to provide the Collateral Agent (for the benefit of the Loan Parties) a Lien on the Collateral and any of the Real Property Assets (excluding any Real Property Assets of any Foreign Subsidiary) that is a second priority perfected Lien subject only to the first priority perfected Lien on the Collateral and any of the Real Property Assets of the New Working Capital Facility Agent so long as any obligations or Commitments are outstanding under the New Working Capital Facility Agreement, and subject further, as to priority, only to Permitted Encumbrances, and any and all documents (including, without limitation, an amendment or supplement of any financing statement, a continuation or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which the Collateral Agent may request pursuant to the written direction of the Required Lenders, and perform or cause to be performed such other acts which are requested by the Collateral Agent pursuant to the written direction of the Required Lenders, from time to time, in order to grant, perfect and maintain in favor of the Collateral Agent (for the benefit of itself and the New Term Lenders) the security interest in the Collateral and the Real Property Assets contemplated hereunder and under the other Loan Documents, subject only to Permitted Encumbrances.

           (d) Unless otherwise agreed by the Required Lenders, use commercially reasonable efforts to exclude from any contract to which it becomes a party, provisions which prevent the creation of a security interest in the rights under such contract, and upon the request of the Collateral Agent, at the written direction of the Required Lenders, use commercially reasonable efforts to obtain permission for the creation of a security interest in favor of the Collateral

Agent (for the benefit of itself and the New Term Lenders) in rights under any contract which by its terms prohibits the creation of such a security interest.

           Section 5.14. Liens. Defend the Collateral against any and all Liens, claims and other impediments howsoever arising, other than Permitted Encumbrances, and in any event, defend the same against any attempted foreclosure or other enforcement proceeding.

           Section 5.15. Lease Agreements and Joint Venture Agreements. From time to time (i) furnish to the Administrative Agent such information and reports regarding any lease agreement or any joint venture agreement to which a Loan Party or any Subsidiary thereof is a party as the Administrative Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the request of the Administrative Agent, make such demands and requests for information, reports or action to the other parties to any lease agreement to which a Loan Party or any Subsidiary thereof is a party, as the Loan Party or Subsidiary is entitled to make under each such lease agreement or joint venture agreement.

           Section 5.16. New Term Lender Meetings. From time to time as requested by the Administrative Agent or the Required Lenders, participate in, and cause any executive officer of the Borrower that the Administrative Agent may reasonably request to be available for, and to participate in, a meeting of the Administrative Agent or the Collateral Agent and the New Term Lenders to be held, at reasonable intervals, at locations and at times reasonably requested by the Administrative Agent or the Collateral Agent (or, if applicable, the Required Lenders).

           Section 5.17. Intentionally Omitted.

           Section 5.18. Supplemental Disclosure. From time to time as may be reasonably requested by Administrative Agent at the written direction of the Required Lenders (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at the Borrower's or any other Loan Party's election, the Borrower and the other Loan Parties shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Credit Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation, or be or be deemed a waiver of any Event of Default resulting from the matters disclosed therein, except as consented to by the Required Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Effective Date.

           Section 5.19. Intellectual Property. Each Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply with the terms of its Licenses except where the failure to so comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

           Section 5.20. Post-Closing Matters. Deliver or cause to be delivered to each of the New Term Lenders, each of the items set forth on Schedule 5.20 hereof as soon as available, but in any event within the time period set forth in such Schedule 5.20 with respect to each such item.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

           From the date hereof and for so long as any amount remains outstanding with respect to the New Term Loans, or any Obligation remains unpaid or unsatisfied, the Borrower and each Loan Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Consolidated Subsidiaries to:

           Section 6.1. Limitations on Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than:

           (a) the Indebtedness and other Obligations under this Credit Agreement and the other Loan Documents;

           (b) the Indebtedness and other obligations under the New Working Capital Facility as the New Working Capital Facility may be modified, amended or refinanced from time to time; provided, that, (i) the New Working Capital Facility shall not exceed $50,000,000 on the Effective Date; (ii) the New Working Capital Facility may be increased to $55,000,000 at any time after the Effective Date; (iii) the New Working Capital Facility may be increased to $57,500,000 at any time after which the product of 1.5 multiplied by Adjusted EBITDA for the trailing twelve month period prior to the date of any such proposed increase in the New Working Capital Facility shall be at least equal to $57,500,000 and (iv) the New Working Capital Facility may not be extended without the prior written consent of the Required Lenders;

           (c) Indebtedness refinancing a portion of the Indebtedness and/or other Obligations under this Credit Agreement; provided, that the terms of any such Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement (including without limitation any security therefor and the Borrower(s) thereunder) shall have been approved in writing by the Administrative Agent and the Required Lenders which approval shall not be unreasonably withheld;

           (d) a Guaranty by a Loan Party of Indebtedness permitted to be incurred pursuant to Sections 6.1(b) or (c) hereof;

           (e) existing Indebtedness described on Schedule 6.1 hereto and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to the Borrower, any other Loan Party, the Administrative Agent or any New Term Lender, than the terms of the Indebtedness being refinanced, amended or modified;

           (f) Indebtedness in respect of intercompany loans or advances constituting Investments permitted under Section 6.4 hereof (including extensions of the maturity thereof); provided, that (i) the Borrower and its

Subsidiaries shall record all intercompany transactions on their books and records; (ii) the obligations of the Borrower and any Guarantor under any such intercompany loans and advances shall be subordinated in right of payment to the Obligations of the Borrower and any Guarantor hereunder; (iii) at the time any such intercompany loan or advance is made by the Borrower or any other Loan Party and after giving effect thereto, each of the Borrower and such other Loan Party, as applicable shall be Solvent; and (iv) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;

           (g) Indebtedness in respect of secured purchase money financing (including Capital Leases) to the extent permitted by Section 6.2(k);

           (h) Guaranties permitted pursuant to Section 6.3 hereof;

           (i) Indebtedness secured by Liens permitted by Section 6.2(b),(c),(d) and (e);

           (j) Unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

           (k) Indebtedness of Foreign Subsidiaries of the Borrower (excluding Capital Lease Obligations) in an aggregate outstanding principal amount, not in excess of $8,000,000 at any time; and

           (l) Indebtedness owed to Bank One, N.A. or any of its banking affiliates in respect of any liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds not to exceed $500,000 in the aggregate at any time outstanding.

           Section 6.2. Limitations on Liens. Incur, create, assume or permit to exist any Lien on any of its revenue stream, property or assets (including, without limitation, any Proprietary Rights), whether now owned or hereafter acquired, or assign or sell any income or revenues or rights in respect of any thereof, except:

           (a) Liens for taxes or assessments or other governmental charges not yet due and payable or which are being contested in accordance with Section 5.9(b);

           (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA);

           (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Loan Party or any Subsidiary of a Loan Party is a party as lessee made in the ordinary course of business;

           (d) (i) inchoate and unperfected workers', mechanics' or similar Liens arising in the ordinary course of business (so long as such Liens attach only to Equipment, Fixtures and/or Real Property Assets) and (ii) carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business, but in any instance with respect to the Liens described in clauses (i) and (ii), not securing obligations in excess of $500,000 in the aggregate for all Loan Parties and their Subsidiaries for any Fiscal Year, and not securing obligations which are due and payable (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP and the applicable Loan Party or Subsidiary is in compliance with Section 5.9 hereof);

           (e) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Loan Party or any Subsidiary of a Loan Party is a party;

           (f) any attachment or judgment lien not constituting an Event of Default under Section 7(j);

           (g) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Property Assets or other minor irregularities in title (including leasehold title) thereto, as long as the same do not materially impair the use, value, or marketability of such Real Property Assets;

           (h) customary Liens and set-off rights in favor of banks maintaining accounts for the Loan Parties consistent with the Cash Management System;

           (i) the Liens of the Collateral Agent (for the benefit of itself, the Administrative Agent and the New Term Lenders) under this Credit Agreement, the Loan Documents and any other document contemplated hereby or thereby;

           (j) existing Liens listed on Schedule 6.2 hereto securing the Indebtedness described in Schedule 6.1 and refinancings and renewals thereof not otherwise restricted hereunder; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property;

           (k) Liens under any conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Loan Party or any Subsidiary of any Loan Party in the ordinary course of business, in each case securing only the assets that are subject to such Capital Leases and conditional sale or other title retention agreements or securing only the assets being financed by such purchase money Indebtedness, as the case may be, involving the incurrence of an aggregate amount of purchase money Indebtedness and obligations under Capital Leases of not more than $32,300,000 until June 30, 2004 and not more than $27,800,000 outstanding at any one time thereafter for all such Liens (provided that such Liens securing such purchase money Indebtedness attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets);

           (l) Liens arising from UCC financing statements filed in connection with a Capital Lease or operating lease, in each case not prohibited hereunder; provided that no such financing statement covers any property or assets of a Loan Party or a Subsidiary thereof, other than the property or assets which are subject to such Capital Lease or such operating lease;

           (m) Liens to secure Indebtedness under the New Working Capital Facility and Liens to secure Indebtedness permitted under Section 6.1(k);

           (n) Liens in favor of the Borrower or another Loan Party; and

           (o) Liens securing Indebtedness not exceeding $250,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Account or Inventory.

           Section 6.3. Limitation on Guaranties. Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, except:

           (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

           (b) the Guaranties made by the Guarantors pursuant to Article 8 hereof;

           (c) Guaranties of obligations of a Loan Party which obligations are not prohibited hereunder;

           (d) Guaranties existing on the Effective Date as set forth on
Schedule 6.3 hereto;

           (e) Guaranties permitted by Sections 6.1(d) hereof; and

           (f) Guaranties constituting Investments that are not prohibited by
Section 6.4 hereof.

           Section 6.4. Limitations on Investments. Create, make, incur, purchase, acquire or hold (including, without limitation, pursuant to any merger with any Person) any Investment, except:

           (a) so long as no Event of Default has occurred and is continuing, Investments held by the Borrower or any of the other Loan Parties, subject to Control Letters in favor of the Collateral Agent for the benefit of itself and the New Term Lenders or otherwise subject to a perfected security interest in favor of the Collateral Agent for the benefit of itself and the New Term Lenders (subject to the terms of the Intercreditor Agreement); provided, that such Investments shall consist of (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (C) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (D) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks, and (E) mutual funds that invest solely in one or more of the Investments described in this paragraph (a);

           (b) loans by any Loan Party to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing up to a maximum of $1,000,000 in the aggregate at any one time outstanding;

           (c) Investments (whether as equity, loans or Guaranties permitted hereunder or other Investments) of a Subsidiary of the Borrower in the Borrower; provided, that any such Investment is subordinated to the extent required by
Section 10.16 hereof;

           (d) Investments by the Borrower or a Loan Party in another Loan
Party;

           (e) existing Investments in Subsidiaries existing as of the Effective Date as listed on Schedule 6.4 hereto;

           (f) Investments made as a result of the receipt of non-cash consideration from an asset sale made in compliance with Section 6.7 hereof;

           (g) Guaranties permitted by Section 6.3;

           (h) Capital Expenditures made in accordance with Section 6.9 hereof;

           (i) the Borrower may make Investments in, or create, any wholly-owned Domestic Subsidiary, provided that such Subsidiary is or becomes a Guarantor (subject to the terms of the Intercreditor Agreement), the Stock of such Subsidiary is pledged to the Collateral Agent, and such Subsidiary grants Liens to the Collateral Agent on all of its assets to secure the Obligations, subject only to Permitted Encumbrances;

           (j) any Loan Party may make Investments in, or create, any direct wholly-owned Foreign Subsidiary, provided that (subject to the terms of the Intercreditor Agreement) (I) 65% of the voting and 100% of the non-voting stock of any such direct wholly-owned Foreign Subsidiary shall be pledged to secure the Obligations, and (II) the aggregate amount of all Investments by any such Loan Party in such Foreign Subsidiaries after the Effective Date does not exceed $3,000,000 up to and including the third anniversary of the Effective Date and does not exceed $5,000,000 thereafter;

           (k) any Loan Party may maintain advances, loans and Investments in any of its Foreign Subsidiaries that are in existence as of the date hereof, provided such advances, loans and Investments are not increased;

           (l) any Loan Party and any Subsidiary of any Loan Party may hold Investments comprised of notes payable by Account Debtors (as defined in the UCC) to any Loan Party or Subsidiary thereof pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business consistent with past practices;

           (m) any Loan Party may make Investments in any of its Foreign Subsidiaries consisting of the conversion of intercompany loans (but not intercompany accounts payable) outstanding as of the Effective Date into equity;

provided, that such conversions of the loans to such Foreign Subsidiaries are required under Applicable Law to meet thin capitalization rules in that Foreign Subsidiary's jurisdiction;

           (n) in addition to those Investments permitted pursuant to Section 6.4(e), any Foreign Subsidiary of the Borrower may make or hold any additional Investment in any other Foreign Subsidiary of the Borrower, including the creation of any new wholly-owned Foreign Subsidiary, in an annual aggregate amount not to exceed $2,000,000 per Fiscal Year after the Effective Date;

           (o) other Investments not exceeding $1,000,000 in the aggregate at any time; and

           (p) Investments by the Borrower and its Consolidated Subsidiaries by way of acquisitions of the Stock of any Person in an annual aggregate amount not to exceed $5,000,000 per Fiscal Year; provided, that the aggregate amount of such acquisitions by the Borrower and its Consolidated Subsidiaries from the Effective Date up until and including the Bank Credit Termination Date shall not exceed $15,000,000.

           Section 6.5. Restricted Payments; Certain Payments of Indebtedness. Pay, declare, make, or become obligated to make, any Restricted Payment, except:

           (a) dividends or distributions payable in its common stock or warrants to purchase its common stock;

           (b) splits or reclassifications of its Stock into additional or other shares of its common stock or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

           (c) intercompany and employee loans and advances to the extent permitted by Sections 6.1, 6.4 and 6.13;

           (d) dividends and distributions by any Subsidiary of the Borrower paid to the Borrower or any wholly-owned Domestic Subsidiary of the Borrower;

           (e) payments of principal and interest of intercompany loans in accordance with Section 6.4;

           Section 6.6. Intentionally Omitted.

           Section 6.7. Merger, Sale of Assets, Purchases, etc. Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell, transfer, lease or otherwise dispose of any of its property or assets (including, without limitation, any capital stock of any Subsidiary) or in the case of any Loan Party or any Subsidiary of a Loan Party, issue additional Equity Interests, or agree to do or suffer any of the foregoing directly or indirectly, by operation of law, or otherwise, except for:

           (a) the merger by any Guarantor or Subsidiary of the Borrower into the Borrower or another Guarantor;

           (b) the merger by any Foreign Subsidiary into another Foreign Subsidary;

           (c) the transfer by any Guarantor of any of its assets to the Borrower or another Guarantor;

           (d) the transfer by any Foreign Subsidiary of the Borrower of any of its assets to any other Subsidiary of the Borrower;

           (e) sales, transfers, leases or other dispositions of Inventory in the ordinary course of business;

           (f) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

           (g) (i) sales or other dispositions by the Borrower, any Domestic Subsidiary and any Canadian Subsidiary of the Borrower of Equipment and Fixtures that are obsolete or no longer used or useful in the Borrower's or any such Domestic or Canadian Subsidiary's business and having a book value not exceeding $2,000,000 in the aggregate in any Fiscal Year, (ii) sales or other dispositions by the Borrower and any Foreign Subsidiary of the Borrower (other than a Canadian Subsidiary) of Equipment and Fixtures that are obsolete or no longer used or useful in the Borrower's or such Subsidiary's business and having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year, (iii) the sale of Equipment and Fixtures by Tweco in connection with the moving of its facilities in Wichita, Kansas to Denton, Texas, in an amount not to exceed $500,000, (iv) the sale or other disposition by the Borrower, any Domestic Subsidiary and any Canadian Subsidiary of the Borrower of other Equipment and Fixtures having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year and (v) the sale or other disposition by any Foreign Subsidiaries (other than a Canadian Subsidiary) of other Equipment and Fixtures having a book value not exceeding $500,000 in the aggregate in any Fiscal Year; provided, that an amount equal to the Net Cash Proceeds received (if any) pursuant to this
Section 6.7(g) in excess of $250,000 in any Fiscal Year shall, subject to the terms of the Intercreditor Agreement, be deposited in a Deposit Account that is with a New Term Lender and that is subject to a Lien in favor of the Collateral Agent; and further, provided that, subject to the terms of the Intercreditor Agreement, an amount equal to such Net Cash Proceeds in excess of $250,000 shall be applied as a prepayment of the New Term Loans in accordance with Section 2.6(c) hereof. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and then be continuing, an amount equal to the Net Cash Proceeds may be used by the applicable Loan Party within 6 months to replace any such asset or Investment sold, transferred or disposed of pursuant to this Section 6.7(g) so long as such replacement asset or Investment is subject to the Lien of the Collateral Agent. The applicable Loan Party shall deliver to the Collateral Agent, no less than five (5) Business Days prior to the date of any expected sale or other disposition permitted under this Section 6.7(g) in which the consideration to be received is equal to or greater than $250,000 written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition, the expected date of receipt by the applicable Loan Party of the Net Cash Proceeds with respect thereto (or the asset(s) being received, if applicable), the principal terms of the sale or disposition and such other information as the Collateral Agent may reasonably request (which notice shall also contain a statement that the sale price (or the fair value of the asset(s) being received, if applicable) is greater than or equal to the fair value of the asset being sold or disposed
of);

           (h) the granting of Permitted Encumbrances;

           (i) the sale, transfer and/or disposition of any asset to the extent that such sale, transfer and/or disposition constitutes an Investment permitted by Section 6.4 or a Restricted Payment permitted by Section 6.5;

           Section 6.8. Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction.

           Section 6.9. Limitation on Capital Expenditures. Make or incur any obligation to make Consolidated Capital Expenditures (including obligations under Capital Leases) in an aggregate amount during each period set forth below (as measured by the last day of each such period), in excess of the amount for such period indicated below:

Period                                  Maximum Capital Expenditures per Period
------                                  ---------------------------------------

Fiscal Year 2003                                      $18,000,000
Fiscal Year 2004                                      $17,000,000
Fiscal Year 2005                                      $15,000,000
Fiscal Year 2006 and each Fiscal
  Year thereafter                                     $15,000,000

provided, however, that the amount of permitted Consolidated Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (i) 50% of the amount of permitted Consolidated Capital Expenditures for the immediately prior period, and (ii) the amount (if any), equal to the difference obtained by taking the Consolidated Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

           Section 6.10. Minimum Consolidated EBITDA. Permit Consolidated EBITDA on the last day of each Fiscal Quarter for the twelve-month period then ended (or with respect to the Fiscal Quarter ending on September 30, 2003, the period commencing on January 1, 2003 and ending on the last day of such Fiscal Quarter) to be less than the amount set forth below opposite such period:

Fiscal Quarter ending September 30, 2003                $38,000,000
Fiscal Quarter ending December 31, 2003                 $51,300,000
Fiscal Quarter ending March 31, 2004                    $53,500,000
Fiscal Quarter ending June 30, 2004                     $54,700,000
Fiscal Quarter ending September 30, 2004                $55,000,000
Fiscal Quarter ending December 31, 2004                 $55,500,000

Fiscal Quarter ending March 31, 2005                    $56,000,000
Fiscal Quarter ending June 30, 2005                     $57,500,000
Fiscal Quarter ending September 30, 2005                $59,000,000
For each Fiscal Quarter ending thereafter               $60,000,000

           Section 6.11. Maximum Leverage Ratio. Permit the Leverage Ratio on the last day of each Fiscal Quarter for the twelve-month period then ended (or with respect to the Fiscal Quarter ending on September 30, 2003, the period commencing on January 1, 2003 and ending on the last day of such Fiscal Quarter) to be greater than the amount set forth below opposite such period:

               6.40 for the Fiscal Quarter ending September 30, 2003;

               4.75 for the Fiscal Quarter ending December 31, 2003;

               4.10 for the Fiscal Quarter ending March 31, 2004;

               3.95 for the Fiscal Quarter ending June 30, 2004;

               3.90 for the Fiscal Quarter ending September 30, 2004;

               3.80 for the Fiscal Quarter ending December 31, 2004;

               3.55 for the Fiscal Quarter ending March 31, 2005;

               3.50 for the Fiscal Quarter ending June 30, 2005;

               3.45 for the Fiscal Quarter ending September 30, 2005; and

               3.40 for each Fiscal Quarter ending thereafter.

           Section 6.12. Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio on the last day of each Fiscal Quarter for the twelve-month period then ended (or with respect to the Fiscal Quarter ending on September 30, 2003, the period commencing on January 1, 2003 and ending on the last day of such Fiscal Quarter) to be less than 1.10 to 1.00.

           Section 6.13. Transactions with Affiliates. Enter into any transaction with, or make any payment to, any of its Affiliates (excluding any of the New Term Lenders as of the Effective Date) that is less favorable to the Borrower or any such Consolidated Subsidiary than would have been the case if such transaction had been effected on an arm's-length basis with a Person other than an Affiliate except (a) Restricted Payments permitted pursuant to Section
6.5 and/or Investments permitted pursuant to Section 6.4, Indebtedness permitted pursuant to Section 6.1 and transactions permitted pursuant to Section 6.7, (b) the Borrower may enter into transactions with other Loan Parties (not involving any other Affiliate), and (c) Loan Parties (excluding the Borrower) may enter into transactions with other Loan Parties (excluding the Borrower). If any such transaction or any series of related transactions (other than purchases and sales of Inventory in the ordinary course of business) involves payments in excess of $500,000 in the aggregate, the terms of these transactions must be disclosed in advance to the New Term Lenders.

           Section 6.14. Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets except operating leases, Capital Leases, in connection with the New Working Capital Facility, or Licenses which prohibit Liens upon the assets that are subject thereto, (b) the ability of any Loan Party or any Subsidiary of a Loan Party to pay dividends or make any other distributions with respect to any shares of its capital stock or any other equity interest or participation in its profits owned by a Loan Party or a Subsidiary of a Loan Party (other than the New Working Capital Facility Agreement), or (c) the ability of any Loan Party or Subsidiary of a Loan Party to make or repay loans or advances to the Borrower hereunder or under the New Working Capital Facility or any other Loan Party or to guarantee Indebtedness of the Borrower or any other Loan Party or to transfer any of its properties or assets to the Borrower or any other Loan Party (other than the New Working Capital Facility Agreement).

           Section 6.15. Amendments of New Working Capital Facility. Change or amend the terms of the New Working Capital Facility if the effect of any such amendment is to: (a) increase the interest rate on the New Working Capital Facility Loans; (b) change the dates upon which payments of principal or interest are due on the New Working Capital Facility Loans; or (c) change the redemption or prepayment provisions of the New Working Capital Facility Agreement to accelerate the dates therefor or to increase the premiums payable in connection therewith.

           Section 6.16. Line of Business; Changes in Business. In the case of the Borrower and its Subsidiaries, engage in any line of business other than the business of manufacturing of cutting and welding products and accessories and other product line extensions reasonably related thereto, subject to the various limitations contained in this Credit Agreement and the other Loan Documents; nor substantially alter the character of the business of the Borrower and its Subsidiaries, taken as a whole, from that conducted on the Effective Date; nor shall the Borrower engage in any trade or business or own any assets (other than the Stock of its Subsidiaries) or incur any Indebtedness or Guaranty of Indebtedness other than the New Senior Indebtedness under this Credit Agreement and the New Working Capital Facility; provided, that the Borrower may guarantee leases and other contractual obligations of its Subsidiaries.

           Section 6.17. Intentionally Omitted.

           Section 6.18. ERISA Compliance. Engage in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any "party in interest" or any "disqualified person," as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction," with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency," as defined in
Section 302 of ERISA or Section 412 of the Code; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate pursuant to
Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events described in this Section 6.18 (alone or in the aggregate) would result in a Material Adverse Effect.

           Section 6.19. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; nor cause or permit Release on, under or in any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law or an Environmental Claim, except in each case, as are not reasonably likely to result in a Material Adverse Effect.

           Section 6.20. Fiscal Year; Fiscal Quarter. Change its Fiscal Year from a Fiscal Year ending December 31 or change any of its Fiscal Quarters.

           Section 6.21. Deposit Accounts; Securities Accounts. Subject to the terms of Schedule 2.15 hereof, establish or take any action to establish any new Deposit Account, Securities Account or other similar account or instruments after the Effective Date, without the prior written notice to the Collateral Agent and, provided in all cases (other than with regard to any new Deposit Account, Securities Account or other similar account or instrument established by a Foreign Subsidiary), before any funds are deposited or transferred into any such account or before any instrument is created, such account or instrument, as applicable, shall be subject to a Blocked Account Agreement, subject to the Intercreditor Agreement.

           Section 6.22. Real Estate Purchases. Purchase a fee simple interest in real estate with an aggregate purchase price in excess of $500,000.

           Section 6.23. Change of Corporate Name, State of Incorporation or Location. Without altering the restrictions on mergers involving the Loan Parties, neither the Borrower nor any other Loan Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions or (f) consent to any amendment of its certificate of incorporation, by-laws or other organizational documents, in each case without at least thirty (30) days prior written notice to the Administrative Agent and after the Administrative Agent's written acknowledgment that any reasonable action requested by the Administrative Agent at the written direction of the Required Lenders in connection therewith, including to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of itself and the New Term Lenders, in any Collateral, has been completed or taken, and provided that with respect to the Loan Parties that were located in the continental United States as of the Effective Date any such new location for any such Loan Party shall be in the continental United States.

                                   ARTICLE 7

                                EVENTS OF DEFAULT

           In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

           (a) any representation, warranty, certification or statement made or deemed made by, or on behalf of, a Loan Party in this Credit Agreement or any other Loan Document to which it is a party (or any amendment, modification or waiver of any of the foregoing) or in connection with this Credit Agreement or any Loan Document (or any amendment, modification or waiver of any of the foregoing) or any representation warranty, certification or statement made or deemed made by, or on behalf of, any Loan Party in any report, financial statement, certificate or other document furnished by, or on behalf of any Loan Party to the Administrative Agent, or any New Term Lender pursuant to, or in connection with, this Credit Agreement or any other Loan Document (or any amendment, modification or waiver of any of the foregoing), shall prove to have been false or misleading in any material respect when made (or deemed made) or delivered;

           (b) default shall be made in the payment of principal of the New Term Loan as and when the same shall be due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

           (c) default shall be made in the payment of interest on any New Term Loan, the Fees or other amounts (other than an amount referred to in paragraph
(b) above) payable to the Administrative Agent, or a New Term Lender under this Credit Agreement, under the Fee Letter, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for more than three (3) Business Days;

           (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 2.15, (including Schedule
2.15 referenced therein), 5.2 (with respect to the existence of the Borrower and any other Loan Party), 5.4, 5.5, 5.11 or in Article 6 of this Credit Agreement;

           (e) default shall be made by any Loan Party in the due observance or performance of any covenant, condition or agreement set forth in Section 5.1 hereof and such default shall continue unremedied for three (3) Business Days;

           (f) default shall be made by any Loan Party in the due observance or performance of any other covenant or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Loan Document (other than those covered by paragraphs (a), (b), (c) or (d) of this Article 7), and such default shall continue unremedied for twenty-five (25) days after the earlier to occur of (i) a Loan Party or any Subsidiary of a Loan Party receives notice thereof from the Administrative Agent (which notice shall be given at the request of any New Term Lender) or any other Person, or (ii) an Authorized

Officer or other executive officer of a Loan Party or any Subsidiary of a Loan Party obtains knowledge of such occurrence;

           (g) default shall be made with respect to any payment, when due, of any other Material Indebtedness (other than the Obligations) of any Loan Party or any Subsidiary of a Loan Party, or any other default shall occur, if the effect of such non-payment default is to accelerate the maturity of such Material Indebtedness or to permit (with or without the giving of notice, the lapse of time or both) the holder or holders thereof (or any trustee or agent of their behalf) to cause such Material Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance arises (other than the mere passage of time) by reason of which any Loan Party is required to prepay, repurchase, redeem or otherwise defease or offer to holders of Material Indebtedness of any such Person, the opportunity to have prepaid, repurchased, redeemed or defeased, any such Material Indebtedness; or any such Material Indebtedness shall become, or be declared to be, due and payable prior to its stated maturity (provided that the foregoing clause of this paragraph (g) shall not apply to secured Indebtedness permitted hereunder that becomes due prior to its stated maturity as a result of the voluntary sale or transfer as permitted hereunder of the property or assets securing such Indebtedness);

           (h) any Loan Party or any Subsidiary of a Loan Party shall generally not pay or shall become unable to pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Loan Party or any Subsidiary of a Loan Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Loan Party or any Subsidiary of a Loan Party shall take any action to authorize, or in contemplation of, any of the foregoing;

           (i) any involuntary case, proceeding or other action against any Loan Party or any Subsidiary of a Loan Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it, or
(ii) shall remain undismissed for a period of sixty (60) days;

           (j) one or more trial court judgment(s), arbitration or binding mediation award(s) and/or settlement(s) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against, or entered into by, any Loan Party or any Subsidiary of a Loan Party, and either (i) within thirty (30) days from the entry of any such judgment or from the date of any such award or settlement (as applicable), the same shall not have been discharged, or in the case of a judgment or award, stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment, award or settlement;

           (k) (i) failure by any Loan Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, (ii) any accumulated funding deficiency (as defined in Section 302 of ERISA of Section 412 of the Code) shall exist with respect to any Plan (whether or not waived), (iii) the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the fair market value of the assets of such Plans allocable to such benefits, (iv) any Loan Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a Plan shall have occurred, (vi) the withdrawal by any Loan Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) or 4062(e) of ERISA), (vii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (viii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC,
(ix) any other event or condition which could constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (x) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA as to any Loan Party or ERISA Affiliate if the occurrence of any of the foregoing events described in this Section 7(k) (individually, or in the aggregate) would result in a Material Adverse Effect;

           (l) any Loan Party or any Subsidiary of a Loan Party is liable for a payment under any Environmental Law which is reasonably likely to have a Material Adverse Effect;

           (m) (i) this Credit Agreement, the Security Agreement, any Mortgage, or any other Loan Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void, or any material provision of any Loan Document for any reason shall cease to be valid, binding and enforceable in accordance with its terms, or any of the Loan Documents shall not give or shall cease to give the Administrative Agent or any of the other Secured Parties (as applicable), the rights, powers and privileges purported to be created hereby or thereby or shall not give or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created hereby or thereby in favor of the Administrative Agent for the benefit of itself and the other Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Loan Documents shall be contested by any Loan Party or any Subsidiary of a Loan Party; provided, that no such defect pursuant to clause (i) above with respect to a Lien granted or purported to be granted by any of the Loan Documents shall give rise to an Event of Default under this paragraph (l) unless such defect shall affect Collateral taken as a whole by an aggregate value in excess of $2,000,000;

           (n) a Change in Control shall occur;

           (o) at any time, for any reason, any Loan Party shall repudiate, or seek to repudiate, any of its Obligations, including, without limitation, in the case of a Loan Party other than the Borrower, its Guaranty under any Loan Document; or

           (p) an Event of Default shall occur under the New Working Capital Facility Agreement or any other document, agreement or instrument executed and delivered pursuant thereto or in connection therewith or that is related to the New Working Capital Facility and such event of default shall not be waived or consented to by the Required Lenders or Administrative Agent, as applicable;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and if directed by the Required Lenders shall, by notice to the Borrower and the New Working Capital Facility Agent (i) declare the principal of the New Term Loans, together with accrued and unpaid interest on the New Term Loans (and any New Term Notes) and any unpaid accrued Fees and all other amounts due and payable hereunder (or thereunder) or under any of the other Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement (or in the New Term Notes) or under any of the other Loan Documents to the contrary notwithstanding and (ii) exercise all of the rights and remedies available under the Loan Documents, pursuant to Applicable Law or in equity, including, without limitation, the right to direct the Collateral Agent to exercise the remedies available under the Security Documents subject to the terms of the Intercreditor Agreement. If an Event of Default specified in paragraphs (h) or (i) above shall have occurred, without any notice to the Borrower, the principal of, and interest on, the New Term Loans (and any New Term Notes) and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement, the New Term Notes hereunder or under any of the other Loan Documents to the contrary notwithstanding.

                                   ARTICLE 8

                                    GUARANTY

           Section 8.1. Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Secured Parties the due and punctual payment by, and performance of, the Obligations. Each Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any increase, extension or renewal of any Obligation.

           (b) Each Guarantor waives acceptance hereof, presentation to, demand for payment from and protest to, as the case may be, any Loan Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration, notice of intent to accelerate and any other notice not expressly provided for herein. The obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party (as appropriate) to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement, any Loan Document or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of any Secured Party to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, supplement, amendment or modification of any of the terms or provisions of this Credit Agreement, any New Term Note or of any other agreement; (iv) the release, exchange, waiver, foreclosure, impairment, non-perfection or invalidity of any security held by the Administrative Agent, or any guarantee or other liability of any third party, for the Obligations or any of them; (v) the failure of the Administrative Agent or the Collateral Agent (as appropriate) to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; (vi) the release or substitution of any Guarantor or guarantor; (vii) any change in the corporate existence, structure or ownership of the Borrower, any Guarantor or other guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor or other guarantor or its assets, or any resulting release or discharge of any obligation of the Borrower, any Guarantor or other guarantor contained in any Loan Document; (viii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Borrower, any other Guarantor, the Administrative Agent, the Collateral Agent, any Secured Party or any other Person, whether or not arising in connection herewith or any unrelated transaction (provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim); or (ix) any provision of Applicable Law or regulation purporting to prohibit the payment by the Borrower or any Guarantor of any amount payable by it under any Loan Document.

           (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Collateral Agent or any other Secured Party (as appropriate) to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Collateral Agent or any other Secured Party in favor of the Borrower or any Guarantor, or to any other Person.

           (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors and any circumstances affecting the Collateral or any Real Property Assets or the ability of the Borrower to perform under this Credit Agreement and the other Loan Documents.

           (e) Each Guarantor's obligations under the Guaranty shall not be released, discharged or otherwise affected by the genuineness, validity, regularity or enforceability of the Obligations, the New Term Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any Lien on any Collateral securing any Obligation or by any other circumstance relating to the Obligations or otherwise which might otherwise constitute a defense to this Guaranty. None of the Administrative Agent, the Collateral Agent or any New Term Lender makes any representation or warranty with respect to any such circumstances or has any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

           Section 8.2. No Impairment of Guaranty, etc. Subject to the terms of the Intercreditor Agreement, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except indefeasible payment and performance in full in cash of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under this Credit Agreement, any Loan Document or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Bank Credit Termination Date.

           Section 8.3. Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by any Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 8, and not in limitation of any other right which any Secured Party may have at law or in equity against the Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent (acting at the request of a Secured Party and subject to the Intercreditor Agreement), forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Secured Parties (as applicable) in cash an amount equal to the unpaid amount of such Obligation with interest thereon at a rate of interest equal to the rate specified in Section 2.7(a) hereof, and thereupon the Administrative Agent shall assign such Obligation and the Collateral Agent shall assign all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantor or Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Collateral Agent with respect to the Collateral on behalf of the Secured Parties and to the rights of the Administrative Agent with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations (including, without limitation, Post-Petition Interest) and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

           (b) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Secured Parties or directly to the New Term Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless all obligations have been indefeasibly paid in full in cash. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

           Section 8.4. Limitation on Guaranteed Amount, etc. Notwithstanding any other provision of this Article 8, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 8 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 8, any other agreement (including, without limitation, the Contribution Agreement) or Applicable Law shall be taken into account.

           Section 8.5. Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Loan Party under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of such Loan Document shall nonetheless be payable by each of the Guarantors (other than the applicable Loan Party) under this Article 8 forthwith on demand by the Administrative Agent made, in the case of any New Term Loans, at the request of the Required Lenders.

                                   ARTICLE 9

                            THE ADMINISTRATIVE AGENT

           Section 9.1. Administration by the Administrative Agent. (a) The general administration of the Loan Documents and any other documents contemplated by this Credit Agreement or any other Loan Document shall be by the Administrative Agent or its respective designees. Except as otherwise expressly provided herein, each of the New Term Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such rights and/or powers under the Loan Documents, the New Term Notes and any other documents contemplated by this Credit Agreement or any other Loan Document as are expressly delegated by the terms hereof or thereof, as appropriate, to the Administrative Agent together with all actions and all powers reasonably incidental thereto. The Administrative Agent shall have no duties, responsibilities or obligations except as expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its respective Subsidiaries that is communicated to, or obtained by, any institution serving as an Administrative Agent or any of its Affiliates in any capacity.

           (b) The Secured Parties hereby authorize the Administrative Agent (in its sole discretion):

                (i) to enter into and perform its obligations under the Loan Documents; and

                (ii) to enter into intercreditor and/or subordination agreements on terms acceptable to the Administrative Agent with Persons who have been granted Liens which are permitted pursuant to Section 6.2 hereof.

           Section 9.2. Payments; Application of Proceeds. (a) Notwithstanding anything to the contrary contained in this Credit Agreement or any other Loan Document, any amounts received by the Administrative Agent constituting income or proceeds of the Collateral or the Pledged Shares pursuant to the Loan Documents, or any other amount or payment received by it in respect of the Collateral or the Pledged Shares under, pursuant to, or in connection with any of the Loan Documents, shall be remitted to the Collateral Agent and applied in accordance with the terms of the Intercreditor Agreement.

           (b) All other amounts or payments received under this Credit Agreement or any other Loan Document that shall not otherwise constitute income or proceeds of the Collateral or the Pledged Shares, or any other payment or amount in respect thereof, the application of which is not otherwise provided for in the Intercreditor Agreement, (including as a result of or in connection with a proceeding under the Bankruptcy Code or any other similar state law proceeding involving the Borrower or any other Loan Party) shall be applied by the Administrative Agent to the payment of the Obligations in the following order:

                (i) FIRST, to pay reasonable fees, costs and expenses of the Administrative Agent and the Collateral Agent;

                (ii) SECOND, to pay interest accrued but unpaid on the New Term Loans on a pro rata basis to each New Term Lender;

                (iii) THIRD, to pay the principal balance outstanding of the New Term Loans on a pro rata basis to each New Term Lender;

                (iv) FOURTH, to pay the remainder of the Obligations or any other amounts then due under this Credit Agreement or any other Loan Document; and

                (v) FIFTH, the balance, if any, after all Obligations have been paid in full in cash, shall be returned to the Borrower or paid over to such other Person as a court of competent jurisdiction shall direct.

           All amounts to be paid to any New Term Lender by the Administrative Agent shall be credited to that New Term Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such New Term Lender's correspondent account with the Administrative Agent, or as such New Term Lender and the Administrative Agent shall agree in writing from time to time.

Section 9.3. Right of Set-Off; Sharing of Set-offs; Defaulting New Term Lender. Subject to the terms of the Intercreditor Agreement, (a) if an Event of Default shall have occurred and be continuing, each New Term Lender, and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such New Term Lender, or Affiliate to or for the credit or the account of the Borrower, or any other Loan Party against any and all of the obligations of the Borrower, or any other Loan Party, as the case may be, now or hereafter existing under this Credit Agreement or any other Loan Document held by such New Term Lender, or Affiliate, irrespective of whether or not such New Term Lender or Affiliate shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of each New Term Lender and each Affiliate under this
Section 9.3 are in addition to other rights and remedies (including other rights of setoff) which such New Term Lender or Affiliate may have; provided that such rights are at all times subject to the terms of the Intercreditor Agreement. Any New Term Lender agrees promptly to notify the applicable Loan Party after any such set-off; provided, that the failure to so notify shall not affect the validity or enforceability of such set-off.

           (b) If any New Term Lender shall, by exercising any right of banker's lien, set-off or counterclaim (including, without limitation, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such New Term Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of any principal of or interest on any of its New Term Loans resulting in such New Term Lender receiving payment of a greater proportion of the aggregate amount of its New Term Loans and accrued interest thereon than the proportion received by any other New Term Lender, then the New Term Lender receiving such greater proportion shall purchase (for cash at face value) participations in the New Term Loans of other New Term Lenders to the extent necessary so that the benefit of all such payments shall be shared by the New Term Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective New Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to (W) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including, without limitation, pursuant to Section 2.6) and (X) any payment obtained by a New Term Lender as consideration for the assignment of, or sale of a participation in, any of its New Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 9.3(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, and subject to the terms of the Intercreditor Agreement, that any New Term Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of banker's lien, set-off and counterclaim with respect to such participation as fully as if such New Term Lender were a direct creditor of the Borrower in the amount of such participation.

           Section 9.4. Notice to the New Term Lenders. Upon receipt by the Administrative Agent from any of the Loan Parties of any communication calling for an action on the part of the New Term Lenders or upon written notice to the Administrative Agent of any Event of Default, the Administrative Agent will in turn promptly inform the Collateral Agent (if the Administrative Agent is not the Collateral Agent) and the New Term Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Administrative Agent by the Borrower, the Administrative Agent or a New Term Lender.

           Section 9.5. Liability of the Collateral Agent and the Administrative Agent. (a) The Administrative Agent, when acting on behalf of the other New Term Lenders, may execute any of its duties under this Credit Agreement or the other Loan Documents by or through its directors, officers, agents, or employees and neither the Administrative Agent, nor their respective officers, agents or employees shall be liable to the New Term Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the New Term Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct as determined by a final and non-appealable order or judgment of a court of competent jurisdiction. The Administrative Agent and its directors, officers, agents, and employees shall in no event be liable to the New Term Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from, or with the consent of, the Required Lenders or such number or percentage of the New Term Lenders as shall be necessary as provided in Section 10.11, as the case may be, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither of the Administrative Agent nor any of their respective directors, officers, employees, or agents shall be responsible to any of the New Term Lenders for or have any duty to ascertain or inquire into the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest or Lien contemplated by, this Credit Agreement, any other Loan Document or any related agreement, instrument, document or order, or for the contents of any certificate, report or other document delivered in connection with any Loan Document or for freedom of any of the Collateral from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Loan Document, or any related agreement, instrument, document, or order.

           (b) Neither of the Administrative Agent (in its capacity as agent for the New Term Lenders), nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure or delay in performance or breach by any of the New Term Lenders of any of such New Term Lender's obligations under this Credit Agreement, the other Loan Documents or any related agreement or document or in connection herewith or therewith. No New Term Lender or any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure or delay in performance or breach by any other New Term Lender of such other New Term Lender's obligations under this Credit Agreement, the other Loan Documents or any related agreement or document or in connection herewith or therewith.

           (c) The Administrative Agent as agent for the New Term Lenders hereunder, shall be entitled to conclusively rely on, and shall fully be protected in relying on, any notice, request, certificate, consent, statements, communication, instrument, document or other writing believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons. The Administrative Agent shall also be entitled to conclusively rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other professional advisors and experts selected by it, and shall be entitled to rely on advice of, and shall not be liable for any action taken or not taken by it in accordance with the advice of, any such counsel, accountants, advisors or experts.

           (d) None of the provisions of this Credit Agreement shall require the Administrative Agent or the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

           (e) Whenever in the administration of the provisions of this Credit Agreement the Administrative Agent or the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Administrative Agent or the Collateral Agent, be deemed to be conclusively proved and established by a certificate signed by the New Term Lenders and delivered to the Administrative Agent or the Collateral Agent and such certificate, in the absence of gross negligence, willful misconduct or bad faith on the part of the Administrative Agent or the Collateral Agent, shall be full warrant to the Administrative Agent or the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Credit Agreement upon the faith thereof.

           Section 9.6. Reimbursement and Indemnification. Each of the New Term Lenders agrees (i) to reimburse the Administrative Agent for such New Term Lender's pro rata share (determined at the time such reimbursement is sought hereunder) of any expenses and fees incurred for the benefit of the New Term Lenders under the Loan Documents, including, without limitation, counsel fees and compensation of agents, employees, financial advisors and other professionals paid for services rendered for the benefit of the New Term Lenders, and any other expense incurred in connection with the operation or administration of the Loan Documents or the enforcement thereof not reimbursed by or on behalf of the Borrower and (ii) to indemnify and hold harmless the Administrative Agent, and any of its directors, officers, employees, or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any of the Loan Documents or any related agreement or document, or any action taken or omitted by it or any of them under any of the Loan Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Loan Party (except such as shall result from the gross negligence or willful misconduct of the Person to be indemnified or held harmless, as applicable. To the extent indemnification payments made by the New Term Lenders pursuant to this Section 9.6 are subsequently recovered by the Administrative Agent or from a Loan Party, the

Administrative Agent will promptly refund such previously paid indemnity payments to the New Term Lenders. The obligations of the New Term Lenders pursuant to this Section 9.6 shall survive the earlier registration or removal of the Administrative Agent or Bank Credit Termination Date.

           Section 9.7. Independent Investigation by New Term Lenders. Each of the New Term Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Loan Documents independently and without reliance upon any Agent or any other New Term Lender, based on such documents and information as it has deemed appropriate, and based its own analysis of the transactions contemplated hereby and by the other Loan Documents and of the creditworthiness of the Loan Parties; and each of the New Term Lenders agrees that none of the New Term Lenders shall bear any responsibility therefor. Each New Term Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other New Term Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

           Section 9.8. Delegation to Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise any of its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such sub-agents may perform any and all of their duties and exercise rights and powers through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent.

           Section 9.9. Agreement of the New Term Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf of, or for the benefit of, all New Term Lenders upon the direction of the Required Lenders and any such action shall be binding on all New Term Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 10.11 hereof.

           Section 9.10. Notice of Transfer. The Administrative Agent may deem and treat any New Term Lender which is a party to this Credit Agreement as the owner of such New Term Lender's respective portions of the New Term Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such New Term Lender shall have been received by the Administrative Agent and shall have become effective in accordance with Section
10.3 hereof.

           Section 9.11. Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the New Term Lenders and the Borrower, but such resignation of the Administrative Agent shall not become effective until acceptance by a successor administrative agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall promptly appoint a successor administrative agent from among the New Term Lenders which successor shall be experienced and sophisticated in lending; provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrower; provided, however, that such approval by the Borrower shall not be required at any time when a Default or a

Event of Default is continuing. If no successor Administrative Agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, the Borrower may appoint a successor administrative agent; provided that any such successor must (a) be experienced and sophisticated in lending, (b) be reasonably acceptable to the Required Lenders, (c) be either a New Term Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and (d) have a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Loan Documents and any other credit documentation and (c) such successor Administrative Agent shall execute such documents, as may be reasonably requested by the retiring Administrative Agent, or required pursuant to the terms of the Loan Documents in order to assume or confirm such successor Administrative Agent's rights, powers, privileges, duties and obligations under any such Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9 shall inure to benefit of such retiring Administrative Agent, its sub-agents and its Related Parties as to any actions taken or omitted to be taken by any of them while it was Administrative Agent or acting on behalf of the Administrative Agent under this Credit Agreement and the other Loan Documents.

           Section 9.12. New Term Lender Payments. (a) Except as otherwise provided herein, all payments by any New Term Lender hereunder shall be made to the Administrative Agent at the office of Deutsche Bank Trust Company Americas, ABA # 021001033, A/C # 01419647, A/C Name: Corporate Trust, Ref: New Term Lender Account, Account # 37090, Attn: Hugo Gindraux, not later than 12:00 p.m. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

           (b) If the Administrative Agent or any New Term Lender is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under any debtor relief law, any portion of a payment made by the Borrower, each New Term Lender agrees that it shall, on demand of the Administrative Agent, return its share of the amount to be returned which was received by the applicable New Term Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

                                   ARTICLE 10

                                  MISCELLANEOUS

           Section 10.1. Notices. (a) Except in the case of notices and other communications that are expressly permitted to be given only by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight courier, certified or registered mail or sent by facsimile addressed as follows:

     (i)  if to the Administrative Agent, to it as follows:

           Deutsche Bank Trust Company Americas
           280 Park Avenue, 9th Floor
           New York, NY 10017
           Attention: Hugo Gindraux
           Fax No.:  212-454-2226/2227
           Email: hugo.gindraux@db.com

     (ii) if to any New Term Lender, to it at its address (or facsimile number or email address) set forth in its signature page hereto;

     (iii) if to the Borrower or any other Loan Party, to it as follows:

           Thermadyne Holdings Corporation
           16052 Swingly Ridge Road, Suite 300
           Chesterfield, MO 63017
           Attention: Mr. James Tate
           Fax:       (636) 728-3010

           or

           For administrative notices:

           Thermadyne Holdings Corporation
           16052 Swingly Ridge Road, Suite 300
           Chesterfield, MO 63017
           Attention: Patricia Williams
           Fax:       (636) 728-3010

           with copies to:

           Weil, Gotshal & Manges
           100 Crescent Court, Suite 1300
           Dallas, TX 75201
           Attention: R. Scott Cohen
           Fax:       (214) 746-7777

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this Section 10.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (w) on the third Business Day after the date when sent, postage prepaid, return receipt requested, if by certified or registered mail, (x) when delivered, if delivered by hand or overnight courier service, (y) when receipt is acknowledged, if by facsimile or (z) in each case addressed to such party as provided in this
Section 10.1 or in accordance with the latest unrevoked written direction from such party.

           (b) No notice to or demand on any of the Loan Parties on any occasion shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in the same, similar or other circumstances, unless otherwise expressly required under this Credit Agreement.

           Section 10.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations, agreements and covenants made by any of the Loan Parties herein, in any other Loan Document or in any certificate or other instrument delivered by it or on its behalf in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the New Term Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, and the execution and delivery of the New Term Notes, in each case, regardless of any investigation made by the Administrative Agent, or any of the New Term Lenders or on their behalf and notwithstanding the Administrative Agent, or any New Term Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as any Obligation is outstanding and unpaid. All statements in any such certificate or other instrument delivered in connection with, or pursuant to this Credit Agreement or other Loan Document shall constitute representations and warranties by the Loan Parties hereunder.

           Section 10.3. Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; provided, however, that neither the Borrower nor any other Loan Party may assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and all of the New Term Lenders (and any attempted assignment on transfer without such consent shall be null and void) other than transactions permitted in Section 6.7 hereof, and all covenants, promises and agreements by or on behalf of any of the Loan Parties which are contained in this Credit Agreement or any other Loan Document shall inure to the benefit of the successors and assigns of the Administrative Agent and the New Term Lenders. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the New Term Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any other Loan Document.

           (b) Each of the New Term Lenders may (but, except to the extent otherwise expressly provided in Section 10.3(c) below), upon prior notice to the Administrative Agent assign to one or more New Term Lenders or an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of the New Term Loan at the time owing to it and any New Term Note held by it); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning New Term Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment of the New Term Loan shall (Y) in the case of a Loan, be in a minimum Loan amount of $1,000,000 (or such lesser amount as shall equal the assigning New Term Lender's entire Loan) and (iii) after giving effect to such assignment, the assigning New Term Lender's remaining outstanding New Term Loan outstanding (as appropriate) shall each either be zero or an amount equal to $1,000,000 or more, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit C hereto (which shall include a signature page substantially in the form of the signature pages hereto for the New Term Lenders), together with the assigning New Term Lender's original note (if any) evidencing the New Term Loan or being assigned and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning New Term Lender or the assignee (which fee shall also be payable in the case of an assignment by a New Term Lender to an Affiliate of such New Term Lender, however, the amount of such fee shall be $1,500 in such case and in the case of an assignment by a New Term Lender to another New Term Lender hereunder or in the case of an assignment by a New Term Lender to a Related Fund) and (v) it shall deliver to the Borrower and the Administrative Agent certification as to the exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be later than five (5) Business Days after the date of acceptance and recording in the Register by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a New Term Lender hereunder and under the other Loan Documents and shall be bound by the provisions hereof; provided, however, that such assignee shall not be entitled to receive any greater payment under
Section 2.12 (disregarding any future benefits of payments that may arise with respect to such assignee) than the assigning New Term Lender would have received had such assignment not occurred and (y) the assigning New Term Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning New Term Lender of its obligations hereunder while a New Term Lender shall be preserved after such assignment, and such New Term Lender shall not be relieved of any liability to the Borrower due to any such breach. In the case of an Assignment and Acceptance covering all or the remaining portion of the assigning New Term Lender's rights and obligations under this Credit Agreement, such assigning New Term Lender shall cease to be a party hereto (but shall be entitled to the benefits of Sections 2.9, 2.10, 2.12, 10.4 and 10.5 hereof).

           (c) Each New Term Lender, in accordance with Section 10.3(b) above (other than the provisions of the first parenthetical phrase appearing therein) may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, upon prior written notice to the Administrative Agent, to any other New Term Lender hereunder; provided, that with respect to any assignment to another New Term Lender hereunder (X) the assignment of the New Term Loan shall be in a minimum amount of $1,000,000 (or such lesser amount as shall equal the assigning New Term Lender's entire Loan), and (Y) after giving effect to such assignment, the assigning New Term Lender's remaining New Term Loan outstanding shall either be zero or an amount equal to $1,000,000 or more. Any such assignment to any Affiliate or Related Fund of the assigning New Term Lender shall not be subject to the requirement that the amount of the New Term Loan of the assigning New Term Lender subject to each assignment be in a minimum principal amount of $1,000,000.

           (d) By executing and delivering an Assignment and Acceptance, the assigning New Term Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning New Term Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor New Term Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Loan Parties or the performance or observance by any of the Loan Parties of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent Financial Statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such Financial Statements shall have then been delivered, then copies of the Financial Statements referred to in Section 3.6(a) hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning New Term Lender, the Administrative Agent, any other New Term Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and the other Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Loan Documents are required to be performed by it as a New Term Lender.

           (e) The Administrative Agent shall maintain at one of its offices in any State of the United States, a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the New Term Lenders, the principal amount of the New Term Loan, and interest amounts, owing to each New Term Lender from time to time and the amount of principal and interest paid with respect to each New Term Loan to each New Term Lender and amounts due and payable or to become due and payable and amounts paid by the Borrower to the Administrative Agent from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Loan Parties, the Administrative Agent and the New Term Lenders may treat each Person whose name is recorded in the Register as a New Term Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by any Loan Party or any New Term Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of the New Term Loan or whether or not evidenced by a New Term Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of the New Term Loan evidenced by a New Term Note shall be registered on the Register only upon surrender of the New

Term Note evidencing such New Term Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more New Term Notes shall be issued to the assignee and the old New Term Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled".

           (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning New Term Lender and an assignee together with the assigning New Term Lender's original note (if any) evidencing the New Term Loan or being assigned thereby, the processing and recordation fee and evidence of the Administrative Agent's and the Borrower's written consent to such assignment (as required), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for any surrendered New Term Note, a New Term Note to the order of such assignee and its registered assigns in an amount equal to the principal amount of the New Term Loan (as appropriate) assumed by the assignee New Term Lender pursuant to such Assignment and Acceptance and if the assigning New Term Lender has retained any portion of the New Term Loan hereunder, a New Term Note to the order of the assigning New Term Lender and its registered assigns in an amount equal to the principal amount of the New Term Loan retained by it hereunder. Such New Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered New Term Note (or if applicable, the outstanding principal amount of the New Term Loan owed to the assigning New Term Lender immediately preceding the relevant assignment), shall be dated the date of the surrendered New Term Note and shall otherwise be in substantially the form of the surrendered note.

           (g) Each of the New Term Lenders may, without the consent of any of the Loan Parties, the Administrative Agent or the other New Term Lenders, sell participations to one or more banks or other financial institutions, investing companies or funds in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of the New Term Loan at the time owing to it and any related New Term Note; provided, however, that (i) any such New Term Lender's obligations under this Credit Agreement shall remain unchanged and it shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) any agreement or instrument pursuant to which a New Term Lender sells such a participation shall provide that such New Term Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents and that such participant shall not be granted any voting rights or any right to control the vote of such New Term Lender under this Credit Agreement by the New Term Lender selling a participation hereunder, except that such participant may be granted voting rights (or a right to control the vote of such New Term Lender under this Credit Agreement) with respect to
(A) proposed decreases to interest rates or Fees, (B) any extensions of the final maturity of the New Term Loan and Fees (in each case, as applicable to such participant), (D) releases of all or substantially all the Collateral and
(iii) the participating banks or other entities shall be entitled to the cost protection provisions, and subject to the obligations, contained in Sections 2.9, 2.10 and 2.11 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the New Term Lender granting such participation would have been entitled to receive, unless the sale of the participation was made with the Borrower's prior written consent, (iv) the Loan Parties, the Administrative Agent and the other New Term Lenders shall continue to deal solely and directly with such New Term Lender in connection with such New Term Lender's and its participants' rights and obligations under this Credit Agreement, and (v) such New Term Lender, acting for this purpose as an agent for the Borrower, shall maintain at one of its offices a copy of the agreement pursuant to which such participation is granted (the "Participation Agreement") and each agreement pursuant to which any interest in such participation is assigned by the participant, and a register for the recordation of the names and addresses of each participant (and any such assignee of such participation), its respective interests in the principal amounts of the New Term Loan, and interest amounts, owing to the New Term Lender (the "Participant Register") and such New Term Lender shall collect prior to the time such participant receives payments with respect to such participation from each such participant the appropriate forms and statements described in Section 2.12 (and updated as required by Section 2.12) as if such participant were a New Term Lender under Section 2.12. Each such Participation Agreement shall provide that such participation (and any assignment thereof) shall be effective upon recordation in such Participation Register.

           (h) A New Term Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant (provided such assignee or participant or proposed assignee or participant is not a direct competitor of any material business of the Loan Parties) any information relating to any of the Loan Parties or their Subsidiaries furnished to the Administrative Agent or such New Term Lender by or on behalf of the Borrower or any other Loan Party; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section
10.17 hereof.

           (i) Any assignment pursuant to paragraph (b) or (c) of this Section
10.3 shall constitute an amendment of Schedule 2.1(a) hereto (Schedule of Outstanding New Term Loans) as of the effective date of such assignment.

           (j) Any New Term Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such New Term Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.3 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a New Term Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such New Term Lender as a party hereto.

           Section 10.4. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and/or the other individual members of the steering committee in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the New Term Loans, the Collateral, the Pledged Shares, any Real Property Asset or any Loan Document, including but not limited to, the reasonable out-of-pocket, costs and internally allocated charges of legal counsel or audit or field examinations of the Administrative Agent or the other individual members of the steering committee in connection with the preparation, negotiation and administration of this Credit Agreement, the verification of financial data or the transactions contemplated hereby, and the reasonable fees and disbursements of CCV Restructuring, LLC, Seward & Kissel LLP, counsel for the Administrative Agent and the Collateral Agent, Clifford Chance US LLP, counsel for ABN AMRO Bank N.V., as a New Term Lender, and (b) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any New Term Lender in connection with the enforcement or protection (as distinguished from administration) of its rights and remedies (or the rights and remedies of the Administrative Agent, the New Term Lenders or the other Secured Parties) in connection with this Credit Agreement, the other Loan Documents, the New Term Loan or any New Term Note or as a result of any transaction, action or non-action arising from any of the foregoing, incurred during any workout, restructuring or negotiations in respect of the New Term Loan, including but not limited to, the reasonable fees and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any of the New Term Lenders. Such payments shall be made on demand. The obligations of the Borrower under this Section 4 shall survive the Bank Credit Termination Date, the termination of this Credit Agreement and the payment of the New Term Loans.

           Section 10.5. Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Collateral Agent and each New Term Lender, and their respective Related Parties (each of the foregoing, an "Indemnified Party"), to the full extent permitted by Applicable Law, from and against any and all claims, demands, losses, judgments, damages, expenses and liabilities (including, without limitation, liabilities for penalties) incurred by or asserted against any of them as a result of, or arising out of, or in any way related to, or by reason of, any actual or prospective investigation, claim, litigation or other proceeding (whether based on contract, tort or other theory and regardless of whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of any Loan Document or any other agreement or instrument contemplated thereby or the use of the proceeds of any New Term Loans hereunder or the consummation of any other transaction contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, claim, litigation or other proceeding (but excluding any such claims, demands, losses, judgments, damages, expenses and liabilities of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party as determined by a final non-appealable order or judgment of a court of competent jurisdiction). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable fees and expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless
(i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or in addition to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent, by the Collateral Agent or by any other Person either against the Administrative Agent, the Collateral Agent or the New Term Lenders or in connection with which any officer or employee of the Administrative Agent, the Collateral Agent or the New Term Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of CCV Restructuring, LLC, Seward & Kissel LLP, counsel to the Administrative Agent, Clifford Chance US LLP, counsel to ABN AMRO Bank N.V., as a New Term Lender, and any reasonable out-of-pocket costs incurred by the Administrative Agent, the Collateral Agent or any New Term Lender in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this Section 10.5 shall survive the Bank Credit Termination Date, the termination of this Credit Agreement and the payment of the New Term Loans and shall inure to the benefit of any Person who is a New Term Lender notwithstanding such Person's assignment of its New Term Loan hereunder. Any amount due under this Section 10.5 shall be payable by the Borrower promptly after written demand therefor.

           If a Loan Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Loan Document, or any representation or warranty of a Loan Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at the rate per annum set forth in Section 2.7(a)(iii) from time to time in effect from the date advanced to the date of repayment.

           Section 10.6. CHOICE OF LAW. THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY NEW TERM NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN A JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE WAS FILED SHALL APPLY.

           Section 10.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON (WHETHER

DIRECTLY OR INDIRECTLY) THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER LOAN DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

           Section 10.8. WAIVER WITH RESPECT TO DAMAGES. EACH LOAN PARTY ACKNOWLEDGES THAT NONE OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR THE NEW TERM LENDERS HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY LOAN PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE NEW TERM LENDERS, ON THE ONE HAND, AND THE LOAN PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF CREDITOR AND DEBTOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO LOAN PARTY SHALL ASSERT, AND EACH LOAN PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY NEW TERM LENDER OR ANY OTHER INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE NEW TERM LOAN OR THE USE OF THE PROCEEDS THEREOF.

           Section 10.9. No Waiver. No failure on the part of the Administrative Agent, the Collateral Agent or any New Term Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under any New Term Note, or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy or any abandonment or discontinuance of steps to enforce any such right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies hereunder and under the Loan Documents are cumulative and are not exclusive of any other rights, powers and remedies provided by Applicable Law or otherwise. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.11 hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the continuation or conversion of a Loan hereunder shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any New Term Lender may have had notice or knowledge of such Default or Event of Default at the time.

           Section 10.10. Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on the New Term Loan or any other amount due hereunder or under any other Loan Document, become due and payable on a day other than a Business Day, the due date of such payment, prepayment or other amount shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

           Section 10.11. Amendments, etc. (a) Unless otherwise provided herein, neither this Credit Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Credit Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the other Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, that no such agreement, without the written consent of each New Term Leader, shall (i) reduce the principal amount of the New Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, (ii) postpone the scheduled date of payment of the principal amount of the New Term Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, (iii) change Section 2.14(b) or 9.3(b) in a manner that would alter the pro rata sharing of payments required thereby, (iv) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of New Term Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, (v) release substantially all of the Guarantors from their respective Guaranty hereunder (except as expressly provided herein), or limit its liability in respect of such Guaranty, (vi) release all or substantially all of the Collateral, or (vii) change the definition of "Interest Period" to provide for additional interest periods permitted thereby that are longer than those such periods permitted on the Effective Date; provided, further, that no such agreement shall amend, modify or otherwise affect the rights, duties, indemnities, immunities of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as appropriate.

           (b) Each holder of a New Term Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein (whether or not any applicable note shall have been marked to indicate such amendment, modification, waiver or consent); and any consent by any holder of a New Term Note shall bind any Person subsequently acquiring such New Term Note (whether or not any applicable New Term Note is so marked).

           Section 10.12. Severability. Any provision of this Credit Agreement or of any New Term Note which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 10.13. SERVICE OF PROCESS. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS (FOR ITSELF AND ITS PROPERTY) TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY (AND TO ANY APPELLATE COURT FROM ANY THEREOF), FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR BASED UPON, THIS CREDIT AGREEMENT THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER THEREOF OR ANY JUDGMENT (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH PARTY HERETO AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER PARTIES HERETO. FINAL JUDGMENT AGAINST ANY LOAN PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE LOAN PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A LOAN PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH LOAN PARTY OR SUCH ASSETS MAY BE FOUND. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 10.1 HEREOF.

           Section 10.14. Headings. Article and Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

           Section 10.15. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

           Section 10.16. Subordination of Intercompany Indebtedness, Receivables and Advances. Each Loan Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances, directly or indirectly, made by or owed to such Loan Party by any other Loan Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior indefeasible payment in full in cash of the Obligations. Each Loan Party hereby agrees that it will not become obligated or otherwise liable for any intercompany Indebtedness, or other intercompany receivable or intercompany advance that is owed to any Subsidiary of the Borrower that is not a Loan Party, unless such Subsidiary agrees that such Indebtedness, receivable or advance (as applicable) is subordinated to the Obligations to the extent set forth above in the immediately preceding sentence.

           Section 10.17. Confidentiality. The Administrative Agent and each of the New Term Lenders understands that some of the information furnished to it pursuant to this Credit Agreement and the other Loan Documents may be received by it prior to the time that such information shall have been made public, and each Administrative Agent, and each of the New Term Lenders hereby agrees that it will keep all the Information (as defined below) received by it confidential except that a New Term Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investments advisors, lawyers and Affiliates (other than Affiliates that are direct competitors of any material business of the Loan Parties) as they need to know such information in connection with this Credit Agreement or any other Loan Document and who will be advised of the confidential nature of such information; (ii) to any other party to this Credit Agreement; (iii) to a proposed assignee or participant in accordance with
Section 10.3(h) hereof or any swap counterparty; provided, that such proposed assignee or participant shall agree in writing to be bound by the confidentiality provisions set forth herein; (iv) to the extent required by Applicable Law and regulations or by any subpoena or other legal process; (v) to the extent requested by any bank regulatory authority or other regulatory authority; (vi) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or (B) becomes available to such New Term Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates; (vii) to the extent the Borrower shall have consented to such disclosure; or (viii) in connection with the servicing of the New Term Loans hereunder, in protecting, exercising or enforcing any rights and/or remedies in connection with any Loan Document or in any proceeding in connection with any Loan Document or any of the transactions contemplated thereby. For the purposes of this Section, "Information" means all information received from the Borrower, any other Loan Party, or any Related Party with respect to the Borrower or any Loan Party, or any Related Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, or any New Term Lender on a nonconfidential basis prior to disclosure by the Borrower, any Loan Party or any Related Party; provided that, in the case of information received from the Borrower, any Loan Party and any Related Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the Information, shall not apply to the tax structure or tax treatment of the Agreement and other Loan Documents (the "Transaction"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the Transaction and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

           Section 10.18. Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) the Fee Letter, the Security Agreement, the Intercreditor Agreement and any Loan Documents relating to the grant of a Lien to the Collateral Agent (for the benefit of the Secured Parties) represents the entire agreement of the parties with regard to the subject matter hereof.

           Section 10.19. Enforcement of Rights; No Obligation to Marshall Assets. In enforcing any rights under this Credit Agreement or any other Loan Document, none of the Administrative Agent, the Collateral Agent or any of the New Term Lenders shall be required to resort to any particular security, right or remedy through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, each Loan Party hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

           Section 10.20. Reproduction of Documents. The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers, amendments and modifications that may hereafter be executed; (b) the Loan Documents; and (c) Financial Statements, certificates, and other information previously or hereafter furnished to the Administrative Agent or any New Term Lender may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by Applicable Law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 10.21. Change in GAAP. In the event of any change in GAAP required by the promulgation of any rule, regulation, opinion or other pronouncement of FASB or if applicable, the Securities and Exchange Commission (or any successor to either of them), and such change affects in the method of calculating the financial covenants or any of the defined terms used therein, then the Borrower and the New Term Lenders agree to negotiate in good faith to amend the affected provisions of this Credit Agreement as necessary so that the covenant levels and/or the criteria for evaluating the consolidated financial condition of the Borrower and its Subsidiaries as set forth in the financial covenants shall be the same as if such change in generally accepted accounting principles had not occurred.

           Section 10.22. "Most Favored" Secured Creditor. The following provisions shall apply from and after the Effective Date of this Credit Agreement for the benefit of the New Term Lenders, with respect to the execution and delivery of the amendments to the New Working Capital Facility Agreement, affecting the following provisions (i) covenants set forth in Articles 5 or 6 thereof or any of the Schedules or Annexes thereto, (ii) Events of Default set forth in Article 7 thereof, and (iii) the provisions affecting interest rate, applicable margin or any other factors affecting the pricing of the loans under the New Working Capital Facility:

           (a) In the event that the New Working Capital Facility Agreement is amended such that any affirmative or negative covenants or Event of Default set forth in the New Working Capital Facility Agreement or any of the definitions related thereto is added or, pursuant to an amendment thereto, is made more restrictive on the New Working Capital Facility Borrower or any of the other Credit Parties (as defined therein) or more beneficial to the New Working Capital Facility Agent and the New Working Capital Facility Lenders, than the corresponding covenant, Event of Default or any of the definitions related thereto is restrictive on the Borrower or any of its Consolidated Subsidiaries or as beneficial to the New Term Lenders, the Administrative Agent and the Collateral Agent in the Credit Agreement, then the Credit Agreement shall be deemed amended so that it includes such new or amended covenant, Event of Default or related definition so that such covenant, Event of Default or any such related definition becomes as restrictive on the Borrower or its Consolidated Subsidiaries or as beneficial to the New Term Lenders as such covenant, Event of Default or related definition, as amended, in the New Working Capital Facility.

           (b) In the event that the provisions affecting interest payable on the New Working Capital Loans, including, the interest rate per annum, the applicable margin and any other factors affecting the pricing of the loans under the New Working Capital Facility shall be amended such that the relative pricing of the loans under the New Working Capital Facility vis-a-vis the pricing of the New Term Loans under the Credit Agreement becomes relatively more favorable to the New Working Capital Facility Lenders than the relative pricing that existed on the Effective Date, then the pricing of the New Term Loans shall be deemed amended so that it includes similar pricing adjustments to those adopted under the New Working Capital Facility.

           Section 10.23. Collateral Agent. Each of the New Term Lenders hereby agrees that the Collateral Agent shall enter into the Loan Documents concerning the Collateral and that all of the provisions concerning the rights, duties and obligations of the Collateral Agent shall be set forth in the Security Agreement to be executed and delivered by the Collateral Agent, the Guarantors and the Borrower in substantially the form of Exhibit E-1 hereto.

                            [SIGNATURE PAGES FOLLOW]

           IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

                         THERMADYNE HOLDINGS CORPORATION


                                           By: /s/ James H. Tate
                                           -------------------------------------
                                           Name:  James H. Tate
                                           Title: Senior Vice President and
                                                  Chief Financial Officer








                     [Signature Page to Credit Agreement ]

           The following Persons are signatories to this Credit Agreement in their capacity as Guarantors:

                                    THERMAL DYNAMICS CORPORATION


                                    By: /s/ James H. Tate
                                       -----------------------------------------
                                       Name:  James H. Tate
                                       Title: Senior Vice President and Chief
                                              Financial Officer

                                    TWECO PRODUCTS, INC.


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                    VICTOR EQUIPMENT COMPANY


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                    C&G SYSTEMS, INC.


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer




                      [Signature Page to Credit Agreement]

                                    STOODY COMPANY


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                    THERMAL ARC, INC.


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                   THERMADYNE INTERNATIONAL CORP.


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                    PROTIP CORPORATION


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer



                      [Signature Page to Credit Agreement]

                                    THERMADYNE INDUSTRIES, INC.


                                     By: /s/ James H. Tate
                                         ---------------------------------------
                                         Name:  James H. Tate
                                         Title: Senior Vice President and Chief
                                                Financial Officer



                                    THERMADYNE RECEIVABLES, INC.


                                     By: /s/ James H. Tate
                                         ---------------------------------------
                                         Name:  James H. Tate
                                         Title: Senior Vice President and Chief
                                                Financial Officer


                                    MECO HOLDING COMPANY


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                    C&G SYSTEMS HOLDINGS, INC.


                                    By: /s/ James H. Tate
                                        ----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer



                     [Signature Page to Credit Agreement ]

                                    THERMADYNE CYLINDER CO.


                                    By: /s/ James H. Tate
                                       -----------------------------------------
                                        Name:  James H. Tate
                                        Title: Senior Vice President and Chief
                                               Financial Officer










                      [Signature Page to Credit Agreement]

           The following Person is a signatory to this Credit Agreement in its capacity as Administrative Agent and Collateral Agent:



                                  DEUTSCHE BANK TRUST COMPANY AMERICAS, as
                                  Administrative Agent and Collateral Agent


                                  By: /s/ Richard L. Buckwalter
                                      ------------------------------------------
                                      Name:  Richard L. Buckwalter
                                      Title: Vice President

                                  Deutsche Bank Trust Company Americas
                                  280 Park Avenue, 9th Floor
                                  New York, NY 10017
                                  Attention:  Hugo Gindraux
                                  Fax No.:  212-454-2226/27
                                  Email:    hugo.gindraux@db.com
                                            --------------------




                      [Signature Page to Credit Ageement ]

           The following Persons are signatories to this Credit Agreement in their capacity as New Term Lenders:

                                    ABN AMRO BANK NV., MILAN BRANCH


                                    By: /s/ Anna Clivio
                                        ----------------------------------------
                                        Name:  Anna Clivio
                                        Title: Head CFCPUT - Italy


                                    By: /s/ Daniela Orlando
                                        ----------------------------------------
                                        Name:   Daniela Orlando
                                        Title:  Head of Industrias, Italy


                                    ABN AMRO Bank N.V., Milan Branch
                                    Via Meravigli 7
                                    20123 Milan, Italy
                                    Attention:  Margaritella Sergio
                                    Fax No.:  39-02-72267677
                                    Email:  Margaritella.Sergio@abnamro.com
                                            -------------------------------





                     [Signtaure Page to Credit Agreement ]

                                   ABN AMRO BANK N.V.


                                   By: /s/ David W. Stack
                                       -----------------------------------------
                                       Name:  David W. Stack
                                       Title: Group Vice President


                                      By: /s/ William J. Fitzgerald
                                          --------------------------------------
                                          Name:   William J. Fitzgerald
                                          Title:  Group Senior Vice President

                                   ABN AMRO Bank N.V.
                                   350 Park Ave., 2nd Floor
                                   New York, NY 10022
                                   Attention:  David W. Stack
                                   Fax No.:  212-251-3685
                                   Email:  david.stack@abnamro.com
                                           -----------------------




                      [Signature Page to Credit Agreement]

                                   AG CAPITAL FUNDING PARTNERS, L.P.
                                   By: Angelo, Gordon & Co., L.P., as Investment
                                       Advisor


                                   By: /s/ John W. Fraser
                                       -----------------------------------------
                                       Name:  John W. Fraser
                                       Title: Managing Director


                                   c/o Angelo Gordon & Co.
                                   245 Park Ave., 26th Floor
                                   New York, NY  10167
                                   Attention:  Brad Pattelli
                                   Fax No.:  212-867-1388
                                   Email:  bpattelli@angelogordon.com
                                           --------------------------



                      [Signature Page to Credit Agreement]

                                    SILVER OAK CAPITAL LLC


                                    By: /s/ Michael L. Gordon
                                        ----------------------------------------
                                        Name:  Michael L. Gordon
                                        Title: Authorized Signatory



                                    c/o Angelo Gordon & Co.
                                    245 Park Ave., 26th Floor
                                    New York, NY  10167
                                    Attention:  Brad Pattelli
                                    Fax No.:  212-867-1388
                                    Email:  bpattelli@angelogordon.com
                                            --------------------------




                     [Signature Page to Credit Agreement ]

                                             NORTHWOODS CAPITAL, LIMITED


                                             By: /s/ John W. Fraser
                                                 -------------------------------
                                                 Name:  John W. Fraser
                                                 Title: Managing Director



                                             c/o Angelo Gordon & Co.
                                             245 Park Ave., 26th Floor
                                             New York, NY  10167
                                             Attention:  Brad Pattelli
                                             Fax No.:  212-867-1388
                                             Email:  bpattelli@angelogordon.com
                                                     --------------------------

                                    CREDIT SUISSE FIRST BOSTON


                                    By: /s/ Joseph Brosnan
                                        ----------------------------------------
                                        Name:  Joseph Brosnan
                                        Title: Vice President

                                    By: /s/ Leigh Dworkin
                                        ----------------------------------------
                                        Name:  Leigh Dworkin
                                        Title: Assistant Vice President


                                    Credit Suisse First Boston
                                    Loan Syndications
                                    11 Madison Ave., 5th Floor
                                    New York, NY  10010
                                    Attention:  Joseph Brosnan
                                    Fax No.:  212-538-8119
                                    Email:    Joseph.brosnan@csfb.com
                                              -----------------------



                     [Signature Page to Credit Agreement]

                               KZH CYPRESSTREE-1 LLC


                               By: /s/ Dorian Herrera
                                   ---------------------------------------------
                                   Name:   Dorian Herrera
                                   Title:  Authorized Agent


                               c/o JPMorgan Chase Bank
                               4 Metro Tech Center 11th Floor
                               Brooklyn, NY  11245
                               Attention:  Virginia Conway
                               Phone No.:  718-242-4932/Fax No.: 718-242-6220
                               Email: Virginia.r.conway@chase.com
                                      ---------------------------




                      [Signature Page to Credit Agreement]

                                   SENIOR DEBT PORTFOLIO
                                   By:  Boston Management and Research,
                                        as Investment Advisor

                                   By: /s/ Payson F. Swaffield
                                       -----------------------------------------
                                       Name:  Payson F. Swaffield
                                       Title: Vice President


                                       Senior Debt Portfolio
                                       c/o Boston Management and Research
                                       255 State Street, 6th Floor
                                       Boston, MA  02109
                                       Attention:  Ann Sunderland
                                       Fax No.:  (617) 695-9594
                                       Email:  Asunderland@EatonVance.com
                                               --------------------------




                      [Signature Page to Credit Agreement]

                                    GRAYSON & CO.
                                    By:  Boston Management and Research, as
                                         Investment Advisor


                                     By: /s/ Payson F. Swaffield
                                         ---------------------------------------
                                          Name:  Payson F. Swaffield
                                          Title: Vice President


                                             Grayson & Co.
                                             c/o Boston Management and Research
                                             255 State Street, 6th Floor
                                             Boston, MA  02109
                                             Attention:  Ann Sunderland
                                             Fax No.:  (617) 598-0338
                                             Email:  Asunderland@EatonVance.com
                                                     --------------------------




                      [Signature Page to Credit Agreement]

                                    FIDELITY SUMMER STREET TRUST;
                                    FIDELITY CAPITAL & INCOME FUND


                                    By: /s/ John H. Costello
                                        ----------------------------------------
                                        Name:   John H. Costello
                                        Title:  Assistant Treasurer


                                        c/o Fidelity Investments
                                        82 Devonshire Ave., E31C
                                        Boston, MA  02109
                                        Attention:  Lisa Rymut
                                        Fax No.:  617-476-5174
                                        Email:  lisa.rymut@fmr.com
                                                ------------------



                      [Signature Page to Credit Agreement]

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                    By:  /s/ Robert M. Kadlick
                                         ---------------------------------------
                                         Name:   Robert M. Kadlick
                                         Title:  Duly Authorized Signatory


                                    General Electric Capital Corporation
                                    6 High Ridge Park
                                    Stamford, CT 06927
                                    Attention: Amanda van Heyst
                                    Fax No.: 203-316-7978
                                    Email:     amanda.vanheyst@ge.com




                      [Signature Page to Credit Agreement]

                                     GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                     By:  /s/ Robert S. Fanelli
                                          --------------------------------------
                                          Name: Robert S. Fanelli
                                          Title: Authorized Signatory


                                          Syndicated & Loan Trading
                                          85 Broad St., 6th Floor
                                          New York, NY 1004
                                          Attention: Philip Green
                                          Fax No.: 212-428-9466
                                          Email:   Philip.f.green@gs.com



                      [Signature Page to Credit Agreement]

                                        HIGHLAND LEGACY LIMITED
                                        By: Highland Capital Management, L.P.
                                        as Collateral Manager


                                         By: /s/ [Signature Illegible]
                                            ------------------------------------
                                            Name:
                                            Title:


                                        c/o Highland Capital Management
                                        Two Galleria Tower
                                        13455 Noel Rd., Suite 1300
                                        Dallas, TX 75240
                                        Attention: John Morgan
                                        Fax No.:   972-628-4147
                                        Email:       jmorgan@hcmlp.com
                                                     -----------------



                      [Signature Page to Credit Agreement]

                                    KZH PAMCO LLC


                                    By:  /s/ Dorian Herrera
                                         ---------------------------------------
                                         Name: Dorian Herrera
                                         Title: Authorized Agent


                                    c/o JP Morgan Chase Bank
                                    4 Metro Tech Center 11th Floor
                                    Brooklyn, NY 11245
                                    Attention: Virginia Conway
                                    Phone No.: 718-242-4932/
                                    Fax No.:   718-242-6220
                                    Email:      Virginia.r.conway@chase.com




                      [Signature Page to Credit Agreement]

                                             MIZUHO CORPORATE BANK LTD.


                                             By:  /s/ Noel Purcell
                                                 -------------------------------
                                                 Name:  Noel Purcell
                                                 Title: Senior Vice President


                                             1251 Ave. of the Americas
                                             New York, NY 10020
                                             Attention: Noel Purcell
                                             Fax No.:   212-282-4490
                                             Email: Npurcell@us.mizuho-cb.com
                                                    -------------------------


                      [Signature Page to Credit Agreement]

                                          LEHMAN COMMERCIAL PAPER INC.


                                          By: /s/ Franco J. Chowg
                                             ----------------------------------
                                             Name: Franco J. Chowg
                                             Title: Authorized Signatory


                                          Lehman Commercial Paper Inc.
                                          101 Hudson St.
                                          Jersey City, NJ 07302
                                          Attention: Sally Nancoz
                                          Fax No.: 201-524-5454
                                          Email:   Snancoz@lehman.com
                                                   ------------------



                      [Signature Page to Credit Agreement]

                                     MERRILL LYNCH, PIERCE FENNER & SMITH, INC.


                                     By: /s/ [Signature Illegible]
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     Merrill Lynch, Pierce Fenner & Smith, Inc.
                                     4 World Financial Center, 7th Floor
                                     New York, NY 10080
                                     Attention: Nihir Shah
                                     Fax No.:  212-449-0769
                                     Email:    Nshah22@exchange.ml.com



                      [Signature Page to Credit Agreement]

                                         MORGAN STANLEY EMERGING MARKETS INC


                                         By:  /s/ Edgar A. Sabounghi
                                             -----------------------------------
                                             Name: Edgar A. Sabounghi
                                             Title: Vice President


                                         Morgan Stanley Emerging Markets Inc
                                         1585 Broadway, 2nd Floor
                                         New York, NY 10036
                                         Attention: Ronald Wilhelm
                                         Fax No.:    212-761-0186
                                         Email:  Ron.wilhelm@MorganStanley.com
                                                 -----------------------------




                      [Signature Page to Credit Agreement]

                                          NEWSTART FACTORS INC.


                                          By: /s/ John Dionne
                                              ----------------------------------
                                              Name:  John Dionne
                                              Title: Managing Director


                                          Newstart Factors Inc.
                                          2 Stamford Plaza, Suite 1501
                                          Stamford, CT 06901
                                          Attention: John Dionne
                                          Fax No.: 203-353-3113
                                          Email:   Jdionne@bennettmgmt.com




                      [Signature Page to Credit Agreement]

                                    NORSE CBO, LTD
                                    By:  Regiment Capital Management, LLC
                                         as its Investment Advisor

                                    By:  Regiment Capital Advisors, LLC
                                         its Manager and pursuant to delegated
                                         authority

                                    By: /s/ [Signature Illegible]
                                         Name:
                                         Title:


                                    c/o Regiment Capital
                                    70 Federal St., 7th Floor
                                    Boston, MA 02110
                                    Attention: William Heffron
                                    Fax No.:  617-488-1660
                                    Email:    Bheffron@regimentcapital.com



                      [Signature Page to Credit Agreement]

                                    THE MAINSTAY FUNDS ON BEHALF OF ITS HIGH
                                    YIELD CORPORATE BOND FUND SERIES
                                    By:  MacKay Shields LLC
                                    Its:  Investment Advisor


                                    By:  /s/ Robert A. Nisi
                                        ----------------------------------------
                                        Name: Robert A. Nisi
                                        Title: General Counsel


                                        c/o MacKay Shields
                                        9 W. 57th St.
                                        New York, NY 10019
                                        Attn: Nunzia Mazzoccoli
                                        Fax No.: 212-754-9187
                                        Email:Nunzia.Mazzoccoli
                                        @mackayshields.com



                      [Signature Page to Credit Agreement]

                                        UBS AG, STAMFORD BRANCH


                                        By:  /s/ Jennifer L. Poccia
                                             -----------------------------------
                                             Name:  Jennifer L. Poccia
                                             Title: Associate Director, Banking
                                                    Products Services, US


                                        UBS AG
                                        Stamford Branch
                                        677 Washington Blvd.
                                        Stamford, CT 06901
                                        Attention: Jennifer Poccia
                                        Fax No.:   203-719-3180
                                        Email:     Jennifer.poccia@ubsw.com
                                                   ------------------------


                                        By:  /s/ Anthony N. Joseph
                                             -----------------------------------
                                             Name:   Anthony N. Joseph
                                             Title:  Associate Director, Banking
                                                     Products Services, US



                      [Signature Page to Credit Agreement]

                                    VAN KAMPEN CLO II, LIMITED
                                    By: Van Kampen Investment Advisory Corp
                                        as Collateral Manager


                                    By:  /s/ Darvin D. Pierce
                                         ---------------------------------------
                                         Name: Darvin D. Pierce
                                         Title: Executive Director


                                         Van Kampen CLO II, Limited
                                         1 Parkview Plaza
                                         Oakbrook Terrace, IL 60181
                                         Attention: Donna Tucker
                                         Fax No.: 630-684-6740
                                         Email:    Donna.Tucker@vankampen.com



                      [Signature Page to Credit Agreement]